    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 1999.



                                                      REGISTRATION NO. 333-84853

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                               AMENDMENT NO. 1 TO


                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          OCWEN FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              FLORIDA                                6035                              65-0039856
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)              IDENTIFICATION NO.)

                        1675 PALM BEACH LAKES BOULEVARD
                         WEST PALM BEACH, FLORIDA 33401
                                 (561) 682-8000
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                WILLIAM C. ERBEY
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          OCWEN FINANCIAL CORPORATION
                        1675 PALM BEACH LAKES BOULEVARD
                         WEST PALM BEACH, FLORIDA 33401
                                 (561) 682-8000
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:

                               DENNIS V. OSIMITZ
                                SIDLEY & AUSTIN
                            ONE FIRST NATIONAL PLAZA
                            CHICAGO, ILLINOIS 60603
                                 (312) 853-7000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this Registration Statement becomes effective and the effective time of the proposed merger (the "Merger") of Ocwen Acquisition Company, a wholly-owned indirect subsidiary of the Registrant, with and into Ocwen Asset Investment Corp. ("OAC"), as described herein.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                                                    ------------------

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                  ------------------

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           ------------------


                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  (OCWEN LOGO)

                          Ocwen Financial Corporation
                          Ocwen Asset Investment Corp.
                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT


Fellow shareholders:



The Boards of Directors of Ocwen Financial Corporation and Ocwen Asset Investment Corp. have approved a merger agreement and are seeking your vote on this important transaction. An indirect subsidiary of Ocwen Financial would be merged with OAC so that OAC would become a subsidiary of Ocwen Financial.


If the merger is completed, each holder of OAC common stock (other than Ocwen Financial and its wholly-owned subsidiaries) will receive 0.71 shares of Ocwen Financial common stock for each share of OAC common stock held. The shares of Ocwen Financial common stock to be issued to OAC shareholders will represent approximately 20.3% of the outstanding Ocwen Financial common stock after the merger.

The merger cannot be completed unless (a) the shareholders of OAC approve the plan of merger and the merger agreement and (b) the shareholders of Ocwen Financial approve the issuance of the shares of Ocwen Financial common stock to be issued in the merger. These proposals will be considered at the special meetings of OAC and Ocwen Financial, respectively, for the purpose of considering and voting on these matters. YOUR VOTE IS VERY IMPORTANT.


Whether or not you plan to attend a meeting, let me urge you to please take the time to vote by completing and mailing the enclosed proxy card to us today. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.


The dates, times and places of the meetings are as follows:

For Ocwen Financial shareholders:


     October 7, 1999

     9:00 a.m.
     First Floor Offices of Ocwen Financial
     1675 Palm Beach Lakes Boulevard
     West Palm Beach, Florida

For OAC shareholders:

     October 7, 1999

     10:00 a.m.
     First Floor Offices of OAC
     1675 Palm Beach Lakes Boulevard
     West Palm Beach, Florida

This Joint Proxy Statement/Prospectus provides you with detailed information about the proposed merger. In addition, you may obtain information about Ocwen Financial and OAC from documents that we have filed with the SEC. We encourage you to read this entire document carefully.


If you have any questions or need assistance in voting your shares, please call our proxy solicitor, D.F. King & Co., Inc., toll free at (800) 431-9656.


(William C. Erbey)
William C. Erbey
Chairman and Chief Executive Officer, Ocwen Financial Corporation, and Chairman and Chief Executive Officer, Ocwen Asset Investment Corp.

THE OCWEN FINANCIAL COMMON STOCK TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS HAS NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAS ANY OF THESE ORGANIZATIONS DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE, COMPLETE OR ADEQUATE, OR PASSED UPON THE INVESTMENT MERITS OF THE SECURITIES OFFERED HEREBY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     See "Risk Factors" starting on page 17 for a description of certain material risks and uncertainties that shareholders of OAC and Ocwen Financial should consider in determining whether to approve the merger.


  Joint Proxy Statement/Prospectus dated August 27, 1999, and first mailed to shareholders on or about August 30, 1999.

                          OCWEN FINANCIAL CORPORATION
                        1675 PALM BEACH LAKES BOULEVARD
                         WEST PALM BEACH, FLORIDA 33401

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON OCTOBER 7, 1999


To the Shareholders of Ocwen Financial Corporation:


     A Special Meeting of Shareholders (the "Special Meeting") of Ocwen Financial Corporation, a Florida corporation ("Ocwen Financial"), will be held on Thursday, October 7, 1999, at the first floor offices of Ocwen Financial located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida, commencing at 9:00 a.m., for the following purposes:


          (1) To consider and vote on a proposal to approve the issuance (the "Share Issuance") of shares of common stock, par value $.01 per share (the "Ocwen Financial Common Stock"), pursuant to the Agreement of Merger dated as of July 25, 1999 (the "Merger Agreement") among Ocwen Financial, Ocwen Acquisition Company, a Virginia corporation and a wholly-owned indirect subsidiary of Ocwen Financial ("Acquisition Sub"), and Ocwen Asset Investment Corp., a Virginia corporation ("OAC"), a copy of which is attached as Annex I to the Joint Proxy Statement/Prospectus accompanying this notice. The Merger Agreement provides for the merger of Acquisition Sub with and into OAC (the "Merger"), resulting in OAC becoming a wholly-owned indirect subsidiary of Ocwen Financial. In the Merger, each OAC shareholder (other than Ocwen Financial and its wholly-owned subsidiaries) will be entitled to receive, in exchange for each share of common stock, par value $.01 per share, of OAC held by such shareholder,
     0.71 shares of Ocwen Financial Common Stock.

          (2) To consider and transact such other business as may properly be brought before the Special Meeting or any adjournment thereof.

     AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT IS FAIR AND IN THE BEST INTERESTS OF OCWEN FINANCIAL AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS OF OCWEN FINANCIAL HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND APPROVED THE SHARE ISSUANCE AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE SHARE ISSUANCE AT THE SPECIAL MEETING. YOU ARE URGED TO READ THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY FOR A DESCRIPTION OF THE MERGER AGREEMENT.


     The Board of Directors has fixed August 26, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only holders of Ocwen Financial Common Stock of record at the close of business on such date will be entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.


                                         By Order of the Board of Directors,

                                         (John R. Erbey)

                                         John R. Erbey
                                         Secretary

West Palm Beach, Florida

August 27, 1999


     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. SHAREHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                          OCWEN ASSET INVESTMENT CORP.
                        1675 PALM BEACH LAKES BOULEVARD
                         WEST PALM BEACH, FLORIDA 33401

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON OCTOBER 7, 1999


To the Shareholders of Ocwen Asset Investment Corp.:


     A Special Meeting of Shareholders (the "Special Meeting") of Ocwen Asset Investment Corp., a Virginia corporation ("OAC"), will be held on Thursday, October 7, 1999, at the first floor offices of OAC, 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida, commencing at 10:00 a.m., for the following purposes:



          (1) To consider and vote on a proposal to approve the Agreement of Merger dated as of July 25, 1999 (the "Merger Agreement") among Ocwen Financial Corporation, a Florida corporation ("Ocwen Financial"), Ocwen Acquisition Company, a Virginia corporation and a wholly-owned indirect subsidiary of Ocwen Financial ("Acquisition Sub"), and OAC, a copy of which is attached as Annex I to the Joint Proxy Statement/Prospectus accompanying this notice, and the Plan of Merger, a copy of which is attached as Annex II to the Joint Proxy Statement/Prospectus accompanying this notice. The Plan of Merger and the Merger Agreement provide for the merger of Acquisition Sub with and into OAC (the "Merger"), resulting in OAC becoming a wholly-owned indirect subsidiary of Ocwen Financial and for the Articles of Incorporation of Acquisition Sub, which are attached as an exhibit to the Plan of Merger, to be the Articles of Incorporation of OAC after the Merger and the bylaws of Acquisition Sub to be the bylaws of OAC after the Merger, thereby effecting amendments to OAC's current organizational documents in connection with the Merger. In the Merger, each OAC shareholder (other than Ocwen Financial and its wholly-owned subsidiaries) will be entitled to receive, in exchange for each share of common stock, par value $.01 per share (the "OAC Common Stock"), of OAC held by such shareholder, 0.71 shares of common stock, par value $.01 per share, of Ocwen Financial.


          (2) To consider and transact such other business as may properly be brought before the Special Meeting or any adjournment thereof.

     AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF OAC AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS OF OAC HAS UNANIMOUSLY APPROVED AND ADOPTED THE PLAN OF MERGER AND THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PLAN OF MERGER AND THE MERGER AGREEMENT AT THE SPECIAL MEETING. YOU ARE URGED TO READ THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY FOR A DESCRIPTION OF THE MERGER AGREEMENT.

     Under Virginia law, holders of OAC Common Stock are not entitled to dissenters' rights in connection with the Merger.


     The Board of Directors has fixed August 26, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only holders of OAC Common Stock of record at the close of business on such date will be entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.


                                         By Order of the Board of Directors,

                                         (John R. Erbey)
                                         John R. Erbey
                                         Secretary

West Palm Beach, Florida

August 27, 1999



     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. SHAREHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE. PLEASE DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY CARDS AT THIS TIME. DO NOT SEND IN YOUR STOCK CERTIFICATES UNTIL YOU RECEIVE A LETTER OF TRANSMITTAL.

                               TABLE OF CONTENTS


                                 PAGE NO.
                                 --------
Questions and Answers About the
  Merger.......................       iii
Summary........................         1
  The Companies................         1
  The Merger...................         3
  What OAC Shareholders Will
     Receive in the Merger.....         3
  Reasons for the Merger.......         3
  Risk Factors.................         5
  Conditions to the Merger.....         5
  Termination of the Merger
     Agreement.................         5
  Termination Fee..............         6
  No Solicitation of Competing
     Transactions..............         6
  Dissenters' Rights...........         6
  Certain Litigation...........         6
  Material Federal Income Tax
     Consequences..............         6
  Forward-Looking Statements
     May Prove Inaccurate......         6
  Ocwen Financial Meeting......         7
  OAC Meeting..................         7
  Selected Financial Data......         8
     Selected Historical
       Financial Data of Ocwen
       Financial...............         9
     Selected Historical
       Financial Data of OAC...        12
     Selected Ocwen Financial
       Unaudited Pro Forma
       Condensed Financial
       Data....................        13
  Comparative Unaudited Per
     Share Data................        14
  Comparative Market Price
     Data......................        15
Risk Factors...................        17
  Fixed Exchange Ratio.........        17
  No Termination Right for
     Material Adverse Change...        17
  Uncertainty As to the Amount
     of One-Time Merger-Related
     Costs.....................        18



                                 PAGE NO.
                                 --------
  Future Sales and Prices of
     Ocwen Financial Common
     Stock.....................        18
  Potential Adverse Tax
     Consequences of OAC's
     Failure to Qualify as a
     REIT......................        18
  Payment of 1998 REIT
     Dividend..................        19
The Shareholder Meetings.......        20
  General......................        20
  The Ocwen Financial
     Meeting...................        20
  The OAC Meeting..............        21
  Solicitation of Proxies......        22
The Merger.....................        23
  Background of the Merger.....        23
  Ocwen Financial's Reasons for
     the Merger; Recommendation
     of the Ocwen Financial
     Board of Directors........        26
  Opinion of Morgan Stanley....        28
  OAC's Reasons for the Merger;
     Recommendation of the OAC
     Board of Directors........        32
  Opinion of PaineWebber.......        34
  Form of the Merger...........        38
  Merger Consideration.........        38
  Exchange Agent; Procedures
     for Exchange of OAC Common
     Stock Certificates........        39
  Anticipated Accounting
     Treatment.................        39
  Certain Other Effects of the
     Merger....................        40
  Forward-Looking Statements
     May Prove Inaccurate......        41
  Material Federal Income Tax
     Consequences..............        42
  Certain Litigation...........        43
  Payment of 1998 REIT
     Dividend..................        44
  Dissenters' Rights...........        44

                                 PAGE NO.
                                 --------
The Merger Agreement...........        45
  Certain Representations and
     Warranties................        45
  Certain Covenants and
     Agreements................        47
  Conditions Precedent to the
     Merger....................        49
  Termination..................        51
  Fees and Expenses............        52
  Interim Financing of OAC's
     Operations................        53
  Amendment; Waiver............        53
Regulatory Matters.............        53
Ocwen Financial Unaudited Pro
  Forma Condensed Financial
  Information..................        54
Description of Ocwen
  Financial's Capital Stock....        60
Comparison of Rights of OAC
  Shareholders and Ocwen
  Financial Shareholders.......        62
  Authorized Capital Stock.....        62
  Number of Directors;
     Election;
     Classification............        62



                                 PAGE NO.
                                 --------
  Removal of Directors.........        63
  Special Meetings of
     Shareholders..............        63
  Shareholder Voting Rights
     Generally.................        64
  Shareholder Voting in Certain
     Significant
     Transactions..............        65
  Consent to Actions of
     Shareholders in Lieu of
     Meeting...................        67
  Business Combinations........        67
  Business Conducted at
     Shareholders' Meetings....        68
  Dividends....................        68
  Indemnification..............        69
  Director Conflict of Interest
     Transactions..............        73
  Dissenters' Rights...........        74
Experts........................        75
Legal Matters..................        75
Future Shareholder Proposals...        75
Where You Can Find More
  Information..................        76



Annex I      Agreement of Merger
Annex II     Plan of Merger
Annex III    Opinion of Morgan Stanley & Co. Incorporated
Annex IV     Opinion of PaineWebber Incorporated

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHEN AND WHERE ARE THE SHAREHOLDER MEETINGS?


A: Each company's meeting will take place on Thursday, October 7, 1999 in West Palm Beach, Florida. The address of each meeting is on page 1.


Q:  WHAT DO I NEED TO DO NOW?


A: Just mail your signed proxy card in the enclosed return envelope, as soon as possible, so that your shares may be represented at your meeting. In order to assure that your vote is obtained, please submit your proxy as instructed on your proxy card even if you currently plan to attend a meeting in person. The Ocwen Financial Board of Directors recommends that its shareholders vote in favor of the issuance of shares of Ocwen Financial common stock in the merger. The OAC Board of Directors recommends that its shareholders vote in favor of approval of the plan of merger and the merger agreement.


Q:  WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: Just send in a later-dated, signed proxy card to your company's corporate secretary. Or, you can attend your meeting in person and vote. You may also revoke your proxy by sending a notice of revocation to your company's corporate secretary at the address under "The Companies" on page 1.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them. You should therefore be sure to provide your broker with instructions on how to vote your shares.

    If you are an Ocwen Financial shareholder and do not give voting instructions to your broker, you will not be counted as voting for purposes of the vote on the share issuance unless you appear in person at the Ocwen Financial meeting.

    If you are an OAC shareholder, you must give instructions to your broker in order to vote in favor of the merger.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If the merger is completed, we will send OAC shareholders written instructions for exchanging their share certificates. Ocwen Financial shareholders will keep their existing certificates.

Q:  WHAT WILL OAC SHAREHOLDERS RECEIVE FOR THEIR SHARES?


A: OAC shareholders (other than Ocwen Financial and its wholly-owned subsidiaries) will receive 0.71 shares of Ocwen Financial common stock for each of their shares of OAC common stock. This exchange ratio will not change even if the market price of Ocwen Financial or OAC common stock increases or decreases between now and the date the merger is completed, except in limited circumstances. Accordingly, OAC shareholders will not be able to determine the value of the shares of Ocwen Financial common stock they would receive in the merger at the time they vote on the merger at their meeting. Ocwen Financial will not issue any fractional shares in the merger. Instead, OAC shareholders will receive cash for any fractional share of Ocwen Financial common stock owed to them in an amount based on the market value of Ocwen Financial common stock on the date on which the merger occurs.


Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working towards completing the merger as quickly as possible. We hope to complete the merger shortly after the meetings, assuming the required shareholder approvals are obtained at such meetings.

Q:  WHO DO I CALL IF I HAVE QUESTIONS ABOUT THE MEETINGS OR THE MERGER?


A: Ocwen Financial and OAC shareholders should call D.F. King & Co., Inc., our proxy solicitor, toll free at (800) 431-9656 or Investor Relations at (561) 682-8000.

                                    SUMMARY

     This Summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" (page 76). We have included page references parenthetically to direct you to more complete descriptions of the topics presented in this Summary.


     In the merger, a newly formed subsidiary of Ocwen Financial, will merge with and into Ocwen Asset Investment Corp. OAC will be the surviving corporation in the merger and will become a wholly-owned subsidiary of Ocwen Financial. OAC shareholders (other than Ocwen Financial and its wholly-owned subsidiaries) will receive Ocwen Financial common stock in exchange for their shares of OAC common stock.


     The merger agreement is attached as Annex I to this document. We encourage you to read the merger agreement, as it is the legal document that governs the merger.

                                 THE COMPANIES

OCWEN ASSET INVESTMENT CORP.
1675 Palm Beach Lakes Boulevard
West Palm Beach, Florida 33401
(561) 682-8000

     OAC is a real estate investment trust (a "REIT") based in West Palm Beach, Florida that specializes in investments in real estate and real estate related assets. OAC has invested in underperforming commercial real estate, subordinate commercial mortgage-backed securities, and commercial and residential mortgage loans.


     OAC was incorporated in Virginia on January 22, 1997, and has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended. As such, OAC will generally not be subject to federal income taxation on that portion of its income that it distributes to its shareholders if it distributes at least 95% of its taxable income to its shareholders annually and meets certain other income and asset tests.


     OAC's business and investment affairs are managed by Ocwen Capital Corporation, a wholly-owned subsidiary of Ocwen Financial.

     OAC conducts its business primarily through Ocwen Partnership, L.P., a Virginia limited partnership. Ocwen General, Inc., a Virginia corporation and a wholly-owned qualified REIT subsidiary of OAC, holds a 0.9% interest in Ocwen Partnership and is the general partner of and controls Ocwen Partnership. In addition, Ocwen Limited, Inc., a Virginia corporation and a wholly-owned qualified REIT subsidiary of OAC, currently owns a 90.4% limited partnership interest in Ocwen Partnership. The remaining 8.7% partnership interests in Ocwen Partnership are limited partnership interests held by Ocwen Financial through a wholly-owned subsidiary.

OCWEN FINANCIAL CORPORATION
1675 Palm Beach Lakes Boulevard
West Palm Beach, Florida 33401
(561) 682-8000

     Ocwen Financial is a specialty financial services company which conducts business primarily through Ocwen Federal Bank FSB, a federally chartered savings bank and a wholly-owned subsidiary of Ocwen Financial, and, to a lesser extent, through other non-bank subsidiaries.

     Ocwen Financial is a registered savings and loan holding company subject to regulation by the Office of Thrift Supervision. Ocwen Federal Bank is subject to regulation by the Office of Thrift Supervision, as its chartering authority, and by the Federal Deposit Insurance Corporation, as a result of its membership in the Savings Association Insurance Fund, which insures Ocwen Federal Bank's deposits up to the maximum extent permitted by law. Ocwen Federal Bank is also subject to regulation by the Board of Governors of the Federal Reserve System and currently is a member of the Federal Home Loan Bank of New York, one of the twelve regional banks which comprise the FHLB System.


     Ocwen Financial's strategy focuses on what it believes to be the current trend toward the growth in the sale or outsourcing of servicing of nonperforming and underperforming loans by financial institutions and government agencies, particularly in the event that credit quality for a product line (such as subprime mortgage loans) deteriorates. Ocwen Financial's strategy also focuses on leveraging its technology infrastructure and core expertise to expand its activities into related business lines both for itself and on a fee basis for others through its wholly-owned subsidiary, Ocwen Technology Xchange, Inc.



     On November 6, 1997, Ocwen Financial acquired AMOS, Inc., a Connecticut-based company engaged primarily in the development of the REAL-e(TM) mortgage loan servicing software. The REAL-e(TM) products are Microsoft(R) Windows(R)-based, have client/server architecture and feature real-time processing, are designed to be year 2000 compliant, feature a scalable database platform and have strong workflow capabilities. On January 20, 1998, Ocwen Financial acquired DTS Communications, Inc., a real estate technology company located in Carlsbad, California. Through this acquisition, Ocwen Financial has developed technology tools to automate real estate and mortgage transactions, which technology has been recognized by Microsoft Corporation for the Microsoft(R) component-based architecture to facilitate electronic data interchange. On June 2, 1999, Ocwen Financial acquired substantially all of the assets of Synergy Software, LLC, a leading developer of commercial and multifamily loan servicing software located in Nashville, Tennessee. Synergy is in the final stages of developing its SynergyOPEN(TM) software, a 32-bit, Microsoft(R) Windows-based commercial and multifamily mortgage servicing system that employs multi-tier architecture to allow distributed computing. AMOS, DTS and Synergy are wholly-owned subsidiaries of Ocwen Technology Xchange.



     The principal products of Ocwen Technology Xchange are REALTransSM, REAL-e(TM)


and SynergyOPEN(TM). REALTransSM is a web-based application that automates the ordering, tracking, management and receipt of products and services via the Internet for real estate transactions and the origination and servicing of mortgage loans. Products currently supported include title insurance, appraisals, escrow, field services, inspections, warranty, broker price opinions, and real property data. This application allows users remote access to send, receive, and track information from any location. The user is able to track the status of orders, and send and receive messages, as well as documents. In addition, the REALTransSM application includes several forms that can be completed online, thereby facilitating the sending of actual data, not just images of documents. REALTransSM provides data integrity because all data is backed up and stored at a secure off-site facility. Ocwen Financial is making its advanced loan resolution technology, REAL-e(TM), available to third parties through the marketing of software licenses. SynergyOPENSM Loan Servicing System is a comprehensive commercial and multifamily mortgage loan servicing and administration system. The SynergyOPENSM system is a 32-bit Microsoft(R) Windows-based application employing scalable multi-tier architecture supporting a standard SQL database. Ocwen Technology Xchange also provides consulting services related to its software and Internet products.



     On May 5, 1998, Ocwen Financial, through a wholly-owned subsidiary, acquired 1,473,733 partnership units of Ocwen Partnership. This purchase was in addition to the 160,000 units owned at December 31, 1997, and the 175,000 units acquired on February 17, 1998, for which the subsidiary of Ocwen Financial exchanged shares of OAC common stock, increasing the total number of units owned by such subsidiary to 1,808,733 or 8.7% of the total partnership units outstanding at December 31, 1998. OAC is managed by Ocwen Capital Corporation, a wholly-owned subsidiary of Ocwen Financial formed in 1997. On August 26, 1999, a wholly-owned subsidiary of Ocwen Financial owned 1,540,000 or 8.1% of the outstanding common stock of OAC.

OCWEN ACQUISITION COMPANY
1675 Palm Beach Lakes Boulevard
West Palm Beach, Florida 33401
(561) 682-8000

     Ocwen Acquisition Company is a company formed by Ocwen Financial on July 21, 1999 solely for use in the merger.

                                   THE MERGER

WHAT OAC SHAREHOLDERS WILL RECEIVE IN THE MERGER (PAGE 38)


     If the plan of merger and the merger agreement are approved and the merger is consummated, each OAC shareholder (other than Ocwen Financial and its wholly-owned subsidiaries) will receive, for each share of OAC common stock owned immediately prior to the merger, 0.71 shares of Ocwen Financial common stock. OAC shareholders will receive cash instead of any fractional shares of Ocwen Financial common stock.


REASONS FOR THE MERGER (PAGES 26 AND 32)


     The Ocwen Financial Board of Directors unanimously approved the merger agreement, the merger and the issuance of Ocwen Financial common stock in the merger. The Ocwen Financial Board believes that the merger agreement is fair and in the best interests of Ocwen Financial and its shareholders. In reaching its decision, the Ocwen Financial Board considered a number of factors, including the following:


- the familiarity of Ocwen Financial, as the parent entity of the manager of OAC, with OAC's assets and the Ocwen Financial Board's belief that this familiarity, together with the larger equity base, greater liquidity and access to funding that Ocwen Financial has compared to OAC, would facilitate Ocwen Financial's repositioning of OAC's assets;

- the results of operations, financial condition, competitive position and prospects of OAC and Ocwen Financial as separate and combined entities;


- presentations by Morgan Stanley & Co. Incorporated, discussions with Morgan Stanley and Morgan Stanley's opinion that, as of July 25, 1999, based upon and subject to the conditions set forth in the opinion, the exchange ratio pursuant to the merger agreement is fair, from a financial point of view, to Ocwen Financial;


- the Ocwen Financial Board's belief that the merger was the most effective way to maximize the return on Ocwen Financial's investment in OAC, which represents 8.1% of the outstanding OAC common stock and an 8.7% limited partnership interest in Ocwen Partnership;

- that the merger is not expected to trigger an obligation of OAC to offer to purchase OAC's outstanding publicly traded debt;


- the significant liquidity issues facing OAC, due to restrictive covenants in its debt securities and the requirement that OAC pay a dividend in order to maintain its status as a REIT for 1998, and the difficulty of repositioning OAC's assets due to these liquidity restrictions and OAC's size;


- the trading prices and volumes (as well as prospects for future growth in value) of OAC and Ocwen Financial common stock, including the poor market performance of REIT equity securities in the last twelve months, which would make the prospects for liquidating Ocwen Financial's investment in OAC unlikely;

- the Ocwen Financial Board's belief that the merger would provide OAC's other shareholders with the opportunity to own an equity interest in Ocwen Financial, a larger, diversified financial services company; and

- the Ocwen Financial Board's belief that the merger would reduce certain operating expenses of managing OAC's business and assets.

     To review Ocwen Financial's reasons for the merger in greater detail, see "The Merger -- Ocwen Financial's Reasons for the Merger; Recommendation of the Ocwen Financial Board of Directors" starting on page 26.

     The OAC Board of Directors unanimously approved the plan of merger and the merger agreement and recommends that OAC shareholders vote to approve the plan of merger and the merger agreement. The OAC Board believes that the merger agreement and the merger are in the best interests of OAC and its shareholders. In reaching its decision, the OAC Board considered a number of factors, including the following:



- OAC's substantial losses on its investments in mortgage-related securities during 1998 and the first and second quarters of 1999, which losses were attributed to increased prepayment speeds on underlying mortgage loans, widening spreads on mortgage-related securities and declining market liquidity for mortgage-related securities. This decreased liquidity created a situation in which OAC had limited amounts of cash to pay dividends to maintain its REIT status, acquire additional assets, fund additional loans, meet margin requirements or obtain new financing lines and as a result of which OAC was in danger of violating certain minimum net worth covenant restrictions with its financing sources, which ultimately could result in certain financing lines being required to be paid in full prior to maturity;


- the current and prospective economic and competitive environment facing OAC's industry generally and OAC in particular;


- the terms of the merger agreement and the merger, including the exchange ratio, noting that it reflected a 19% premium for the holders of OAC common stock based on the closing prices of Ocwen Financial common stock and OAC common stock on July 23, 1999, the last trading day prior to the approval by the OAC Board of the merger and a 38% premium based on the closing price of OAC common stock on April 15, 1999, the day prior to the public announcement of Ocwen Financial's initial proposal;


- the OAC Board's belief that, based on the exchange ratio and estimated earnings for OAC and Ocwen Financial, the merger would be accretive to OAC's shareholders based on net income received per share of OAC common stock exchanged into 0.71 shares of Ocwen Financial common stock;


- the process conducted by the Special Committee of the OAC Board and PaineWebber Incorporated, its financial advisor, in exploring and determining the potential value which could be realized by OAC's shareholders in a business combination (including the contacts between OAC and its financial advisor and certain third parties determined to be the most likely companies to be both interested in and financially and otherwise capable of engaging in a business combination transaction with OAC) relative to the prospects of OAC continuing to operate on an independent basis (see "The Merger -- Background of the Merger" starting on page 23);


- the review by the OAC Board of alternatives to the merger for enhancing shareholder value, the range of possible values to OAC's shareholders obtainable through implementation of such alternatives, and the timing and likelihood of actually achieving such value, and the OAC Board's belief, based upon such review, that there existed significant uncertainty as to whether such alternatives would result in greater value for OAC's shareholders than the value to be realized in the merger;

- the recommendation of the Special Committee of the OAC Board, which considered the same factors described considered by the OAC Board as a whole and the opinion, analyses and presentations of PaineWebber to the Special Committee to the effect that, as of the date of the opinion and based upon and subject to certain matters stated in the opinion, the merger consideration is fair, from a financial point of view, to OAC's shareholders (other than Ocwen Financial); and

- the following additional factors:

     - the reduction in voting power of OAC's shareholders after the merger,

     - the possibility that the anticipated benefits of the merger might not be fully realized,

     - that the merger will expose OAC's shareholders to the benefits and risks associated with the operations of Ocwen Financial,

     - the significant transaction costs involved in connection with consummating the merger, and

     - the potential obligation of OAC to pay a termination fee, under certain circumstances, if the merger is not consummated.


     To review OAC's reasons for the merger in greater detail, see "The Merger -- OAC's Reasons for the Merger; Recommendation of the OAC Board of Directors" starting on page 32.


RISK FACTORS (PAGE 17)

     Shareholders of Ocwen Financial and OAC should consider, in addition to all the other information in this Joint Proxy Statement/ Prospectus, the specific risk factors associated with the merger discussed in the section entitled "Risk Factors." These risk factors include: a fixed exchange ratio, the absence of a right to terminate the merger agreement in the event of a material adverse change in the business of the other party, uncertainty in the amount of one-time merger-related costs and OAC's ability to pay the dividend required for it to retain its REIT status for 1998. See "Risk Factors" and "The Merger
Agreement -- Interim Financing of OAC's Operations."


CONDITIONS TO THE MERGER (PAGE 49)


     Ocwen Financial and OAC will not complete the merger unless a number of conditions are satisfied or waived by them. These include the following:

- approval of the proposals relating to the merger presented at the Ocwen Financial shareholder meeting and the OAC shareholder meeting;

- approval for listing on the New York Stock Exchange of the Ocwen Financial common stock issuable in the merger;

- no order or injunction existing that would prevent the consummation of the merger;

- all material regulatory approvals and consents having been obtained;

- applicable representations and warranties of each of Ocwen Financial and OAC contained in the merger agreement being true and correct in all material respects at the closing;

- each of Ocwen Financial and OAC having performed in all material respects each of its obligations under the merger agreement;

- certain events involving bankruptcy with respect to Ocwen Financial not having occurred; and


- subject to certain exceptions, the OAC Board having declared, with a record date at least fourteen days prior to the merger, the dividend required for OAC to maintain its status as a REIT for 1998.


     The merger is expected to occur, and the OAC common stock to be converted into Ocwen Financial common stock, no later than two business days after Ocwen Financial and OAC satisfy or waive all the conditions specified in the merger agreement.

TERMINATION OF THE MERGER AGREEMENT

(PAGE 51)



     OAC and Ocwen Financial can agree at any time to terminate the plan of merger and the merger agreement without completing the merger, and the plan of merger and the merger agreement may be terminated in the following circumstances:


- if the merger is not completed by December 31, 1999;

- if either Ocwen Financial or OAC breaches its representations, warranties, covenants or agreements and the breach cannot be cured within 30 days, provided such breach would be reasonably likely to result in a material adverse effect;

- if an order enjoining the merger has become final and nonappealable;


- if the average of the closing prices of Ocwen Financial common stock for the ten trading days ending on the tenth day prior to the closing date of the merger is less than $6.80, OAC may terminate the merger agreement. However, Ocwen Financial may postpone the closing for fifteen trading days, during the first ten of which a new average closing price will be determined, and if such average closing price is more than $6.80, the merger agreement will not terminate, and if the average closing price is $6.80 or less, Ocwen Financial will have the option to increase the exchange ratio in the merger pursuant to a formula specified in the merger agreement;



- if the approval of the OAC shareholders is not obtained at the OAC meeting; or


- if the Board of Directors of OAC has withdrawn or modified its recommendation of the merger in a manner adverse to Ocwen Financial.


TERMINATION FEE (PAGE 52)


     The merger agreement requires OAC to pay Ocwen Financial a termination fee of $3 million under certain circumstances in connection with the termination of the merger agreement. The termination fee may discourage persons from making a competing offer for OAC common stock.


NO SOLICITATION OF COMPETING TRANSACTIONS (PAGE 48)


     The merger agreement restricts OAC's ability to entertain or encourage alternative acquisition transactions (other than participating in discussions and negotiations with persons making unsolicited requests for information). OAC must promptly notify Ocwen Financial if it receives offers or proposals for any such alternative transactions.

DISSENTERS' RIGHTS (PAGE 44)


     OAC shareholders have no dissenters' rights in connection with the merger.


CERTAIN LITIGATION (PAGE 43)



     On April 20, 1999, a complaint was filed on behalf of a putative class of public shareholders of OAC in the Circuit Court of the Fifteenth Judicial Circuit, Palm Beach County, Florida against Ocwen Financial and OAC and certain directors of Ocwen Financial and OAC. On April 23, 1999, a complaint was filed on behalf of putative classes of public shareholders of OAC in the Circuit Court of the Fifteenth Judicial Circuit, Palm Beach County, Florida against OAC and certain directors of OAC. The plaintiffs in both complaints seek to enjoin consummation of a transaction between Ocwen Financial and OAC. Alternatively, in the event such a transaction is consummated, the plaintiffs seek damages for alleged breaches of common law fiduciary duties. See "The Merger -- Certain Litigation."



MATERIAL FEDERAL INCOME TAX CONSEQUENCES (PAGE 42)


     A shareholder of OAC generally will recognize gain or loss for federal income tax purposes in the merger in an amount equal to the difference between
(a) the fair market value of the shares of Ocwen Financial common stock and any cash in lieu of a fractional share received in the merger and (b) the adjusted tax basis in such shareholder's OAC common stock.


     YOU SHOULD CONSULT YOUR TAX ADVISOR TO UNDERSTAND FULLY THE TAX CONSEQUENCES OF THE MERGER TO YOU. SEE "THE MERGER -- MATERIAL FEDERAL INCOME TAX CONSEQUENCES" STARTING ON PAGE 42.



FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE (PAGE 41)


     We have made forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of

1934, as amended, in this document and in documents to which we have referred you. These forward-looking statements, which are based on various assumptions (some of which are beyond our control), may be identified by reference to a future period or by the use of forward-looking terminology such as "anticipate," "believe," "commitment," "consider," "continue," "could," "encourage," "estimate," "expect," "foresee," "intend," "in the event of," "may," "plan," "present," "propose," "prospect," "update," "whether," "will," "would," future or conditional verb tenses, similar terms, variations on such terms or negatives of such terms. You will find many of these statements in the following sections:


- "The Merger -- Background of the Merger" (page 23)



- "The Merger -- Ocwen Financial's Reasons for the Merger; Recommendation of the Ocwen Financial Board of Directors" (page 26)


- "The Merger -- OAC's Reasons for the Merger; Recommendation of the OAC Board of Directors" (page 32)


- "The Merger -- Opinion of Morgan Stanley" (page 28)



- "The Merger -- Opinion of PaineWebber" (page 34)


     Although we believe the anticipated results or other expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that those results or expectations will be attained. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of factors, including, but not limited to, those described in exhibits to Ocwen Financial's and OAC's most recent Annual Reports on Form 10-K.

OCWEN FINANCIAL MEETING (PAGE 20)


     At the Ocwen Financial meeting, the holders of Ocwen Financial common stock will be asked to approve the issuance of shares of Ocwen Financial common stock in the merger. The close of business on August 26, 1999 is the record date for determining if an Ocwen Financial shareholder is entitled to vote at the special meeting. At that date, there were 60,591,656 shares of Ocwen Financial common stock outstanding. Each share is entitled to one vote at the Ocwen Financial meeting. The affirmative vote of a majority of the votes cast by Ocwen Financial shareholders is required to approve such issuance of shares, provided that the total votes cast on the proposal represent over 50% of all securities of Ocwen Financial entitled to vote on such proposal. On August 26, 1999, directors and executive officers of Ocwen Financial owned and had the right to vote 30,836,100 shares (approximately 50.9%) of the shares of Ocwen Financial common stock then outstanding.


OAC MEETING (PAGE 21)


     At the OAC meeting, the holders of OAC common stock will be asked to approve the plan of merger and the merger agreement. The close of business on August 26, 1999 is the record date for determining if an OAC shareholder is entitled to vote at the OAC meeting. At that date, there were 18,965,000 shares of OAC common stock outstanding. Each share is entitled to one vote at the OAC meeting. The vote of more than two-thirds of the outstanding shares is required to approve the merger agreement. On August 26, 1999, a wholly-owned subsidiary of Ocwen Financial and directors and executive officers of OAC owned and had the right to vote 1,732,000 shares (approximately 9.1%) of the shares of OAC common stock then outstanding.

                            SELECTED FINANCIAL DATA



     The following tables present (i) selected financial data for each of Ocwen Financial and OAC on an historical basis and (ii) selected unaudited pro forma financial data reflecting the consummation of the merger. The selected unaudited pro forma financial data has been prepared giving effect to the merger using the purchase method of accounting. For a description of the effect of purchase accounting on the merger and the historical financial statements of Ocwen Financial, see "The Merger -- Anticipated Accounting Treatment."



     The selected unaudited pro forma financial data reflects the merger based upon preliminary purchase accounting adjustments. Actual adjustments, which may include adjustments to additional assets, liabilities and other items, will be made on the basis of appraisals and evaluations as of the effective time of the merger and, therefore, are likely to differ from those reflected in the unaudited pro forma selected financial data. Ocwen Financial believes that the actual adjustments, in the aggregate, will not be materially different from those herein.



     The unaudited pro forma selected financial data does not purport to be indicative of the results of future operations.



     The selected financial data for Ocwen Financial and OAC is based on and derived from, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of Ocwen Financial and OAC, which are incorporated herein by reference. The information set forth in the selected unaudited pro forma financial data should be read in connection with the unaudited pro forma condensed financial information and notes thereto appearing elsewhere herein. Results of each of Ocwen Financial and OAC for the six months ended June 30, 1999 are not necessarily indicative of results expected for the entire year. In the opinion of Ocwen Financial and OAC, all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of results of interim periods have been included. See "Where You Can Find More Information."

             SELECTED HISTORICAL FINANCIAL DATA OF OCWEN FINANCIAL


                                              SIX MONTHS ENDED
                                                  JUNE 30,                            YEAR ENDED DECEMBER 31,
                                           -----------------------   ----------------------------------------------------------
                                              1999         1998       1998(1)        1997         1996      1995(2)    1994(2)
                                           ----------   ----------   ----------   ----------   ----------   --------   --------
                                                                (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
OPERATIONS DATA:
Interest income..........................  $  129,081   $  152,915   $  307,694   $  272,531   $  193,894   $137,275   $131,458
Interest expense.........................      76,636       93,432      184,893      156,289      116,160     84,060     62,598
                                           ----------   ----------   ----------   ----------   ----------   --------   --------
  Net interest income before provision
    for loan losses......................      52,445       59,483      122,801      116,242       77,734     53,215     68,860
Provision for loan losses................       4,362       11,929       18,509       32,218       22,450      1,082         --
                                           ----------   ----------   ----------   ----------   ----------   --------   --------
  Net interest income after provision for
    loan losses..........................      48,083       47,554      104,292       84,024       55,284     52,133     68,860
                                           ----------   ----------   ----------   ----------   ----------   --------   --------
Gain (loss) on interest-earning assets,
  net....................................      14,275      (23,261)      (1,594)      82,212       21,682      6,916      5,727
Servicing fees and other charges.........      37,180       23,696       59,180       25,962        4,682      2,870      4,786
Gain on sale of branch offices...........          --           --           --           --           --      5,430     62,600
Gain on sale of real estate owned, net...       3,306       11,547       14,033        7,277        3,827      9,540      5,995
Other non-interest income................      15,625       15,648       39,696        8,498        7,112      6,385      2,467
                                           ----------   ----------   ----------   ----------   ----------   --------   --------
  Total non-interest income..............      70,386       27,630      111,315      123,949       37,303     31,141     81,575
                                           ----------   ----------   ----------   ----------   ----------   --------   --------
Compensation and employee benefits.......      51,540       51,247      115,556       77,573       39,043     24,797     42,776
Other non-interest expense...............      48,368       39,013      110,838       49,301       30,563     20,776     26,082
                                           ----------   ----------   ----------   ----------   ----------   --------   --------
  Total non-interest expense.............      99,908       90,260      226,394      126,874       69,606     45,573     68,858
                                           ----------   ----------   ----------   ----------   ----------   --------   --------
Distributions on Capital Securities......       6,797        6,797       13,594        5,249           --         --         --
Equity in earnings (losses) of investment
  in unconsolidated entities(3)..........      (4,713)         544       (7,985)      23,688       38,320         --         --
Income tax benefit (expense).............      (1,396)       5,810       30,699      (21,309)     (11,159)    (4,562)   (29,724)
Minority interest in net (income) loss of
  consolidated subsidiary................         128          (35)         467          703           --         --         --
                                           ----------   ----------   ----------   ----------   ----------   --------   --------
Income (loss) from continuing
  operations.............................       5,783      (15,554)      (1,200)      78,932       50,142     33,139     51,853
Discontinued operations(4)...............          --           --           --           --           --     (7,672)    (4,514)
                                           ----------   ----------   ----------   ----------   ----------   --------   --------
Net income (loss)........................  $    5,783   $  (15,554)  $   (1,200)  $   78,932   $   50,142   $ 25,467   $ 47,339
                                           ==========   ==========   ==========   ==========   ==========   ========   ========
Income (loss) from operations per
  share(4):
  Basic..................................  $     0.10   $    (0.26)  $    (0.02)  $     1.40   $     0.99   $   0.64   $   0.81
  Diluted................................  $     0.10   $    (0.26)  $    (0.02)  $     1.39   $     0.94   $   0.60   $   0.76
Net (loss) income per share:
  Basic..................................  $     0.10   $    (0.26)  $    (0.02)  $     1.40   $     0.99   $   0.49   $   0.74
  Diluted................................  $     0.10   $    (0.26)  $    (0.02)  $     1.39   $     0.94   $   0.46   $   0.69
Weighted average shares outstanding:
  Basic..................................  60,765,485   60,682,432   60,736,950   56,185,956   50,556,572   51,712,415 64,389,740
  Diluted................................  60,807,036   60,682,432   60,736,950   56,836,484   53,378,882   55,538,160 68,168,320

                               AS OF JUNE 30,                              AS OF DECEMBER 31,
                           -----------------------   --------------------------------------------------------------
                              1999         1998       1998(1)        1997         1996       1995(1)      1994(1)
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                            (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
  Total assets...........  $3,012,267   $3,505,579   $3,308,079   $3,069,165   $2,483,685   $1,973,590   $1,226,403
  Securities available
    for sale.............     733,271      589,283      593,347      476,796      354,005      337,480      187,717
  Loans available for
    sale(5)..............     132,425      338,359      177,847      177,041      126,366      251,790      102,293
  Investment
    securities...........      10,825       87,378       10,825       10,825        8,901       18,665       17,011
  Mortgage-related
    securities held for
    investment, net......          --           --           --           --           --           --       91,917
  Loan portfolio,
    net(5)...............     133,678      280,951      230,312      266,299      402,582      295,605       57,045
  Discount loan
    portfolio, net(5)....   1,008,764    1,421,506    1,026,511    1,434,176    1,060,953      669,771      529,460
  Investment in
    low-income housing
    tax credit
    interests............     180,566      132,983      144,164      128,614       93,309       81,362       49,442
  Real estate owned,
    net(6)...............     183,162      151,607      201,551      167,265      103,704      166,556       96,667
  Investment in
    unconsolidated
    entities.............      79,958           --       86,893        3,526       67,909           --           --
  Excess of purchase
    price over net assets
    acquired, net........      17,030       36,372       12,706       15,560           --           --           --
  Deposits...............   1,874,553    2,144,377    2,175,016    1,982,822    1,919,742    1,501,646    1,023,268
  Borrowings and other
    interest-bearing
    obligations..........     507,016      680,896      476,336      453,529      300,518      272,214       25,510
  Capital Securities.....     125,000      125,000      125,000      125,000           --           --           --
  Shareholders'
    equity(7)............     435,987      427,299      436,376      419,692      203,596      139,547      153,383


                               SIX MONTHS ENDED
                                   JUNE 30,                              YEAR ENDED DECEMBER 31,
                            -----------------------   --------------------------------------------------------------
                               1999         1998       1998(1)        1997         1996       1995(1)      1994(1)
                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                             (DOLLARS IN THOUSANDS)
OTHER DATA:
Average assets(8).........  $3,193,084   $3,623,476   $3,586,985   $2,835,514   $2,013,283   $1,521,368   $1,714,953
Average equity............     438,260      430,544      427,512      290,030      161,332      121,291      119,500
Return on average
  assets(8)(9):
  Income (loss) from
    continuing
    operations............        0.36%       (0.86)%      (0.03)%       2.78%        2.49%        2.18%        3.02%
  Net income (loss).......        0.36        (0.86)       (0.03)        2.78         2.49         1.67         2.76
Return on average
  equity(9):
  Income (loss) from
    continuing
    operations............        2.64        (7.23)       (0.28)       27.22        31.08        27.32        43.39
  Net income (loss).......        2.64        (7.23)       (0.28)       27.22        31.08        21.00        39.61
Average equity to average
  assets..................       13.73        11.88        11.92        10.23         8.01         7.97         6.97
Net interest spread.......        4.60         3.56         3.98         4.81         5.46         5.25         4.86
Net interest margin.......        4.56         3.97         4.32         4.91         4.84         4.54         4.75
Efficiency ratio(10)......       84.58       102.98       100.12        48.08        45.39        54.00        45.77
Allowance for loan losses
  to total loans(11)......        4.19         1.45         2.09         1.37         0.87         0.65         1.84
Bank regulatory capital
  ratios at end of period:
  Tangible................        9.50         9.64         9.07        10.66         9.33         6.52        11.28
  Core (Leverage).........        9.50         9.64         9.07        10.66         9.33         6.52        11.28
  Risk-based..............       17.92        16.11        17.26        14.83        12.85        11.80        14.74

NOTES TO SELECTED HISTORICAL FINANCIAL DATA


 (1) Financial results for 1998 reflect pre-tax impairment charges of $152.8 million, of which $86.1 million related to Ocwen Financial's portfolio of AAA-rated agency interest-only securities ("IOs"), $43.6 million related to residual and subordinate securities available for sale, $13.0 million was for the anticipated curtailment of its domestic subprime lending operations, $8.2 million was for losses on its equity investments in OAC and Ocwen Partnership, and $1.9 million related to an impaired commercial real estate investment. Exclusive of these impairment charges and related income taxes, net income for 1998 would have been $95.9 million.

 (2) Financial data at December 31, 1995 and 1994, reflects Ocwen Financial's sale of two and 23 branch offices, respectively, which resulted in the transfer of deposits of $111.7 million and $909.3 million, respectively, and resulted in a gain on sale of $5.4 million and $62.6 million during 1995 and 1994, respectively. Operations data for 1995 and 1994 reflect the gains from these transactions. Exclusive of these gains and related income taxes and profit sharing expense, Ocwen Financial's income from continuing operations would have been $30.3 million and $24.0 million during 1995 and 1994, respectively.

 (3) Results for 1998 related primarily to Ocwen Financial's 16.83% combined investment in OAC and Ocwen Partnership, and its 36.07% investment in Norland Capital Group plc, doing business as Kensington Mortgage Company, a leading originator of non-conforming residential mortgages in the United Kingdom. Results for 1997 and 1996 related to Ocwen Financial's investment in BCBF, L.L.C., a 50% owned joint venture formed between Ocwen Financial and BlackRock Capital Finance to acquire loans from the Department of Housing and Urban Development in April 1996.


 (4) In September 1995, Ocwen Financial announced its decision to dispose of its automated banking division, which disposal was substantially complete at December 31, 1995.


 (5) The discount loan portfolio consists of mortgage loans purchased at a discount to the unpaid debt, most of which were nonperforming or subperforming at the date of acquisition. The loan portfolio and loans available for sale consist of other loans which were originated or purchased by Ocwen Financial for investment or for potential sale, respectively. Data related to discount loans does not include discount loans held by BCBF, L.L.C.

 (6) Real estate owned consists of properties acquired by foreclosure or by deed-in-lieu thereof and is primarily attributable to Ocwen Financial's discount loan acquisition and resolution business.

 (7) Reflects Ocwen Financial's repurchase of 17,630,120 shares of its common stock during 1995 for an aggregate of $42.0 million.

 (8) Includes Ocwen Financial's pro rata share of the average assets held by BCBF, L.L.C. during 1997 and 1996.

 (9) Exclusive of the after-tax impairment charges of $97.1 million recorded in 1998, the return on average assets would have been 2.64%, and the return on average equity would have been 22.16%. Exclusive of the $7.1 million one-time assessment to recapitalize the Savings Association Insurance Fund in 1996 and of the gains from the sales of branch offices in 1995 and 1994 and related income taxes, (i) return on average assets on income from operations would have been 2.54%, 2.00% and 1.40% during 1996, 1995 and 1994, respectively, and (ii) return on average equity on income from operations would have been 33.35%, 25.02% and 20.06% during 1996, 1995 and 1994, respectively.

(10) The efficiency ratio represents non-interest expense divided by the sum of net interest income before provision for loan losses, non-interest income and equity in earnings of investment in unconsolidated entities. Exclusive of the impairment charges of $152.8 million recorded in 1998, the efficiency ratio would have been 58.05%. Exclusive of the Savings Association Insurance Fund assessment in 1996 and gains from the sales of branch offices in 1995 and 1994, the efficiency ratio would have been 41.33%, 56.34% and 64.14% during 1996, 1995 and 1994, respectively.

(11) Nonperforming loans and total loans do not include loans in Ocwen Financial's discount loan portfolio or loans available for sale.

                   SELECTED HISTORICAL FINANCIAL DATA OF OAC


                                                                SIX MONTHS ENDED                       PERIOD MAY 14
                                                                    JUNE 30,             YEAR ENDED       THROUGH
                                                            -------------------------   DECEMBER 31,   DECEMBER 31,
                                                               1999          1998           1998           1997
                                                            -----------   -----------   ------------   -------------
                                                                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
OPERATIONS DATA:
Interest income...........................................  $    37,256   $    22,799   $    62,958     $    13,462
Interest expense..........................................       19,036         6,241        27,528              --
                                                            -----------   -----------   -----------     -----------
  Net interest income before provision for loan losses....       18,220        16,558        35,430          13,462
Provision for loan losses.................................          479           206           642              --
                                                            -----------   -----------   -----------     -----------
  Net interest income after provision for loan losses.....       17,741        16,352        34,788          13,462
(Loss) on interest earning assets.........................      (31,362)      (17,077)      (86,267)             --
Real estate (loss) income, net............................         (494)          548         1,140           1,494
Non-interest expenses.....................................        6,782         3,360        13,317           3,155
Extraordinary gain on repurchase of debt..................           --            --           615              --
Minority interest in net loss (income) of consolidated
  subsidiary..............................................        1,946          (321)        4,855              (9)
                                                            -----------   -----------   -----------     -----------
  Net (loss) income.......................................  $   (18,951)  $    (3,858)  $   (58,186)    $    11,792
                                                            ===========   ===========   ===========     ===========
COMMON STOCK DATA:
Earning (loss) per share from operations before
  extraordinary item:
  Basic...................................................  $     (1.00)  $     (0.20)  $     (3.10)    $      0.62
  Diluted.................................................  $     (1.00)  $     (0.20)  $     (3.10)    $      0.60
Net earnings (loss) per share:
  Basic...................................................  $     (1.00)  $     (0.20)  $     (3.07)    $      0.62
  Diluted.................................................  $     (1.00)  $     (0.20)  $     (3.07)    $      0.60
Weighted average common shares outstanding:
  Basic...................................................   18,965,000    18,965,000    18,965,000      19,108,789
  Diluted.................................................   18,965,000    18,965,000    18,965,000      19,564,770
Book value per share......................................  $     10.97   $     14.73   $     11.66     $     14.30
Cash dividends per share..................................  $        --   $      0.74   $      1.18     $      0.73



                                                                 AS OF JUNE 30,              AS OF DECEMBER 31,
                                                            -------------------------   ----------------------------
                                                               1999          1998           1998           1997
                                                            -----------   -----------   ------------   -------------
                                                                             (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Total assets..............................................  $   778,609   $   822,050   $   888,326     $   288,003
Cash and cash equivalents.................................       32,373        13,101        53,365          48,677
Securities available for sale.............................      284,488       415,933       351,154         146,027
Commercial and multi-family loans, net....................       79,478        44,866        65,283           9,481
Residential loans, net....................................        6,064       138,669         8,058           6,350
Discount loan portfolio, net..............................        5,618         8,512         5,618          26,979
Investment in real estate, net............................      211,368       176,925       208,059          45,430
Minority interest.........................................       21,968        29,886        23,914           2,942
Securities sold under agreements to repurchase............       73,847       223,820       138,612              --
Obligations outstanding under line of credit..............       41,015       154,179        34,472              --
Obligations outstanding under line of credit -- secured by
  real estate.............................................      143,756       115,236       142,557              --
11.5% Redeemable Notes due 2005...........................      143,000            --       143,000              --
Shareholders' equity......................................      208,008       273,681       221,176         271,258
SELECTED OTHER DATA AND RATIOS:
Average assets............................................  $   832,889   $   521,025   $   708,190     $   289,215
Average equity............................................      216,470       281,561       268,966         284,260
Return on average assets..................................        (4.55)%       (1.48)%       (8.22)%          6.56%
Return on average equity..................................       (17.51)%       (2.74)%      (21.63)%          6.67%
Net interest spread.......................................         3.96%         2.74%         3.21%           8.56%
Net interest margin.......................................         6.21%         6.76%         6.49%           8.56%

     SELECTED OCWEN FINANCIAL UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA


                                                              SIX MONTHS
                                                                ENDED          YEAR ENDED
                                                               JUNE 30,       DECEMBER 31,
                                                                 1999             1998
                                                              ----------    -----------------
                                                                  (DOLLARS IN THOUSANDS,
                                                                    EXCEPT SHARE DATA)
OPERATIONS DATA:
Interest income.............................................   $166,276         $370,531
Interest expense............................................     95,611          212,300
                                                               --------         --------
  Net interest income before provision for loan losses......     70,665          158,231
Provision for loan losses...................................      4,841           19,151
                                                               --------         --------
  Net interest income after provision for loan losses.......     65,824          139,080
                                                               --------         --------
Servicing fees and other charges............................     35,828           56,780
(Loss) on interest earning assets...........................    (17,087)         (87,861)
Gain on sale of real estate owned, net......................      3,306           14,033
Other non-interest income...................................     12,570           33,804
                                                               --------         --------
  Total non-interest income.................................     34,617           16,756
                                                               --------         --------
Compensation and employee benefits..........................     51,540          115,556
Other non-interest expense..................................     46,358          104,965
                                                               --------         --------
  Total non-interest expense................................     97,898          220,521
Distributions on Capital Securities.........................      6,797           13,594
Equity in (losses) earnings of investment in unconsolidated
  entities..................................................     (1,227)             716
Income tax benefit (expense)................................     (2,118)          15,133
Minority interest in net loss of consolidated subsidiary....        128              467
                                                               --------         --------
Net (loss) income from operations before extraordinary
  item......................................................   $ (7,471)        $(61,963)
                                                               ========         ========
Net (loss) income from operations before extraordinary item
  per share:
  Basic.....................................................   $  (0.10)        $  (0.85)
  Diluted...................................................      (0.10)           (0.85)


                                                                      AS OF
                                                                  JUNE 30, 1999
                                                              ----------------------
                                                              (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Total assets................................................        $3,708,498
Securities available for sale...............................         1,017,759
Loans available for sale....................................           132,425
Investment securities.......................................            10,825
Loan portfolio..............................................           218,386
Discount loan portfolio, net................................         1,014,510
Match-funded residential loans..............................           125,823
Investment in low-income housing tax credit interests.......           180,566
Real estate owned, net......................................           183,162
Investment in real estate...................................           187,847
Investment in unconsolidated entities.......................            41,099
Excess of purchase price over net assets acquired, net......            17,030
Deposits....................................................         1,872,139
Borrowings and other interest-bearing obligations...........           890,240
Bonds -- match-funded loan agreements.......................           124,648
Negative goodwill...........................................            48,790
Capital Securities..........................................           125,000
Shareholders' equity........................................           537,796

                      COMPARATIVE UNAUDITED PER SHARE DATA

     The following table sets forth (i) selected comparative per share data for each of Ocwen Financial and OAC on an historical basis and (ii) selected unaudited pro forma comparative per share data reflecting the consummation of the merger. The unaudited pro forma comparative per share data assumes the merger had been consummated on January 1, 1998. The unaudited pro forma data has been prepared giving effect to the merger as a purchase. For a description of the effect of purchase accounting on the merger and the historical financial statements of Ocwen Financial, see "The Merger -- Anticipated Accounting Treatment." The OAC pro forma equivalent amounts are presented with respect to each set of pro forma information, and have been calculated by multiplying the corresponding pro forma combined amounts per share of Ocwen Financial common stock by the exchange ratio of 0.71.

     The unaudited pro forma comparative per share data reflects the merger based upon preliminary purchase accounting adjustments. Actual adjustments, which may include adjustments to additional assets, liabilities and other items, will be made on the basis of appraisals and evaluations as of the effective time of the merger and, therefore, are likely to differ from those reflected in the unaudited pro forma comparative per share data. Ocwen Financial does not believe the actual adjustments will be materially different from those herein.

     The unaudited pro forma comparative per share data does not purport to be indicative of the results of future operations.

     The comparative per share data presented herein is based on and derived from, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of Ocwen Financial and the historical consolidated financial statements and the related notes thereto of OAC, both of which are incorporated by reference herein. See "Where You Can Find More Information" and "Ocwen Financial Unaudited Pro Forma Condensed Financial Information." Results of each of Ocwen Financial and OAC for the six months ended June 30, 1999 are not necessarily indicative of results expected for the entire year, nor are pro forma amounts necessarily indicative of results of operations or the combined financial position that would have resulted had the merger been consummated on January 1, 1998. In the opinion of Ocwen Financial and OAC, all adjustments, consisting of only normal recurring adjustments necessary for a fair statement of results of interim periods, have been included.

                                                                 SIX MONTHS
                                                                   ENDED             YEAR ENDED
                                                                  JUNE 30,          DECEMBER 31,
                                                                    1999                1998
                                                              ----------------    -----------------
Earnings (loss) per common share from operations before
  extraordinary item (basic and diluted)
  Ocwen Financial
    Historical..............................................       $ 0.10              $(0.02)
    Pro forma combined......................................        (0.10)              (0.85)
  OAC
    Historical..............................................        (1.00)              (3.10)
    Pro forma equivalent(1).................................        (0.07)              (0.60)
Cash dividends declared per common share(2)
  Ocwen Financial
    Historical..............................................           --                  --
    Pro forma combined......................................           --                  --
  OAC
    Historical(3)...........................................           --                1.18
    Pro forma equivalent(1).................................           --                  --

                                                              AS OF JUNE 30,    AS OF DECEMBER 31,
                                                                   1999                1998
                                                              --------------    ------------------
Shareholders' equity per common share (period end)
  Ocwen Financial
    Historical..............................................      $ 7.19              $ 7.18
    Pro forma combined(4)...................................        7.37                  --
  OAC
    Historical..............................................       10.97               11.66
    Pro forma equivalent(1)(4)..............................        5.23                  --

-------------------------

(1) Pro forma equivalent amounts for the merger are calculated by multiplying the pro forma combined amounts of Ocwen Financial by the exchange ratio of 0.71.

(2) Ocwen Financial did not pay any dividends during the periods presented.


(3) On August 23, 1999, the OAC Board declared a dividend of $0.82 per share to shareholders of record on August 30, 1999, payable on the earlier of the effective time of the merger and November 8, 1999. This amount is attributable to OAC's remaining undistributed 1998 taxable income. The OAC Board has not declared a 1999 dividend.


(4) Not required for December 31, 1998.

                         COMPARATIVE MARKET PRICE DATA

     The following table presents certain historical trading and dividend declaration information for the OAC common stock and Ocwen Financial common stock (as adjusted for the two-for-one stock split in November 1997) since the initial public offering of OAC common stock on May 14, 1997 and the initial public offering of Ocwen Financial common stock on September 25, 1996. OAC common stock is traded on the New York Stock Exchange under the symbol "OAC." Ocwen Financial common stock is traded on the New York Stock Exchange under the symbol "OCN." OAC common stock was quoted on the Nasdaq Stock Market's National Market from September 25, 1996 through July 31, 1997, and has been listed on the New York Stock Exchange since August 1, 1997. There was no established market for the OAC common stock prior to May 14, 1997 or for Ocwen Financial common stock prior to September 25, 1996.

                                                                            OCWEN FINANCIAL
                                            OAC COMMON STOCK                 COMMON STOCK
                                       ---------------------------    ---------------------------
                                                         DIVIDENDS                      DIVIDENDS
                                        HIGH     LOW      PAID(1)      HIGH     LOW       PAID
                                       ------   ------   ---------    ------   ------   ---------
1996
Third Quarter (from September 25)....     N/A      N/A       N/A      $10.50   $ 9.50      $--
Fourth Quarter.......................     N/A      N/A       N/A       15.25    10.13       --
1997
First Quarter........................     N/A      N/A       N/A      $17.38   $12.63      $--
Second Quarter.......................  $20.13   $17.88     $0.10       16.44    12.75       --
Third Quarter........................   24.88    19.75      0.24       22.63    15.75       --
Fourth Quarter.......................   24.00    17.50      0.39       28.81    21.00       --

                                                                            OCWEN FINANCIAL
                                            OAC COMMON STOCK                 COMMON STOCK
                                       ---------------------------    ---------------------------
                                                         DIVIDENDS                      DIVIDENDS
                                        HIGH     LOW      PAID(1)      HIGH     LOW       PAID
                                       ------   ------   ---------    ------   ------   ---------
1998
First Quarter........................  $21.00   $16.75     $0.25      $30.75   $22.25      $--
Second Quarter.......................   18.88    15.88      0.49(2)    28.38    22.31       --
Third Quarter........................   17.00     6.13      0.44       27.88     8.50       --
Fourth Quarter.......................    6.94     3.13        --       16.19     5.69       --
1999
First Quarter........................  $ 5.38   $ 3.50        --      $11.63   $ 7.75      $--
Second Quarter.......................    5.69     3.63        --        9.38     8.19       --
Third Quarter (through August 25,
  1999)..............................    5.50     4.63        --(3)     8.25     7.00       --


-------------------------

(1) The dividends on OAC common stock have been based primarily on OAC's taxable income in light of the REIT qualification rules under the Internal Revenue Code.

(2) Includes June 1998 special dividend of $0.08 per share attributable to OAC's remaining undistributed 1997 taxable income.


(3) On August 23, 1999, the OAC Board declared a cash distribution in the amount of $0.82 per share of outstanding OAC common stock to holders of record on August 30, 1999. The OAC Board fixed the payment date of such dividend at the earlier to occur of the closing of the merger and November 8, 1999. This amount is attributable to OAC's remaining undistributed 1998 taxable income. See "Risk Factors -- Payment of 1998 REIT Dividend," "The Merger -- Payment of 1998 REIT Dividend" and "The Merger Agreement -- Conditions Precedent to the Merger."


     Ocwen Financial has not declared or paid any cash dividends on the Ocwen Financial common stock to date and does not anticipate that it will declare or pay any dividends in the near future.


     On July 23, 1999, the last full trading day prior to the public announcement of the execution of the merger agreement, Ocwen Financial closed at $7.75 and OAC closed at $4.63. On August 25, 1999, Ocwen Financial closed at $7.13 and OAC closed at $5.31. Applying the 0.71 exchange ratio to the Ocwen Financial last reported price on July 23, 1999 and August 25, 1999 results in equivalent pro forma sale prices of OAC common stock on those dates of $5.50 and $5.06, respectively (not including the $0.82 dividend). However, the market prices for Ocwen Financial and OAC common stock are likely to change between now and the merger. You are urged to obtain current price quotes for Ocwen Financial and OAC common stock.

                                  RISK FACTORS

     In addition to the other information contained in this Joint Proxy Statement/ Prospectus, shareholders of each of Ocwen Financial and OAC should consider the following factors before voting on matters pertaining to the merger. Further, shareholders of OAC will become shareholders of Ocwen Financial after the merger and should consider the risks relating to an investment in Ocwen Financial described in documents to which we have referred you. See "Where You Can Find More Information."

FIXED EXCHANGE RATIO


     The exchange ratio establishing the percentage of a share of Ocwen Financial common stock into which each share of OAC common stock will be converted is expressed in the merger agreement as a fixed ratio. Accordingly, the exchange ratio will not be adjusted in the event of any increase or decrease in the price of Ocwen Financial common stock or the price of OAC common stock. The price of Ocwen Financial common stock at the effective time of the merger may vary from its price at the date of this Joint Proxy Statement/Prospectus and at the date of the respective shareholder meetings. Such variations may be the result of changes in the business, operations or prospects of Ocwen Financial or OAC, market assessments of the likelihood that the merger will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors. Because the effective time may occur on a date later than the shareholder meetings, there can be no assurance that the price of Ocwen Financial common stock on the date of the shareholder meetings will be indicative of its price at the effective time. The effective time will occur as soon as practicable following the shareholder meetings and the satisfaction or waiver of the other conditions set forth in the merger agreement. Shareholders of Ocwen Financial and OAC are urged to obtain current market quotations for Ocwen Financial and OAC common stock. In addition, while OAC has the right to terminate the merger agreement if the average of the closing prices of Ocwen Financial common stock for the ten trading days ending on the tenth day prior to the closing date of the merger is less than $6.80 (although we can give no assurance that OAC will do so), Ocwen Financial may postpone the closing for fifteen trading days, during the first ten of which a new average closing price will be determined. If such average closing price is more than $6.80, the merger agreement will not terminate, but we cannot assure you that the market price will be more than $6.80 at the effective time of the merger. If the average closing price is $6.80 or less, Ocwen Financial has the option to increase the exchange ratio pursuant to a formula specified in the merger agreement, but we cannot assure you that it will do so. See "The Merger -- Merger Consideration."


NO TERMINATION RIGHT FOR MATERIAL ADVERSE CHANGE

     Generally, neither Ocwen Financial nor OAC has the right to terminate the merger agreement, or the right not to close the merger, in the event of a material adverse change in the business of the other party to the merger. In addition, some of the representations and warranties speak only as of the date that the merger agreement was executed. As a result, the closing condition for each of Ocwen Financial and OAC that the representations and warranties of the other party in the merger agreement will be true and correct as of the closing date of the merger as though made on and as of the closing date, except to the extent the representation or warranty is expressly limited by its terms to another date, will be satisfied even if certain materially adverse changes occur. We cannot assure you that there will be no material adverse changes in the business of Ocwen Financial or OAC.


     Ocwen Financial shareholders should also be aware that the condition to Ocwen Financial's obligation to close the merger described above will be deemed to be satisfied notwithstanding any failure of a representation or warranty of OAC to be true and correct if the aggregate amount of economic losses that would reasonably be expected to arise as a result of such failure does not exceed $10 million. Similarly, the condition to OAC's obligation to close the merger described above will be deemed to be satisfied notwithstanding any failure of a representation or warranty of Ocwen Financial to be true and correct if the aggregate amount of economic losses that would reasonably be expected to arise as a result of such failure does not exceed $20 million.

     In addition, in the merger agreement, OAC has made no representation or warranty with respect to any matter of which Ocwen Financial and any of its subsidiaries (including Ocwen Capital Corporation, the manager of OAC) has actual or constructive knowledge at any time up to and including the closing date of the merger or which results from or arises out of any act or omission of Ocwen Financial or any of its subsidiaries (including Ocwen Capital Corporation) at any time up to and including the closing date.

UNCERTAINTY AS TO THE AMOUNT OF ONE-TIME MERGER-RELATED COSTS

     In connection with the merger, Ocwen Financial expects to incur costs of approximately $5 million (net of income taxes). Such costs include investment banking, accounting, legal and regulatory fees and other costs associated with the merger. Ocwen Financial cannot assure you that the amount of such costs will not increase as more accurate estimates become possible. See "Ocwen Financial Unaudited Pro Forma Condensed Financial Information."

FUTURE SALES AND PRICE OF OCWEN FINANCIAL COMMON STOCK

     No prediction can be made as to the effect, if any, that future sales of Ocwen Financial common stock, or the availability of shares for future sale, will have on the market price of the Ocwen Financial common stock prevailing from time to time. Sales of substantial amounts of Ocwen Financial common stock (including shares issued upon the exercise of stock options or shares issued in the merger), or the perception that such sales may occur, could adversely affect prevailing market prices for Ocwen Financial common stock.


POTENTIAL ADVERSE TAX CONSEQUENCES OF OAC'S FAILURE TO QUALIFY AS A REIT



     CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. OAC believes that it has been organized and operated so as to qualify as a REIT under Sections 856 through 860 of the Code, commencing with its short taxable year ended December 31, 1997. OAC believes that, assuming payment of the 1998 REIT dividend, OAC has been organized and operated in a manner that has enabled it to qualify and to be taxed as a REIT under the Internal Revenue Code through the 1998 taxable year. However, we cannot assure you that OAC is now or will continue to be organized and operated in a manner as to so qualify or remain so qualified. If OAC were to fail to qualify as a REIT for any taxable year or if OAC were to terminate its REIT status, OAC would be subject to federal income tax

(including any applicable alternative minimum tax) on its taxable income at regular corporate rates.

     95% DISTRIBUTION REQUIREMENT AND OTHER TAX LIABILITIES. OAC must distribute annually at least 95% of its net taxable income (excluding any net capital gains) to avoid corporate income taxation on the earnings that it distributes. In addition, OAC will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year and (iii) 100% of its undistributed taxable income from prior years. OAC has incurred and paid a nondeductible excise tax for 1998.


PAYMENT OF 1998 REIT DIVIDEND



     It is a condition to Ocwen Financial's obligation to close the merger that the OAC Board shall have declared prior to September 15, 1999 the dividend necessary for OAC to retain its status as a REIT for 1998 and that the record date for such dividend be at least fourteen days prior to the merger; provided, however, that the dividend need not be declared, and the closing of the merger will not be contingent on the payment of the dividend, if the dividend would not be permitted under Virginia law. The OAC Board declared such dividend on August 23, 1999 and fixed the record date as August 30, 1999. While we expect OAC to have sufficient funds to pay the dividend when due, there can be no certainty in that regard. See "The Merger -- Payment of 1998 REIT Dividend" and "The Merger Agreement -- Interim Financing of OAC's Operations."

                            THE SHAREHOLDER MEETINGS

GENERAL


     This Joint Proxy Statement/Prospectus is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Ocwen Financial Board") of Ocwen Financial Corporation ("Ocwen Financial") for use at the special meeting of Ocwen Financial shareholders (the "Ocwen Financial Meeting") and by the Board of Directors (the "OAC Board") of Ocwen Asset Investment Corp. ("OAC") for use at the special meeting of OAC shareholders (the "OAC Meeting"). This Joint Proxy Statement/ Prospectus, the attached Notices of Shareholders' Meetings and the enclosed forms of proxy are first being mailed to shareholders of Ocwen Financial and OAC on or about August 30, 1999.


THE OCWEN FINANCIAL MEETING


     DATE, TIME AND PLACE. The Ocwen Financial Meeting will be held on October 7, 1999 at 9:00 a.m. (local time) at the first floor offices of Ocwen Financial, 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida.


     MATTERS TO BE CONSIDERED AT THE OCWEN FINANCIAL MEETING. At the Ocwen Financial Meeting, holders of common stock, par value $.01 per share, of Ocwen Financial (the "Ocwen Financial Common Stock") will be asked to consider and vote on a proposal to approve the issuance (the "Share Issuance") of Ocwen Financial Common Stock pursuant to the Agreement of Merger dated as of July 25, 1999 (the "Merger Agreement") among Ocwen Financial, Ocwen Acquisition Company, a wholly-owned indirect subsidiary of Ocwen Financial ("Acquisition Sub"), and Ocwen Asset Investment Corp. ("OAC"). Pursuant to the terms of the Merger Agreement, Acquisition Sub will be merged with and into OAC (the "Merger"), resulting in OAC becoming a wholly-owned indirect subsidiary of Ocwen Financial.

     AFTER CAREFUL CONSIDERATION, THE OCWEN FINANCIAL BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT IS FAIR AND IN THE BEST INTERESTS OF OCWEN FINANCIAL AND ITS SHAREHOLDERS. THE OCWEN FINANCIAL BOARD HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND APPROVED THE SHARE ISSUANCE AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF OCWEN FINANCIAL COMMON STOCK VOTE FOR APPROVAL OF THE SHARE ISSUANCE AT THE OCWEN FINANCIAL MEETING.


     VOTING AND PROXIES. The Ocwen Financial Board has fixed the close of business on August 26, 1999 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Ocwen Financial Meeting. At that date, there were outstanding 60,591,656 shares of Ocwen Financial Common Stock, the holders of which will be entitled to one vote per share on each matter submitted to the Ocwen Financial Meeting. No other voting securities of Ocwen Financial are outstanding.


     The presence at the Ocwen Financial Meeting, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at the Ocwen Financial Meeting constitutes a quorum for the transaction of business at the Ocwen Financial Meeting. If a quorum should not be present, the Ocwen Financial Meeting may be adjourned from time to time until a quorum is obtained. Assuming a quorum is present, the affirmative vote of a majority of the votes cast by Ocwen Financial shareholders is required to approve the Share Issuance, provided that the total votes cast on the Share Issuance represent over 50% of all securities of Ocwen Financial entitled to vote on that matter.

     Shares of Ocwen Financial Common Stock represented by properly executed proxies will, unless such proxies have been revoked, be voted in accordance with the instructions indicated on such proxies or, if no instructions are indicated, will be voted for approval of the Share Issuance, and in the best judgment of the individuals named in the accompanying proxy on any other matters which may properly come before the Ocwen Financial Meeting. Any proxy may be revoked by the shareholder giving it, at any time prior to its being voted, by filing a notice of revocation or a duly executed proxy bearing a later date with the Secretary of Ocwen Financial at the address given on the Notice of Shareholders' Meeting accompanying this Joint Proxy Statement/Prospectus. Any proxy may also be revoked by the shareholder's attendance at the Ocwen Financial Meeting and voting in person. A notice of revocation need not be on any specific form.

     Abstentions may be specified with respect to the approval of the Share Issuance by properly marking the "ABSTAIN" box on the proxy for such proposal, and will be counted as present for the purpose of determining the existence of a quorum. Abstentions and broker nonvotes will have no effect on the proposal to approve the Share Issuance, unless holders of less than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event abstentions and broker nonvotes will have the effect of votes cast against the proposal.

THE OAC MEETING


     DATE, TIME AND PLACE. The OAC Meeting will be held on October 7, 1999 at 10:00 a.m. (local time) at the first floor offices of OAC, 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida.



     MATTERS TO BE CONSIDERED AT THE OAC MEETING. At the OAC Meeting, holders of common stock, par value $.01 per share, of OAC (the "OAC Common Stock") will be asked to consider and vote on a proposal to approve the Plan of Merger of Ocwen Financial, Acquisition Sub and OAC, a copy of which is attached as Annex II to this Joint Proxy Statement/Prospectus (the "Plan of Merger"), and the Merger Agreement, including the amendments that would thereby be effected to the Restated and Amended Articles of Incorporation and bylaws of OAC as described under "The Merger -- Certain Other Effects of the Merger".


     AFTER CAREFUL CONSIDERATION, THE OAC BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF OAC AND ITS SHAREHOLDERS. THE OAC BOARD HAS UNANIMOUSLY APPROVED AND ADOPTED THE PLAN OF MERGER AND THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF OAC COMMON STOCK VOTE FOR APPROVAL OF THE PLAN OF MERGER AND THE MERGER AGREEMENT AT THE OAC MEETING.


     VOTING AND PROXIES. The OAC Board has fixed the close of business on August 26, 1999 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the OAC Meeting. At that date, there were outstanding 18,965,000 shares of OAC Common Stock, the holders of which will be entitled to one vote per share on each matter submitted to the OAC Meeting. No other voting securities of OAC are outstanding.

     The presence at the OAC Meeting, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at the OAC Meeting constitutes a quorum for the transaction of business at the OAC Meeting. If a quorum should not be present, the OAC Meeting may be adjourned from time to time until a quorum is obtained. Assuming a quorum is present, the vote of more than two thirds of the outstanding shares of OAC Common Stock entitled to be cast at the OAC Meeting is required to approve the Plan of Merger and the Merger Agreement.

     Shares of OAC Common Stock represented by properly executed proxies will, unless such proxies have been revoked, be voted in accordance with the instructions indicated on such proxies or, if no instructions are indicated, will be voted for approval of the Plan of Merger and the Merger Agreement and in the best judgment of the individuals named in the accompanying proxy on any other matters which may properly come before the OAC Meeting. Any proxy may be revoked by the shareholder giving it, at any time prior to its being voted, by filing a notice of revocation or a duly executed proxy bearing a later date with the Secretary of OAC at the address given on the Notice of Shareholders' Meeting accompanying this Joint Proxy Statement/Prospectus. Any proxy may also be revoked by the shareholder's attendance at the OAC Meeting and voting in person. A notice of revocation need not be on any specific form. Abstentions may be specified with respect to the approval of the Plan of Merger and the Merger Agreement by properly marking the "ABSTAIN" box on the proxy for such proposal, and will be counted as present for the purpose of determining the existence of a quorum. Abstentions and broker nonvotes will have the same effect as a vote against the approval of the Plan of Merger and the Merger Agreement.

SOLICITATION OF PROXIES


     Proxies are being solicited by and on behalf of the Ocwen Financial Board and the OAC Board. Ocwen Financial and OAC will share equally all expenses related to printing the Joint Proxy Statement/Prospectus. All mailing and SEC and other regulatory filing fees incurred in connection with the Joint Proxy Statement/Prospectus will be borne by Ocwen Financial. See "The Merger
Agreement -- Fees and Expenses." In addition to soliciting proxies by mail, officers, directors and employees of OAC and Ocwen Financial, without receiving additional compensation therefor, may solicit proxies by telephone, telegraph, in person or by other means. Ocwen Financial and OAC have engaged the services of D.F. King & Co., Inc., to solicit proxies and to assist in the distribution of proxy materials for an aggregate of $9,000, plus reimbursement of reasonable out-of-pocket expenses. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of OAC Common Stock and Ocwen Financial Common Stock held of record by such persons, and Ocwen Financial and OAC will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                   THE MERGER

BACKGROUND OF THE MERGER

     During 1998, OAC incurred significant losses primarily related to its investments in mortgage-related securities. These losses resulted mainly from increased prepayments of underlying loans, widening spreads on mortgage-related securities, declining market liquidity and a general "flight to quality" by investors in subordinate and residual mortgage-backed securities. As a consequence, OAC received several requests from its lenders to pledge additional collateral or post additional cash margins pursuant to the terms of its loan agreements.

     The losses placed OAC in a difficult liquidity position, because of which the OAC Board, on December 21, 1998, deferred OAC's final 1998 dividend and approved a proposal to terminate OAC's status as a REIT, which would eliminate the requirement that OAC distribute annually at least 95% of its net taxable income. In the face of continuing losses and to accelerate the stabilization of its existing assets and to increase its overall liquidity position, OAC decided not to acquire additional assets or fund any additional loans.

     Ocwen Financial from time to time examines and evaluates its businesses, including its equity investments in unconsolidated entities. During the fall of 1998, Ocwen Financial, consistent with this practice, began to consider possible alternatives regarding its equity investment in OAC. These alternatives included, among other things, the sale of its investment in OAC and the holding or increasing of such investment, including through an acquisition of OAC. At a meeting of the Ocwen Financial Board on January 27, 1999, at the request of William C. Erbey, Chairman and Chief Executive Officer of Ocwen Financial, a member of Ocwen Financial's senior management made a presentation regarding such alternatives, including the possible acquisition of OAC. During the first week of February 1999, Ocwen Financial engaged Morgan Stanley & Co. Incorporated as its financial advisor to assist it in connection with this review and retained Sidley & Austin as its special legal counsel to assist it in connection with the consideration of a possible transaction between Ocwen Financial and OAC.

     On February 9, 1999, Mr. Erbey, in his capacity as Chairman and Chief Executive Officer of Ocwen Financial, met separately and in person in New York City or spoke by telephone with each of the independent directors of OAC. At these meetings, Mr. Erbey communicated that Ocwen Financial was considering, among other things, a possible transaction between Ocwen Financial and OAC and suggested that, if Ocwen Financial were to proceed with such a transaction, the OAC Board should form a special committee comprised solely of the independent directors to be charged with evaluating such a transaction.

     During the fourth week of February, OAC's independent directors retained McGuire, Woods, Battle & Boothe LLP (the "Special Counsel") to advise them in connection with, among other things, the possible formation of, and their service on, a special committee.

     On March 22, 1999, Mr. Erbey, on behalf of Ocwen Financial, communicated via telephone conference with the independent directors to inquire about the possible formation of, and their service on, a special committee. Based upon Ocwen Financial's preliminary analysis, including the initial input of Morgan Stanley, Mr. Erbey reaffirmed Ocwen Financial's potential interest in exploring a possible transaction with OAC.

     The Ocwen Financial Board held its regularly scheduled meeting on April 5, 1999, at which senior management of Ocwen Financial made a presentation regarding several alternatives with respect to Ocwen Financial's investment in OAC, including an acquisition of OAC by Ocwen Financial. At this meeting, the Ocwen Financial Board scheduled a special meeting by telephone conference call for April 8, 1999 to consider whether to proceed to make a proposal to acquire OAC and if so, at what price.

     On April 6, 1999, Ocwen Financial and OAC signed a Confidentiality Agreement to formalize the previous and future exchange of information between Ocwen Financial and OAC.


     On April 8, 1999, Mr. Erbey and Christine A. Reich, President of Ocwen Financial, in their capacities as officers of Ocwen Financial, met in New York City with representatives of Moody's Investor Service, Standard and Poor's and Thompson BankWatch, Inc. and the Office of Thrift Supervision to inform them of the possible acquisition of OAC by Ocwen Financial.



     During the course of the day, the Ocwen Financial Board held a special meeting by telephone conference, during which representatives of Morgan Stanley made a presentation regarding a specific proposal for the acquisition of OAC by Ocwen Financial. This proposal contemplated that Ocwen Financial would acquire OAC through the merger of a newly formed subsidiary of Ocwen Financial into OAC in a taxable transaction, whereby each outstanding share of OAC Common Stock (other than those owned by Ocwen Financial or its subsidiaries) would be converted into 0.57 shares of Ocwen Financial Common Stock. At this meeting, the Ocwen Financial Board authorized certain Ocwen Financial officers to commence negotiations with and to deliver the proposal to OAC.


     On April 9, 1999, Ocwen Financial delivered to OAC the proposal described above regarding a possible business combination. The Ocwen Financial proposal also required OAC to pay its final 1998 dividend.

     On April 16, 1999, Ocwen Financial and OAC each issued a press release announcing Ocwen Financial's proposal.

     On May 6, 1999, the OAC Board formed a Special Committee of the OAC Board to review Ocwen Financial's offer and other strategic alternatives. The Special Committee was comprised of the OAC Board's two independent directors, Peter M. Small and Stuart L. Silpe. The Special Committee engaged PaineWebber Incorporated to assist and advise the Special Committee in its evaluation of the Ocwen Financial proposal and other strategic alternatives. Shortly after PaineWebber's engagement, the Special Committee, the Special Counsel and PaineWebber began conducting regular, periodic conference calls to discuss the status of OAC's situation.

     Representatives of PaineWebber discussed with the Special Committee the possibility of formally approaching potential strategic partners and, during May 1999, contacted over 60 potential acquirers, over 40 of whom requested materials on OAC.

     On May 28, 1999, the Special Committee received four non-binding letters of interest from potential acquirers. From June 7 to June 25, 1999, potential acquirers visited OAC in West Palm Beach, Florida, to meet with management and to review OAC documents in a specially designated and managed data room.

     On June 17, 1999, the Special Committee, PaineWebber and the Special Counsel met in New York City and discussed and reviewed the process to date, potential acquirers, possible strategic alternatives and OAC's current financial position.


     On June 25, 1999, the Special Committee received three preliminary indications of interest from persons other than Ocwen Financial in purchasing OAC. The Special Committee asked PaineWebber to review the indications of interest and the economic viability of each of these potential acquirers. In reviewing these indications of interest, PaineWebber considered, among other matters, financing issues, the effect of the offers on OAC's outstanding indebtedness and payment of OAC's final 1998 dividend.


     Also on June 25, 1999, the Ocwen Financial Board held a special meeting by telephone conference, at which a representative of Morgan Stanley made a presentation regarding the status of the proposed transaction with OAC. At this meeting, the Ocwen Financial Board authorized certain officers to reaffirm Ocwen Financial's previous proposal.

     From June 28, 1999 through July 19, 1999, the Special Committee, the Special Counsel and PaineWebber continued to work with the potential acquirers by responding to further due diligence requests, discussing applicable representations and warranties and negotiating an initial draft of a definitive agreement.

     On the morning of July 15, 1999, the Special Committee met with PaineWebber in New York City to review the process to date, the identified potential acquirers, and proposed transaction-specific issues. These issues included, among other things, break-up fees, walk away provisions, and timing. On the afternoon of July 15, 1999, the Special Committee and PaineWebber conducted meetings in person with two of the potential acquirors.

     Also on July 15, 1999, the Ocwen Financial Board held a special meeting by telephone conference, at which a representative of Morgan Stanley made a presentation regarding the status of the proposed transaction with OAC, including the status of the process being conducted by the Special Committee with other potential acquirers. At this meeting, the Ocwen Financial Board authorized no further action in respect of Ocwen Financial's proposal, thereby maintaining its outstanding proposal without reaffimation.

     On July 19, 1999, OAC received two final indications of interest, including that of Ocwen Financial, to purchase OAC. On the afternoon of July 19, the Special Committee convened telephonically with PaineWebber and the Special Counsel, and proposed to work toward a definitive agreement with Ocwen Financial. Between July 19 and 25, 1999, Ocwen Financial, OAC and their respective representatives negotiated the terms of a definitive agreement through a series of telephone conversations and exchanges of correspondence.

     On July 22, 1999, the Ocwen Financial Board held a special meeting by telephone conference, at which representatives of Morgan Stanley made a presentation regarding the status of the proposed transaction with OAC, including a discussion of materials previously provided to the Ocwen Financial Board that included Morgan Stanley's analysis of raising the exchange ratio in Ocwen Financial's proposal from 0.57 to 0.71. Representatives of Morgan Stanley indicated that, subject to finalizing the Merger Agreement, and based upon and subject to the conditions set forth in the opinion, Morgan Stanley would be prepared to render an opinion with respect to the fairness from a financial point of view, of the exchange ratio. The Ocwen Financial Board adjourned to review the materials provided pending further developments with OAC.

     On July 25, 1999, the Ocwen Financial Board held a special meeting by telephone conference with representatives of Morgan Stanley and Ocwen Financial's internal counsel to review the proposed definitive agreement and related documents. Ocwen Financial's internal counsel reviewed various legal aspects of the Merger Agreement. Representatives from Morgan Stanley reviewed the proposed transaction from a financial point of view, and delivered Morgan Stanley's oral opinion (which was confirmed by a written opinion, dated as of July 25, 1999) stating that, subject to the various factors set forth in the opinion letter, the exchange ratio pursuant to the Merger Agreement is fair from a financial point of view to Ocwen Financial. After deliberating with respect to the Merger Agreement and transactions contemplated in connection therewith, the Ocwen Financial Board unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Share Issuance, as being fair and in the best interests of Ocwen Financial and its shareholders.



     Also on July 25, 1999, the Special Committee convened telephonically with PaineWebber and the Special Counsel to review the proposed definitive agreement and related documents. The Special Counsel reviewed various legal aspects of the Merger Agreement. Representatives from PaineWebber reviewed the proposed transaction from a financial point of view, and delivered PaineWebber's oral opinion (which was confirmed by a written opinion, dated as of July 25, 1999) stating that, subject to the various factors set forth in the opinion letter, the consideration to be received by OAC's shareholders pursuant to the Merger Agreement was fair from a financial point of view to OAC's shareholders (other than Ocwen Financial). After deliberating with respect to the Merger Agreement and transactions contemplated in connection therewith, the Special Committee unanimously recommended the Merger Agreement to the OAC Board. After the Special Committee voted on July 25, 1999, the full OAC Board convened telephonically and unanimously approved the Merger Agreement and the transactions contemplated thereby as being in the best interests of OAC and the OAC shareholders.


     On July 25, 1999, Ocwen Financial and OAC executed and delivered the Merger Agreement. Each company issued a press release on July 26, 1999, prior to the opening of the stock markets, announcing the execution of the Merger Agreement.


     On August 26, 1999, the full OAC Board approved and adopted the Plan of Merger and recommended that the shareholders approve the Plan of Merger.


OCWEN FINANCIAL'S REASONS FOR THE MERGER; RECOMMENDATION OF THE OCWEN FINANCIAL BOARD OF DIRECTORS

     The Ocwen Financial Board has approved and adopted the Merger Agreement and has approved the Share Issuance, believes that the Merger Agreement is fair and in the best interests of Ocwen Financial and its shareholders and unanimously recommends approval of the Share Issuance by the holders of Ocwen Financial Common Stock at the Ocwen Financial Meeting.

     At a meeting held on July 25, 1999, the Ocwen Financial Board, with the assistance of Ocwen Financial's financial advisors and internal legal counsel, considered the legal, financial and other terms of the Merger, at which meeting the Ocwen Financial Board concluded that the Merger and the Share Issuance are in the best interests of Ocwen Financial and its shareholders. In reaching its decision to enter into the Merger Agreement and to recommend the approval of the Share Issuance, the Ocwen Financial Board considered a number of factors, including, without limitation, the following:

     - the familiarity of Ocwen Financial, as the parent entity of the Manager of OAC, with OAC's assets and its belief that this familiarity, together with the larger equity base, greater liquidity and access to funding that Ocwen Financial has compared to OAC, would facilitate Ocwen Financial's repositioning of OAC's assets;

     - the results of operations, financial condition, competitive position and prospects of OAC and Ocwen Financial as separate and combined entities;


     - Morgan Stanley's presentations to the Ocwen Financial Board, its discussions with the Ocwen Financial Board and Morgan Stanley's opinion that, as of July 25, 1999, based upon and subject to the conditions set forth in the opinion, the exchange ratio pursuant to the Merger Agreement is fair, from a financial point of view, to Ocwen Financial. The full text of Morgan Stanley's opinion is attached as Annex III to this document, and you are urged to read it carefully and in its entirety (see page 28);


     - the Ocwen Financial Board's belief that the Merger was the most effective way to maximize the return on Ocwen Financial's investment in OAC, which represents 8.1% of the outstanding OAC Common Stock and an 8.7% limited partnership interest in Ocwen Partnership;

     - that the Merger is not expected to trigger an obligation of OAC to offer to purchase OAC's outstanding publicly traded debt;


     - the significant liquidity issues facing OAC, due to restrictive covenants in its debt securities and the requirement that OAC pay a dividend in order to maintain its status as a REIT for 1998, and the difficulty of repositioning OAC's assets due to these liquidity restrictions and OAC's size;


     - the trading prices and volumes (as well as prospects for future growth in value) of OAC and Ocwen Financial Common Stock, including the poor market performance of REIT equity securities in the last 12 months, which would make the prospects for liquidating Ocwen Financial's investment in OAC unlikely;

     - the Ocwen Financial Board's belief that the Merger would provide OAC's other shareholders with the opportunity to own an equity interest in Ocwen Financial, a larger, diversified financial services company; and

     - the Ocwen Financial Board's belief that the Merger would reduce certain operating expenses of managing OAC's business and assets.

     In view of the variety of factors considered by the Ocwen Financial Board in connection with its evaluation of the Merger, the Ocwen Financial Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to such factors.

     The Ocwen Financial Board concluded, in light of these factors, that the Merger Agreement is fair and in the best interests of Ocwen Financial and its shareholders. THE OCWEN FINANCIAL BOARD HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND APPROVED THE SHARE ISSUANCE AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF OCWEN FINANCIAL COMMON STOCK VOTE TO APPROVE THE SHARE ISSUANCE AT THE OCWEN FINANCIAL MEETING.

OPINION OF MORGAN STANLEY

     Ocwen Financial retained Morgan Stanley to act as its financial advisor in connection with the Merger and related matters based upon Morgan Stanley's qualifications, expertise and reputation, as well as the firm's prior investment banking relationship and familiarity with Ocwen Financial. At the July 25, 1999 meeting of the Ocwen Financial Board, Morgan Stanley delivered an oral opinion to the Ocwen Financial Board, which opinion was subsequently confirmed in writing, that, as of such date and subject to certain considerations set forth in such opinion, the exchange ratio pursuant to the Merger Agreement was fair from a financial point of view to Ocwen Financial.


     The full text of Morgan Stanley's opinion, dated as of July 25, 1999, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex III to this Joint Proxy Statement/Prospectus. Ocwen Financial shareholders are urged to, and should, read the Morgan Stanley opinion carefully and in its entirety. Morgan Stanley's opinion is directed to the Ocwen Financial Board and the fairness of the exchange ratio pursuant to the Merger Agreement from a financial point of view to Ocwen Financial, and it does not address any other aspect of the Merger nor does it constitute a recommendation to any holder of Ocwen Financial Common Stock as to how to vote at the Ocwen Financial Meeting. The summary of the opinion of Morgan Stanley set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.


     In connection with rendering its written opinion, Morgan Stanley, among other things:

     - reviewed certain publicly available financial statements and other information of OAC and Ocwen Financial, respectively;

     - reviewed certain internal financial information including near-term budgets and other financial and operating data concerning OAC and Ocwen Financial prepared by the managements of OAC and Ocwen Financial, respectively;

     - reviewed and discussed certain assets of OAC and Ocwen Financial, including securities, loans and real property, and the past and current operations and financial condition and the prospects of OAC and Ocwen Financial with senior executives of OAC and Ocwen Financial, respectively;

     - reviewed the reported prices and trading activity for OAC Common Stock and Ocwen Financial Common Stock;

     - compared the financial performance of OAC and Ocwen Financial and the prices and trading activity of OAC Common Stock and Ocwen Financial Common Stock with that of certain other comparable publicly traded companies and their securities;

     - analyzed the pro forma impact of the Merger on the combined company's earnings per share, consolidated capitalization and financial ratios;

     - reviewed and discussed with the management of Ocwen Financial the benefits of repositioning the assets of OAC;

     - reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions;

     - participated in discussions and negotiations among representatives of OAC and Ocwen Financial and their financial and legal advisors;

     - reviewed the Merger Agreement and certain related documents; and

     - performed such other analyses and considered such other factors as it deemed appropriate.

     Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its opinion. With respect to the financial forecasts, including the benefits expected to result from the Merger, Morgan Stanley has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of OAC and Ocwen Financial. Except as described below, Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of OAC and Ocwen Financial, nor has Morgan Stanley been furnished with any such appraisals and Morgan Stanley has not examined any individual loan files of OAC or Ocwen Financial. In addition, Morgan Stanley has assumed the Merger will be consummated in accordance with the terms and conditions set forth in the Merger Agreement. Morgan Stanley's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of the opinion.

     The following is a summary of the financial analyses performed by Morgan Stanley and reviewed with the Ocwen Financial Board on July 22, 1999 in connection with rendering its opinion dated July 25, 1999. Certain of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the accompanying text of each summary. The tables alone do not constitute a complete description of the financial analyses.

     The following is a summary of the various methodologies underlying the valuation analyses conducted by Morgan Stanley.

     IMPLIED VALUE OF EXCHANGE RATIO. Morgan Stanley reviewed the terms of the Merger and noted that each issued and outstanding share of OAC Common Stock (other than those held by Ocwen Financial and its wholly-owned subsidiaries) will be converted into 0.71 shares (the "Exchange Ratio") of Ocwen Financial Common Stock. Based on a closing price of $8.00 on July 20, 1999 of Ocwen Financial Common Stock, such exchange ratio translated to an implied value of $5.68 per share of OAC Common Stock. The Exchange Ratio resulted in a premium of approximately 42% to the closing price of OAC Common Stock on April 15, 1999 (the day prior to the public announcement of Ocwen Financial's initial offer) and a discount of approximately 41% to the book value of OAC on July 20, 1999, adjusted for the 1998 dividend payment.

     COMPONENT VALUATION. Morgan Stanley performed a component valuation of OAC Common Stock, which estimated the values for OAC's major assets (residential securities, commercial mortgage-backed securities, construction loans, real estate and other assets) less total liabilities and projected 1998 dividend payment. The financial information used for this analysis was as of May 31, 1999.

     As part of this analysis, Morgan Stanley estimated the value of the real estate properties based on current expectations of cash flows and various discount rates. Morgan

Stanley also estimated the value of the residential securities based on a discounted cash flow valuation with various assumptions for discount rates, loss rates and prepayment speeds. In addition, Morgan Stanley estimated the value of the other assets, commercial mortgage-backed securities and construction loans. This analysis resulted in an implied value for OAC Common Stock ranging from approximately $2.20 to $10.00 per share.

     COMPARABLE COMPANY ANALYSIS. As part of its analysis, Morgan Stanley compared certain OAC financial information with corresponding publicly available information of comparable companies, which include Imperial Credit Commercial Mortgage, Anthracite Capital, Inc., AMRESCO Capital Trust, Resource Asset Investment Trust, Impac Commercial Holdings, Inc., Wilshire Real Estate Investment Trust, Inc. and Clarion Commercial Holdings, Inc. (the "Comparables"). Morgan Stanley analyzed OAC's relative performance and value by comparing certain market trading statistics of OAC with those of the Comparables. Historical financial information used in connection with the ratios described below with respect to the Comparables is based on the latest reported quarterly disclosures and with respect to financial information for OAC as of May 31, 1999. Market information used in ratios provided below is as of July 20, 1999. The following table displays the results of this analysis:

                                                 PRICE/         PRICE/
                                              52 WEEK HIGH    BOOK VALUE
                                              ------------    -----------
OAC.........................................        28%               49%
Comparables (Low-High)......................    21%-83%           52%-90%

     PRECEDENT TRANSACTION ANALYSIS. Morgan Stanley performed an analysis of thirty precedent transactions ("Precedent Transactions") that Morgan Stanley deemed comparable to the Merger in order to compare the premium to the unaffected market price one month prior to announcement. The premium to the unaffected market price of OAC was based on a closing price of $4.065 on March 16, 1999, one month prior to the public announcement of Ocwen Financial's initial offer. The premiums resulting from this analysis ranged from a 40% discount to market to a 70% premium to market. Morgan Stanley also noted that 70% of the premiums fell within a 10-50% premium range. The premium to OAC's unaffected market price was 28%. No company or transaction used in the comparable company, premium to market and precedent transaction analyses is identical to OAC or the Merger, as the case may be. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics of OAC and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average, median, high or low) is not in itself a meaningful method of using comparable transaction data or comparable company data.

     PRO FORMA MERGER ANALYSIS. Morgan Stanley reviewed the financial impact of the Merger on Ocwen Financial's estimated earnings per share and book value per share using First Call ("First Call") earnings estimates and cost savings and other synergies related to repositioning the assets estimated by Ocwen Financial and OAC. Earnings estimates for Ocwen Financial were based on First Call earnings estimates as of July 20, 1999 for 2000 and assumed a 21% growth rate for 2001. Earnings estimates for OAC were based on First Call earnings estimates as of July 20, 1999 for 1999 and assumed no growth for 2000 and 2001. First Call is a data service that monitors and publishes compilations of earnings estimates produced by selected research analysts regarding companies of interest to institutional stockholders. Morgan Stanley observed that after giving effect to the Merger, including the asset repositioning plan and timing for the realization of the Merger synergies, Ocwen Financial's fully diluted earnings per share would increase in 2000 and 2001, compared to Ocwen Financial on a stand-alone basis. In addition, Morgan Stanley reviewed the financial impact of the Merger on Ocwen Financial's book value per share. This analysis showed that, after giving effect to the Merger, Ocwen Financial's book value per share would increase, compared to Ocwen Financial on a stand-alone basis.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Morgan Stanley believes that selecting any portion of its analysis, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of OAC.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Ocwen Financial or OAC. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of the fairness from a financial point of view of the exchange ratio pursuant to the Merger Agreement to Ocwen Financial and were conducted in connection with the delivery of Morgan Stanley's opinion. The analyses do not purport to be appraisals or to reflect the prices at which OAC might actually be purchased.

     As described above, Morgan Stanley's opinion and the information provided by Morgan Stanley to the Ocwen Financial Board were two of a number of factors taken into consideration by the Ocwen Financial Board in making its determination to approve the Merger Agreement and the transactions contemplated thereby. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the entire Ocwen Financial Board or the view of its management with respect to the value of Ocwen Financial. The Exchange Ratio pursuant to the Merger Agreement was determined through negotiations between Ocwen Financial and its advisors and OAC and its advisors and was approved by the entire Ocwen Financial Board.

     The Ocwen Financial Board retained Morgan Stanley based upon its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Morgan Stanley is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuation for estate, corporate and other purposes. In the course of its business, Morgan Stanley and its affiliates may actively trade the debt and equity securities of Ocwen Financial and OAC for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In the past, Morgan Stanley has provided financial advisory and investment banking services to Ocwen Financial and OAC for which services Morgan Stanley received customary fees.

     Pursuant to a letter dated February 1, 1999, Ocwen Financial has agreed to pay Morgan Stanley: (i) an advisory fee of $100,000 per month ($700,000 in the aggregate currently), which is payable regardless of whether the Merger is consummated, and (ii) a transaction fee equal to $3 million, which is payable upon the consummation of the Merger. Any advisory fee paid will be credited against the transaction fee. In addition, Ocwen Financial has agreed, among other things, to reimburse Morgan Stanley for all reasonable out-of-pocket expenses incurred in connection with the services provided by Morgan Stanley, and to indemnify and hold harmless Morgan Stanley and certain related parties from and against certain liabilities and expenses, which may include certain liabilities under the federal securities laws, in connection with its engagement.


OAC'S REASONS FOR THE MERGER; RECOMMENDATION OF THE OAC BOARD OF DIRECTORS


     On July 25, 1999, the OAC Board met to consider the Merger and to receive the Special Committee's recommendation regarding the Merger. Based upon a review of the terms of the Merger Agreement, consultation with its financial advisor and legal counsel, consideration of the factors described below and the unanimous recommendation of the Special Committee that the OAC Board approve the Merger and the Merger Agreement, the OAC Board unanimously approved and adopted the Merger Agreement and unanimously recommended that OAC's shareholders vote for approval of the Merger Agreement. On August 26, 1999, the OAC Board approved the Plan of Merger and recommended that OAC's shareholders vote for approval of the Plan of Merger.


     In reaching its determination and recommendation, the OAC Board considered the following material factors, both positive and negative:


     - OAC's substantial losses on its investments in mortgage-related securities during 1998 and the first and second quarters of 1999, which losses were attributed to increased prepayment speeds on underlying mortgage loans, widening spreads on mortgage-related securities and declining market liquidity for mortgage-related securities. This decreased liquidity created a situation in which OAC had limited amounts of cash to pay dividends to maintain its REIT status, acquire additional assets, fund additional loans, meet margin requirements or obtain new financing lines and as a result of which OAC was in danger of violating certain minimum net worth covenant restrictions with its financing sources, which ultimately could result in certain financing lines being required to be paid in full prior to maturity;


     - the current and prospective economic and competitive environment facing OAC's industry generally and OAC in particular;

     - the terms of the Merger Agreement and the Merger, including the exchange ratio, noting that it reflected a 19% premium for the holders of OAC Common Stock based on the closing prices of Ocwen Financial Common Stock and OAC Common Stock on July 23, 1999, the last trading day prior to the approval by the OAC Board of the Merger and a 38% premium based on the closing price of OAC Common Stock on April 15, 1999, the day prior to the public announcement of Ocwen Financial's initial proposal;

     - the OAC Board's belief that, based on the exchange ratio and estimated earnings for OAC and Ocwen Financial, the Merger would be accretive to OAC's shareholders based on net income received per share of OAC Common Stock exchanged into 0.71 shares of Ocwen Financial Common Stock;

     - the process conducted by the Special Committee and PaineWebber in exploring and determining the potential value which could be realized by OAC's shareholders in a business combination (including the contacts between OAC and its financial advisor and certain third parties determined to be the most likely companies to be both interested in and financially and otherwise capable of engaging in a business combination transaction with OAC) relative to the prospects of OAC continuing to operate on an independent basis (see "--Background of the Merger");

     - the review by the OAC Board of alternatives to the Merger for enhancing shareholder value, the range of possible values to OAC's shareholders obtainable through implementation of such alternatives and the timing and likelihood of actually achieving such value, including, without limitation, the OAC Board's belief that OAC would likely be unable to liquidate its assets in an orderly fashion, and the OAC Board's belief, based upon such review, that there existed significant uncertainty as to whether such alternatives would result in greater value for OAC's shareholders than the value to be realized in the Merger;


     - the recommendation of the Special Committee, which considered the same factors described herein which were considered by the OAC Board as a whole and the opinion, analyses and presentations of PaineWebber to the Special Committee to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the merger consideration is fair, from a financial point of view, to OAC's shareholders (other than Ocwen Financial). The full text of PaineWebber's opinion is attached as Annex IV to this document, and you are urged to read it carefully in its entirety (see page 34); and


     - the following additional factors:

        - the reduction in voting power of OAC's shareholders after the Merger,

        - the possibility that the anticipated benefits of the Merger might not be fully realized,

        - that the Merger will expose OAC's shareholders to the benefits and risks associated with the operations of Ocwen Financial,

        - the significant transaction costs involved in connection with consummating the Merger, and

        - the potential obligation of OAC to pay a termination fee, under certain circumstances, if the Merger is not consummated.

     The foregoing discussion of the information and factors considered by the OAC Board and the Special Committee is not intended to be exhaustive, but includes the material factors considered by the Board and the Special Committee. The OAC Board and the Special Committee did not assign relative weights to the above factors or determine that any factor was of greater importance than another. A determination of various weightings would, in the view of the OAC Board and the Special Committee, be impractical. Rather, each of the OAC Board and the Special Committee viewed its position and recommendations as being based on the totality of the information presented to and considered by it. In addition, individual members of the OAC Board and the Special Committee may have given different weight to different factors.

     THE OAC BOARD HAS UNANIMOUSLY APPROVED AND ADOPTED THE PLAN OF MERGER AND THE MERGER AGREEMENT AND APPROVED THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND RECOMMENDS THAT THE OAC SHAREHOLDERS VOTE FOR APPROVAL OF THE PLAN OF MERGER AND THE MERGER AGREEMENT.

OPINION OF PAINEWEBBER

     The Special Committee retained the investment banking firm of PaineWebber to act as financial advisor to OAC. At a meeting of the Special Committee on June 17, 1999, PaineWebber reviewed various valuation analyses. At meetings of the Special Committee and the OAC Board on July 25, 1999, PaineWebber updated and expanded certain of these analyses and delivered its opinion and based upon and subject to the assumptions described in such opinion, determined that the consideration to be received by OAC's shareholders pursuant to the Merger Agreement was fair to OAC's shareholders (other than Ocwen Financial) from a financial point of view. The full text of PaineWebber's opinion, dated July 25, 1999, which sets forth the assumptions made, procedures followed, matters addressed and limitations on the review undertaken, is attached as Annex IV to this document. Holders of OAC Common Stock are urged to read the PaineWebber opinion carefully and in its entirety. The summary of the PaineWebber opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion.

     The PaineWebber opinion does not address the relative merits of the Merger and any other transactions or business strategies discussed by the OAC Board as alternatives to the Merger or the decision of the OAC Board to proceed with the Merger. No opinion is expressed as to the price at which the securities to be issued in the Merger to the OAC shareholders may trade at any time.

     In arriving at its opinion, PaineWebber, among other things:

     - Reviewed OAC's Annual Reports to Shareholders, Annual Reports on Form 10-K and related financial information for the fiscal years ended December 31, 1998 and December 31, 1997 and OAC's Quarterly Report on Form 10-Q and the related unaudited financial information for the three months ended March 31, 1999;

     - Reviewed Ocwen Financial's Annual Reports to Shareholders, Annual Reports on Form 10-K and related financial information for the fiscal years ended December 31, 1998 and December 31, 1997 and Ocwen Financial's Quarterly Report on Form 10-Q and the related unaudited financial information for the three months ended March 31, 1999;

     - Reviewed certain information, including near-term financial forecasts, relating to the business, earnings, cash flow, assets and prospects of OAC and Ocwen Financial;

     - Conducted discussions with members of senior management of OAC and Ocwen Financial concerning their respective businesses and prospects;

     - Reviewed the historical market prices and trading activity for OAC Common Stock and Ocwen Financial Common Stock and compared them with that of certain publicly traded companies which it deemed to be relevant;

     - Compared the financial performance and results of operations of OAC and Ocwen Financial with that of certain companies which it deemed to be relevant;

     - Considered the pro forma effect of the Merger on Ocwen Financial's earnings and book value per share;

     - Reviewed a draft of the Merger Agreement dated July 25, 1999; and

     - Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as it deemed necessary, including an assessment of general economic, market and monetary conditions.

     In preparing its opinion, PaineWebber relied upon the accuracy and completeness of all information publicly available, supplied or otherwise communicated to PaineWebber by OAC and Ocwen Financial and PaineWebber did not assume any responsibility to independently verify such information. With respect to the near-term financial forecasts examined by PaineWebber, PaineWebber assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of OAC and Ocwen Financial as to the future performance of OAC and Ocwen Financial, respectively. PaineWebber also relied upon assurances of the management of OAC and Ocwen Financial that they were unaware of any facts that would make the information or near-term financial forecasts provided to PaineWebber incomplete or misleading. PaineWebber also assumed with OAC's consent, that (i) the Merger will be accounted for under the purchase method of accounting, (ii) the Merger will not be a tax free reorganization and (iii) there are not material liabilities (contingent or otherwise) of OAC and Ocwen Financial except as set forth in the consolidated financial statements of OAC and Ocwen Financial, respectively. The opinion of PaineWebber is necessarily based upon market, economic, and other conditions as they existed on, and can be evaluated as of, the date thereof. PaineWebber's opinion is directed only to the OAC Board and does not constitute a recommendation to any holder of OAC Common Stock or Ocwen Financial Common stock as to how such shareholder should vote on the Merger or the Share Issuance.

     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Furthermore, in arriving at its fairness opinion, PaineWebber did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, PaineWebber believes that its analyses must be considered as a whole and that considering any portions of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its fairness opinion. In its analyses, PaineWebber made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of OAC and Ocwen Financial. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or value, which may be significantly more or less favorable than as set forth therein. Accordingly, such estimates are inherently subject to substantial uncertainty and neither OAC nor PaineWebber assumes responsibility for the accuracy of such estimates. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     The following paragraphs summarize the significant comparative analyses performed by PaineWebber in arriving at its opinion:


          LIQUIDATION ANALYSIS. PaineWebber performed an analysis to calculate a range of values per share assuming OAC were to perform an orderly liquidation of its portfolio. The range was calculated by using the low and medium point market values of each asset class estimated by PaineWebber and management as of March 31, 1999, and then adjusting each point to consider:
     (i) the change in market value of the portfolio between March 31, 1999 and May 31, 1999, (ii) the estimated impairments from securities for the period of June 1, 1999 through June 30, 1999, (iii) the unpaid 1998 dividend, and
     (iv) liquidation specific adjustments that include: (a) the right of holders of limited partnership units in Ocwen Partnership to have such units redeemed under certain circumstances, (b) cash and other assets markdowns, (c) the obligation of OAC to offer to purchase its publicly traded debt upon the occurrence of certain change of control events of OAC,
     (d) termination of the management agreement with Ocwen Capital Corporation,
     (e) financing termination costs and (f) other costs associated with a liquidation, including legal, accounting, and advisory fees. Applying the aforementioned liquidation process, including the conversion of partnership units thereby giving OAC approximately 20.8 million shares outstanding, PaineWebber calculated the liquidation value per share of OAC Common Stock to range from approximately $5.37 per share to $7.58 per share.


          DISCOUNTED CASH FLOW ANALYSIS. PaineWebber performed an analysis to calculate a range of present values per share of OAC Common Stock assuming OAC continued to operate on a stand-alone basis under two different scenarios. One scenario assumed OAC continued to operate as a REIT (the "REIT Scenario") and the other assumed OAC converted into a C Corporation (the "C-Corp Scenario"). Both scenarios assumed: (i) OAC sold its commercial mortgage-backed securities portfolio at 90% of carrying value,
     (ii) annual repayment rate on mortgage assets of 25% and (iii) excess cash reinvested at 12%. The range of values was calculated through two methods:
     (i) adding, for each of the annual periods from 1999 through 2003, the present value of the estimated cumulative dividends through the end of each such annual period to a terminal value ("dividend cash flow analysis") and
     (ii) adding, for each of the annual periods from 1999 through 2003, the present value of the estimated "free cash flows" or earnings before interest, income tax, depreciation and amortization ("EBITDA") to a terminal value ("EBITDA cash flow analysis"). Under the base case REIT Scenario, PaineWebber assumed: (i) discount rates of 15% and 20% and a terminal value multiple of 90% of book value (the greater of 6.6x 2003 earnings or 90% of book value) for the dividend cash flow analysis, and
     (ii) discount rates of 15% and 20% and a terminal value multiple of 6.4x 2003 EBITDA for the EBITDA cash flow analysis. For the base case C-Corp Scenario, PaineWebber assumed: (i) discount rates of 22% and 27% and a terminal value multiple of 90% of book value (the greater of 6.3x 2003 earnings or 90% of book value) for the dividend cash flow analysis, and
     (ii) discount rates of 17% and 22% and a terminal value multiple of 4.5x 2003 EBITDA for the EBITDA cash flow analysis. Terminal value multiples were derived from comparable publicly traded mortgage REITs, for the REIT Scenario, and comparable publicly traded specialty finance companies, for the C-Corp Scenario, as of July 16, 1999. The group of comparable mortgage REITs, which PaineWebber deemed relevant, consisted of: AMRESCO Capital Trust, Anthracite Capital, Inc., Chastain Capital Corporation, Clarion Commercial Holdings, Inc., Dynex Capital, Inc., Impac Commercial

     Holdings, Inc., Imperial Credit Commercial Mortgage Investment Corp., Resource Asset Investment Trust and Wilshire Real Estate Investment Trust. The group of comparable specialty finance companies, which PaineWebber deemed relevant, consisted of: Amresco, Inc., Capital Trust, First City Financial Corporation, Imperial Credit Industries, Inc. and WMF Group Ltd. Applying the aforementioned discount rates and terminal values, PaineWebber calculated a per share value of OAC Common Stock to a range from approximately $6.10 to $10.31 per share under the REIT Scenario and $1.82 to $5.36 per share under the C-Corp Scenario.


          TRADING COMPARABLES ANALYSIS. Using publicly available information, PaineWebber compared certain ratios of the financial performance to the stock market capitalization of OAC at July 16, 1999, with the following selected mortgage REITs (the "Comparable Group") deemed relevant by
     PaineWebber: Anthracite Capital, Inc., Clarion Commercial Holdings, Inc., Impac Commercial Holdings, Inc., Imperial Credit Commercial Mortgage, AMRESCO Capital Trust, Chastain Capital Corporation, Resource Asset Investment Trust, and Wilshire Real Estate Investment Trust, Inc. Such comparisons included market capitalization-to-book value ratios (a median of 78% for the Comparable Group and 49% for OAC); market capitalization-to-latest-12-months' earnings ratios (a median of 17.2x for the Comparable Group and a negative or "not meaningful" multiple for OAC); market capitalization-to-estimated-1999-earnings ratios (a median of 6.6x for the Comparable Group and 6.0x for OAC); and market capitalization-to-estimated-2000-earnings ratios (a median of 5.9x for the Comparable Group and 5.4x for OAC). The market capitalization-to-latest-12-months'-earnings ratios for the Comparable Group are for the period ended March 31, 1999. The 1999 and 2000 earnings per share are estimates from First Call (as of July 16, 1999). In connection with this analysis, all the OAC balance sheet data was as of May 31, 1999, and book value calculations were adjusted to reflect the payment of the 1998 dividend and estimated June 1999 portfolio markdowns. Applying the aforementioned multiples for the Comparable Group, PaineWebber calculated the value per share of OAC Common Stock to range from approximately $4.27 to $9.07 per share. PaineWebber also applied a control premium, based upon acquisitions of U.S. real estate finance companies, mortgage banks and brokers of up to $500 million in deal value since January 1, 1992, as reported by Securities Data Corporation. Based on this data, PaineWebber applied a 25% control premium to the aforementioned OAC Common Stock values and calculated the value per share of OAC Common Stock to range from $5.34 to $11.33.


     PaineWebber is a prominent investment banking and financial advisory firm and, as part of its investment banking activities, PaineWebber is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Special Committee selected PaineWebber because of its expertise, its reputation and its familiarity with the mortgage REIT industry.


     PaineWebber has acted as financial advisor to OAC in connection with the Merger. As compensation for its services in connection with the Merger, OAC has agreed to pay PaineWebber (i) $600,000 for its financial advisory role as defined in its engagement letter, (ii) $250,000 upon the signing of the fairness opinion letter and (iii) a transaction fee of 0.80% of the final transaction value in the event of a purchase, which fee would be approximately $2.0 million based on a share price for Ocwen Financial Common Stock of

$7.125 (the closing price per share reported on the NYSE Composite Transaction Tape on August 25, 1999). OAC has paid PaineWebber $850,000 to date. All fees paid to PaineWebber prior to closing the transaction will be deducted in whole from the transaction fee. In addition, OAC has agreed to reimburse PaineWebber for all out-of-pocket expenses incurred in connection with the Merger and to indemnify PaineWebber against certain liabilities, including liabilities that may arise under the federal securities law.


     In the ordinary course of business, PaineWebber actively trades in the securities of OAC and Ocwen Financial for its own account and for the accounts of others and, accordingly, may at any time hold a long or short position in such securities.

FORM OF THE MERGER

     If the holders of Ocwen Financial Common Stock approve the Share Issuance, the holders of OAC Common Stock approve the Plan of Merger and the Merger Agreement and all other conditions to the Merger are satisfied or waived, where permissible, Acquisition Sub will be merged with and into OAC, with OAC being the surviving corporation in the Merger (the "Surviving Corporation") and becoming a wholly-owned indirect subsidiary of Ocwen Financial. The date on which the closing of the Merger occurs is referred to in this Joint Proxy Statement/Prospectus as the "Closing Date." Ocwen Financial and OAC anticipate that the Closing Date will occur as promptly as practicable after the shareholder meetings. The term "Effective Time" means the date and time that the Virginia State Corporation Commission issues a certificate of merger in connection with the filing of articles of merger relating to the Merger (or such later time as may be agreed by the parties hereto and specified in the articles of merger).

MERGER CONSIDERATION

     The Merger Agreement provides that, at the Effective Time, each share of OAC Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares held in treasury by OAC or its wholly-owned subsidiaries or shares owned by Ocwen Financial or its wholly-owned subsidiaries) will be converted into the right to receive 0.71 shares (the "Exchange Ratio") of Ocwen Financial Common Stock.

     If the average of the closing prices of Ocwen Financial Common Stock for the ten trading days ending on the tenth day prior to the Closing Date is less than $6.80, OAC, at any time during the five-day period preceding the fifth day before the Closing Date, may terminate the Merger Agreement. However, during the five-day period following the provision by OAC of written notice of termination, Ocwen Financial shall have the option of postponing the Closing Date for fifteen trading days, during the first ten trading days of which a new average of the closing prices of Ocwen Financial Common Stock shall be determined based on the closing sales price of Ocwen Financial Common Stock as reported on the consolidated tape on the NYSE for each of such ten trading days. If the new average closing price is more than $6.80, the Merger Agreement shall not terminate. If the new average closing price is $6.80 or less, Ocwen Financial shall have the option of increasing the consideration to be received by holders of OAC Common Stock by adjusting the Exchange Ratio to equal a number equal to the quotient obtained by dividing $4.83 by the new average closing price, in which case Ocwen Financial shall give prompt written notice to OAC of such election and the revised Exchange Ratio and the Merger

Agreement shall not terminate. In no event shall the modified Exchange Ratio be less than 0.71. See "The Merger Agreement -- Termination."

EXCHANGE AGENT; PROCEDURES FOR EXCHANGE OF OAC COMMON STOCK CERTIFICATES

     As soon as practicable after the Effective Time, Ocwen Financial will deposit with a bank or trust company (the "Exchange Agent"), for the benefit of holders of shares of OAC Common Stock, certificates representing the shares of Ocwen Financial Common Stock issuable pursuant to the Merger in accordance with the Merger Agreement. The Exchange Agent will deliver the certificates representing shares of Ocwen Financial Common Stock upon surrender for exchange of the OAC Certificates (as defined below).


     As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail letters of transmittal and other transmittal forms, together with exchange instructions (and instructions for OAC shareholders who have lost their certificates), to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of OAC Common Stock (the "OAC Certificates"), for use in effecting the surrender and exchange of OAC Certificates for certificates representing shares of Ocwen Financial Common Stock (and cash in lieu of any fractional shares) to which such holder has become entitled. After receipt of such letters of transmittal and other transmittal forms, each holder of OAC Certificates will be able to surrender the certificates to the Exchange Agent, and each such holder will receive in exchange a certificate representing the number of whole shares of Ocwen Financial Common Stock (and cash in lieu of any fractional shares) to which such holder is entitled. The transmittal forms will be accompanied by instructions specifying other details of the exchange. OAC SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.


     Ocwen Financial or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement the amounts that Ocwen Financial or the Exchange Agent are required to deduct and withhold under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are withheld by Ocwen Financial or the Exchange Agent, the withheld amounts shall be treated for all purposes of the Merger Agreement as having been paid to the person in respect of whom such deduction and withholding was made by Ocwen Financial or the Exchange Agent.

ANTICIPATED ACCOUNTING TREATMENT

     The Merger will be accounted for by Ocwen Financial under the purchase method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by Ocwen Financial in connection with the Merger, together with the direct costs of acquisition, will be allocated to OAC's assets and liabilities based on their fair market values with any excess being treated as goodwill. The assets and liabilities and results of operations of OAC will be consolidated into the assets and liabilities and results of operations of Ocwen Financial after the Merger.

CERTAIN OTHER EFFECTS OF THE MERGER

     If the Merger is consummated, shares of OAC Common Stock will cease to be listed on the New York Stock Exchange. In addition, OAC will deregister the OAC Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act").


     After the Merger, the articles of incorporation of OAC, as the surviving corporation in the Merger, will be those of Acquisition Sub prior to the Merger, a copy of which is attached as Exhibit A to the Plan of Merger. The approval of the Merger Agreement and the Plan of Merger by OAC's shareholders will constitute approval of this change to OAC's Restated and Amended Articles of Incorporation in connection with the Merger.



     The change in OAC's articles of incorporation will eliminate Article VII of OAC's current articles in its entirety. Such article currently (i) requires OAC to maintain its status as a REIT, (ii) imposes a duty on OAC's board of directors to ensure that OAC meets the requirements for qualification as a REIT (including, without limitations, requirements relating to ownership of outstanding OAC stock, the nature of OAC's assets, sources of OAC's income, and amount and timing of distributions to OAC shareholders), and (iii) prohibits the OAC Board from taking action to disqualify OAC as a REIT without the affirmative vote of the holders of two-thirds of the OAC Common Stock. None of these restrictions will apply once the Merger is effective.



     The change in OAC's articles of incorporation will also eliminate Article VIII of OAC's current articles in its entirety. Such article currently prohibits any person other than Ocwen Financial from owning more than 9.1% of the outstanding OAC Common Stock, limits Ocwen Financial's ownership of OAC Common Stock to no more than 13%, and provides that any transfer of OAC Common Stock in violation of these limits is void. Article VIII also requires OAC Common Stock to be held by no fewer than 100 persons and provides that any transfer of OAC Common Stock in violation of that restriction is void. Further, Article VIII prohibits OAC from being "closely held" as defined under the Internal Revenue Code or from owning 10% of the equity securities of any tenant of any real property held by OAC and similarly voids any transactions in violation of such restrictions. Article VIII also sets forth certain provisions relating to the effect and enforcement of the restrictions enumerated above and setting forth certain rights of those party to the transactions which violate such restrictions. None of these restrictions and related provisions will apply once the Merger is effective.



     The change in OAC's articles of incorporation will also (i) eliminate the preferred stock which OAC is currently authorized to issue, (ii) reduce to 1,000 the number of shares of common stock OAC is authorized to issue, (iii) eliminate the requirement that the OAC Board be composed of between one and nine members unless otherwise determined by the vote of at least 80% of OAC's directors, and
(iv) replace specific provisions relating to indemnification of OAC's officers and directors with a more general provision providing for such indemnification to the fullest extent provided by applicable Virginia law.



     After the Merger, the bylaws of OAC, as the surviving corporation in the Merger, will be those of Acquisition Sub prior to the Merger, effectively amending OAC's bylaws. Certain of the bylaws of OAC cannot be amended without the approval of shareholders. Bylaws relating to the number, tenure and qualification of directors; to filling vacancies on the board; to the removal of directors; to quorum requirements of the board; and to certain transactions that require a majority vote of OAC directors and independent directors, require the affirmative vote of the holders of two-thirds of the outstanding OAC Common Stock. In addition, amendment of the section of the bylaws governing amendments requires a majority vote of the shareholders. The approval of the Merger Agreement and the Plan of Merger by OAC's shareholders will constitute approval of these amendments to OAC's bylaws in connection with the Merger.


     As a result of the Merger, shareholders of OAC will become shareholders of Ocwen Financial. Upon consummation of the Merger, the rights of all such former shareholders of OAC will be governed by applicable Florida law (rather than the Virginia Stock Corporation Act (the "VSCA")), including the Florida Business Corporation Act (the "FBCA"), and by the Amended and Restated Articles of Incorporation and the Bylaws, as amended and restated, of Ocwen Financial. For a description of the differences between the rights of Ocwen Financial and OAC shareholders, see "Comparison of Rights of OAC Shareholders and Ocwen Financial Shareholders."

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE


     We have made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act, in this document and those documents to which we have referred you that are subject to risks and uncertainties. These forward-looking statements, which are based on various assumptions (some of which are beyond our control), may be identified by reference to a future period or by the use of forward-looking terminology such as "anticipate," "believe," "commitment," "consider," "continue," "could," "encourage," "estimate," "expect," "foresee," "intend," "in the event of," "may," "plan," "present," "propose," "prospect," "update," "whether," "will," "would," future or conditional verb tenses, similar terms, variations on such terms or negatives of such terms. You will find many of these statements in the following sections: "-- Ocwen Financial's Reasons for the Merger; Recommendation of the Ocwen Financial Board of Directors,"
"-- Opinion of Morgan Stanley," "-- OAC's Reasons for the Merger; Recommendation of the OAC Board of Directors" and "-- Opinion of PaineWebber."


     Although we believe the anticipated results or other expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that those results or expectations will be attained. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of factors, including, but not limited to, international, national, regional or local economic environments (particularly in the market areas where we operate), government fiscal and monetary policies (particularly in the market areas where we operate), prevailing interest or currency exchange rates, effectiveness of interest rate, currency and other hedging strategies, laws and regulations affecting financial institutions, real estate investment trusts, investment companies and real estate (including regulatory fees, capital requirements, income and property taxation, access for disabled persons and environmental compliance), uncertainty of foreign laws, competitive products, pricing and conditions (including from competitors that have significantly greater resources than we have), credit, prepayment, basis, default, subordination and asset/liability risks, loan servicing effectiveness, ability to identify acquisitions and investment opportunities meeting Ocwen Financial's or OAC's investment strategy, course of negotiations and ability to reach agreement with respect to material terms of any particular transaction, satisfactory due diligence results, satisfaction or fulfillment of agreed upon terms and conditions of closing or performance, timing of transaction closings, OCN's recent decision to curtail certain business lines and discontinue investment activities, acquisitions and integration of acquired businesses, dispositions of existing OCN businesses, software integration, development and licensing, the financial and securities markets, the availability of and costs associated with obtaining adequate and timely sources of liquidity, dependence on existing sources of funding, ability to repay or refinance indebtedness (at maturity or upon acceleration), to meet collateral calls by lenders (upon re-valuation of the underlying assets or otherwise), to generate revenues sufficient to meet debt service payments and other operating expenses and to securitize whole loans, taxable income exceeding cash flow, availability of discount loans for purchase, size of, nature of and yields available with respect to the secondary market for mortgage loans and financial, securities and securitization markets in general, allowances for loan losses, geographic concentrations of assets (temporary or otherwise), timely leasing of unoccupied square footage (generally and upon lease expiration), changes in real estate conditions (including liquidity, valuation, revenues, rental rates, occupancy levels and competing properties), adequacy of insurance coverage in the event of a loss, known or unknown environmental conditions, external management, conflicts of interest, Year 2000 compliance, other factors generally understood to affect the real estate acquisition, mortgage and leasing markets, securities investments and rapid growth companies, and a significant delay in the expected completion of the Merger. Given these uncertainties, you are cautioned not to place undue reliance on such statements. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the Merger. This summary does not discuss all aspects of taxation that may be relevant to shareholders of OAC in light of their personal investment or tax circumstances. Except as specifically provided, the discussion below does not address foreign, state or local tax consequences, nor does it specifically address the tax consequences to taxpayers subject to special treatment under the federal income tax laws.


     FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. The Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign tax laws. OAC shareholders who are U.S. taxpayers will recognize gain or loss for federal income tax purposes equal to the difference between (a) the fair market value of the shares of Ocwen Financial Common Stock and any cash in lieu of a fractional share of Ocwen Financial Common Stock received in the Merger and (b) the adjusted tax basis in such taxpayer's OAC Common Stock. If, as of the Effective Time, an OAC shareholder holds his, her or its OAC Common Stock as a capital asset within the meaning of Section 1221 of the Code, then any gain or loss will constitute a capital gain or loss, and will be a long-term capital gain or loss if the shareholder has held the shares of OAC Common Stock for more than one year as of the Effective Time. Gain or loss will be calculated separately for each block of OAC Common Stock (i.e., a group of shares of OAC Common Stock with the same tax basis and holding period) exchanged pursuant to the Merger. OAC shareholders incurring capital losses as a result of the Merger may not be able to deduct the full amount of such capital losses. Individuals incurring such losses may deduct them to the extent of net capital gains recognized during the taxable year, plus $3,000. Amounts in excess thereof may be carried forward to future years. Corporations incurring such losses may deduct them to the extent of net capital gains recognized during the taxable year. Amounts in excess thereof may be carried back to the three previous years and forward to the five subsequent tax years. An OAC shareholder will have a tax basis in the Ocwen Financial Common Stock received equal to its fair market value as of the Effective Time and an OAC shareholder's holding period for the Ocwen Financial Common Stock will begin the day following the date of the Effective Time. For OAC shareholders who are not U.S. taxpayers, any gain upon an exchange of OAC Common Stock for Ocwen Financial Common Stock and cash in lieu of a fractional share of Ocwen Financial Common Stock will not be subject to U.S. federal income tax provided that (i) at all times the shareholder held 5% or less of the outstanding OAC Common Stock,
(ii) such gain is not effectively connected with a U.S. trade or business conducted by the shareholder and (iii) if the shareholder is a non-resident alien individual, he or she is present in the United States for less than 183 days during his or her taxable year that includes the date of the Merger.

     BACKUP FEDERAL INCOME TAX WITHHOLDING. In order to avoid "backup withholding" of federal income tax on payments pursuant to the Merger of Ocwen Financial Common Stock and any cash in lieu of a fractional share of Ocwen Financial Common Stock in exchange for OAC Common Stock, an OAC shareholder must, unless an exemption applies, provide the Exchange Agent with the shareholder's correct taxpayer identification number ("TIN") on a substitute Form W-9 ("Request for Taxpayer Identification Number and Certification") and certify under penalties of perjury that such TIN is correct and that the shareholder is not subject to backup withholding. If a correct TIN or the certifications described above are not provided, the Internal Revenue Service may impose a penalty and payments of Ocwen Financial Common Stock and any cash in lieu of a fractional share of Ocwen Financial Common Stock received pursuant to the Merger may be subject to backup withholding of 31%. All shareholders surrendering OAC Common Stock pursuant to the Merger should complete and sign the main signature form and the substitute Form W-9 included as part of the transmittal forms that will be sent to OAC shareholders in order to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is provided in a manner satisfactory to Ocwen Financial and the Exchange Agent). Certain shareholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding. Noncorporate foreign shareholders of OAC should complete and sign the main signature form and a Form W-8BEN ("Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding"), a copy of which may be obtained from the Exchange Agent, in order to avoid backup withholding.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

CERTAIN LITIGATION


     On April 20, 1999, a complaint was filed on behalf of a putative class of public shareholders of OAC in the Circuit Court of the Fifteenth Judicial Circuit, Palm Beach County, Florida against Ocwen Financial and OAC and certain directors of Ocwen Financial and OAC. On April 23, 1999, a complaint was filed on behalf of a putative class of public shareholders of OAC in the Circuit Court of the Fifteenth Judicial Circuit, Palm Beach County, Florida against OAC and certain directors of OAC. The plaintiffs in both complaints seek to enjoin consummation of a transaction between Ocwen Financial and OAC. Alternatively, in the event such a transaction is consummated, the plaintiffs seek damages for alleged breaches of common law fiduciary duties. All defendants filed motions to dismiss the complaints, as well as motions to consolidate the two actions. On July 22, 1999, the Court entered an order consolidating the two actions for all purposes, including discovery and trial, and directing the plaintiffs to file one consolidated amended complaint no later than twenty days after OAC responds to the outstanding offer from Ocwen Financial. The deadline for filing of the consolidated amended complaint has been extended to October 7, 1999.


     Ocwen Financial and OAC believe that the claims asserted in both complaints are without merit and intend to vigorously defend against such actions.

     It is a condition to the consummation of the Merger that no temporary restraining order, preliminary or permanent issued by a court of competent jurisdiction which would prevent consummation of the Merger be then in effect. See "The Merger Agreement -- Conditions Precedent to the Merger."

PAYMENT OF 1998 REIT DIVIDEND


     It is a condition to Ocwen Financial's obligation to close the merger that the OAC Board shall have declared prior to September 15, 1999 the dividend necessary for OAC to retain its status as a REIT for 1998 (the "1998 REIT Dividend") and that the record date for such dividend be at least fourteen days prior to the Merger, provided, however, that the dividend need not be declared, and the closing of the Merger will not be contingent on the payment of the dividend, if the dividend would not be permitted under Virginia law. The OAC Board declared the 1998 REIT Dividend on August 23, 1999 and fixed the record date as August 30, 1999. Such dividend is payable on the earlier of the Effective Time of the Merger and November 8, 1999.



     Ocwen Financial has agreed to indemnify each member of the OAC Board with respect to any liability or expense relating to the declaration, payment or failure to pay the 1998 REIT Dividend to the extent the director has not received payment as a result of OAC's articles of incorporation or bylaws, any directors' or officers' liability insurance policy or any employment, indemnity or other agreement.


DISSENTERS' RIGHTS

     No dissenters' rights of appraisal are available in connection with the Merger under Virginia law.

                              THE MERGER AGREEMENT

     The following is a summary of certain provisions of the Merger Agreement. This summary is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference in its entirety and attached to this Joint Proxy Statement/ Prospectus as Annex I. Shareholders of OAC and Ocwen Financial are urged to read the Merger Agreement in its entirety for a more complete description of the Merger.

CERTAIN REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains certain representations and warranties by OAC relating to a number of matters, including:

     - the due organization, valid existence and good standing of OAC and its subsidiaries;

     - the capital structure of OAC;

     - the authorization, execution, delivery and enforceability of the Merger Agreement and related matters;

     - the absence of any conflict with OAC's or its subsidiaries' charters and bylaws, with certain types of agreements of OAC or its subsidiaries (except as disclosed) or under any governmental order or law as a result of the execution of the Merger Agreement and related matters and that, subject to exceptions set forth in the Merger Agreement, no governmental filings and approvals will be necessary to effect the Merger;

     - the filing of documents and financial statements by OAC with the SEC and the accuracy of information contained therein;

     - the absence of certain changes or events in OAC's business or condition;

     - OAC's possession of all environmental permits necessary to conduct its business, the lack of violations by it or its subsidiaries under applicable laws and regulations, and under orders of governmental entities, and the absence of defaults under certain agreements;

     - certain tax matters and the payment of taxes;

     - the absence (except as disclosed) of material pending or threatened litigation;

     - the absence of certain compensation agreements and employee benefit plans;

     - the receipt of the opinion of OAC's financial advisor as to the fairness of the Exchange Ratio;

     - the inapplicability of Virginia's Control Share Acquisitions Statute to the transactions contemplated by the Merger Agreement;

     - environmental matters;

     - title to OAC's assets; and

     - brokers and finders.

     However, in the Merger Agreement, OAC has made no representation or warranty with respect to any matter of which Ocwen Financial and any of its subsidiaries (including Ocwen Capital Corporation, the manager of OAC) has actual or constructive knowledge at any time up to and including the Closing Date or which results from or arises out of any act or omission of Ocwen Financial or any of its subsidiaries (including Ocwen Capital Corporation) at any time up to and including the Closing Date.

     The Merger Agreement also contains certain representations and warranties by Ocwen Financial and Acquisition Sub relating to a number of matters, including:

     - the due organization, valid existence and good standing of Ocwen Financial, Acquisition Sub and Ocwen Financial's other subsidiaries;

     - the capital structure of Ocwen Financial;

     - the authorization, execution, delivery and enforceability of the Merger Agreement and related matters;

     - the absence of any conflict with Ocwen Financial's or its subsidiaries' charters and bylaws, with certain types of agreements of Ocwen Financial or its subsidiaries or under any governmental order or law as a result of the execution of the Merger Agreement and related matters and that, subject to exceptions set forth in the Merger Agreement, no governmental filings and approvals will be necessary to effect the Merger;

     - the filing of documents and financial statements by Ocwen Financial with the SEC and the accuracy of information contained therein;

     - the absence of certain changes or events in Ocwen Financial's business or condition;

     - Ocwen Financial's possession of all environmental permits necessary to conduct its business, the lack of violations by it or its subsidiaries under applicable laws and regulations, and under orders of governmental entities, and the absence of defaults under certain agreements;

     - certain tax matters and the payment of taxes;

     - the absence (except as disclosed) of material pending or threatened litigation;

     - the absence of changes to, and the qualification, operation and liability under, employee benefit plans;

     - labor matters;

     - the receipt of the opinion of Ocwen Financial's financial advisor as to the fairness of the Exchange Ratio;

     - the vote required for approval of the Share Issuance by shareholders of Ocwen Financial;

     - environmental matters;

     - title to Ocwen Financial's assets;

     - the absence of certain governmental orders relating to the supervision or regulation of financial institutions;

     - the availability of funds or credit to provide interim financing to OAC; and

     - brokers and finders.

     Many of the representations and warranties of OAC and Ocwen Financial contained in the Merger Agreement are qualified by references to materiality. The Merger Agreement defines a material adverse effect similarly for OAC and Ocwen Financial to mean a material adverse effect on the business, properties, assets, financial condition or results of operations of OAC or Ocwen Financial and their respective subsidiaries taken as a whole, except that such term does not encompass any "mark to market" or other revaluation of the book value of the assets of OAC or Ocwen Financial effected pursuant to generally accepted accounting principles.

CERTAIN COVENANTS AND AGREEMENTS

     CONDUCT OF BUSINESS OF OAC. OAC has agreed, for itself and its subsidiaries, that during the period from the date of the Merger Agreement to the Effective Time, it will carry on its businesses in the ordinary course as currently conducted and use commercially reasonable efforts to preserve intact its current business organization, goodwill, ongoing businesses and its status as a REIT within the meaning of the Code. Without limiting the foregoing, with certain exceptions, the Merger Agreement limits OAC's and its subsidiaries' ability, without the prior recommendation or consent of the Manager, to:

     - pay any dividends other than the 1998 REIT Dividend, split, combine or reclassify its capital stock or authorize the issuance of any other securities in respect of shares of its capital stock or acquire any shares of its capital stock or any rights to acquire any such shares;

     - except as otherwise contemplated by the Merger Agreement, amend its charter, by-laws, partnership agreement or other comparable organizational documents;

     - with certain exceptions (including upon the exchange of limited partnership units in Ocwen Partnership), issue, sell or otherwise encumber capital stock or any related warrants or options;

     - acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets in, any business organization or (ii) any assets that are material, individually or in the aggregate, to OAC and its subsidiaries, taken as a whole;

     - prepare or file any tax return inconsistent with past practice or take any position, make any election, or adopt any method with respect to taxes that is inconsistent with positions taken, elections made or methods used in prior periods (unless required by law or necessary to preserve or terminate OAC's status as a REIT as contemplated by the Merger Agreement or the status of any OAC subsidiary that is a partnership as a partnership for federal tax purposes);

     - change in any material manner any of its accounting methods, principles or practices;

     - settle or compromise any material litigation relating to taxes;

     - without Ocwen Financial's consent, which shall not be unreasonably withheld, settle any stockholder derivative or class action claims arising out of or in connection with the Merger;

     - without Ocwen Financial's consent, enter into or amend any material agreement or arrangement with affiliates, officers, directors or employees;

     - alter its corporate structure or ownership, except that OAC may, no earlier than November 30, 1999, take such action in connection with terminating its status as a REIT;

     - incur any indebtedness or guarantee any such indebtedness or make any loans, advances or capital contributions to any other person, except to the extent permitted by existing indebtedness of OAC or any of its subsidiaries and except for any indebtedness, guarantees, loans, advances or capital contributions between OAC and any of its subsidiaries; or

     - enter into, amend or terminate any agreement material to OAC and its subsidiaries, taken as a whole.

     NO SOLICITATION. Pursuant to the Merger Agreement, OAC has agreed that it, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted prior to the date of the Merger Agreement with respect to any acquisition or exchange of all or any material portion of the assets of, or any equity interest in, OAC or any of its subsidiaries or any business combination with OAC or any of its subsidiaries. In addition, subject to the right of the OAC Board to participate in discussions and negotiations with persons making unsolicited requests for information, OAC agreed that it would not directly or indirectly, through any officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative, initiate or solicit (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or authorize or permit any of its officers, directors, employees, agents, attorneys, investment bankers, financial advisors, accountants, brokers, finders or other representatives to take any such action. OAC has agreed to notify Ocwen Financial in writing (as promptly as practicable) of all of the material details relating to all inquiries and proposals which it or any such officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative may receive relating to any transaction that constitutes, or may reasonably be expected to lead to, any Competing Transaction and if such inquiry or proposal is in writing, OAC has agreed to deliver to Ocwen Financial a copy of such inquiry or proposal.

     "Competing Transaction" means any of the following: (i) any merger, consolidation, share exchange, business combination, or similar transaction involving OAC (or any of its subsidiaries); (ii) any tender offer or exchange offer for 5% or more of the outstanding shares of capital stock of OAC (or any of its subsidiaries) or the filing of a registration statement under the Securities Act in connection therewith; (iii) any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or all or substantially all of the assets of OAC or any of its subsidiaries; or (iv) any public announcements of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     STOCK OPTIONS. The only outstanding option to purchase OAC Common Stock is the option dated May 19, 1997 granted to Ocwen Capital Corporation under the OAC 1997 Stock Option Plan to acquire 1,912,500 shares of OAC Common Stock. Ocwen Financial has agreed to cause such option to be terminated on or prior to the Closing Date.

     MANAGEMENT AGREEMENT. OAC has agreed that, so long as the Merger Agreement is in effect, it will not terminate the Management Agreement, except for cause as provided in the Management Agreement. In addition, OAC has agreed to extend the Management Agreement through December 31, 1999 if the merger has not closed by November 19, 1999.

     INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. For a period of six years from and after the Effective Time, Ocwen Financial has agreed to indemnify the directors, officers, employees or agents of Ocwen who at any time prior to the Effective Time were entitled to indemnification under the Articles of Incorporation and Bylaws of OAC, or employment agreements or indemnity agreements between OAC and its officers or directors existing on the date of the Merger Agreement to the same extent as such directors, officers, employees or agents are entitled to indemnification under such Articles of Incorporation and Bylaws or existing employment agreements or indemnity agreements in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by the Merger Agreement).

     Ocwen Financial has also agreed to provide "run-off" or "tail" director and officer liability coverage to the current and prior directors and officers of OAC without reduction of existing coverage (both as to dollar limits of coverage and as to the subject matter insured against) for a period of six years after the Effective Time; provided, that if, at any time during such six-year period, such coverage is not reasonably available in the insurance market, Ocwen Financial has agreed to provide such "run-off" or "tail" director and officer liability coverage to such directors and officers as it is able to purchase for an annual premium equal to twice the annual insurance premium paid by OAC for director and officer liability insurance during 1999; and provided, further, that in the sixth year, Ocwen Financial shall not be obligated to pay a premium for such insurance in excess of the premium paid in the fifth year.

CONDITIONS PRECEDENT TO THE MERGER

     CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger are subject to the fulfillment of the following conditions:

     - SHAREHOLDER APPROVAL. Approval of the Merger Agreement by the requisite vote of shareholders of OAC in accordance with applicable law and the OAC Charter and the OAC Bylaws and approval of the Share Issuance by the requisite vote of shareholders of Ocwen Financial in accordance with applicable law and the Ocwen Financial Charter and the Ocwen Financial Bylaws.

     - STOCK EXCHANGE LISTING. The authorization of the Ocwen Financial Common Stock issuable in the Merger for listing on the New York Stock Exchange, subject to official notice of issuance.

     - GOVERNMENTAL APPROVALS. All material actions by or in respect of filings with any governmental entity required for the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement having been obtained or made.

     - REGISTRATION STATEMENT. The effectiveness of the registration statement of which this Joint Proxy Statement/Prospectus is a part in accordance with the provisions of the Securities Act; the absence of any stop order suspending the effectiveness of the registration statement having been issued by the SEC and the absence of any proceedings for that purpose having been initiated or, to the knowledge of Ocwen Financial or OAC, threatened by the SEC.

     - NO INJUNCTIONS OR RESTRAINTS. The absence of any temporary restraining order, preliminary or permanent injunction or other order having been issued by any court of competent jurisdiction or other legal restraint or prohibition which is then in effect and which would prevent the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement.

     CONDITIONS TO OBLIGATION OF OAC TO EFFECT THE MERGER. The obligation of OAC to effect the Merger shall be subject to the fulfillment of the following additional conditions:

     - REPRESENTATIONS AND WARRANTIES. The representations and warranties of Ocwen Financial set forth in the Merger Agreement being true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and OAC having received a certificate (which certificate may be qualified by knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of Ocwen Financial by its chief executive officer or chief financial officer to such effect. This condition shall be deemed satisfied notwithstanding any failure of a representation or warranty of Ocwen Financial to be true and correct in all material respects as of the Closing Date if the aggregate amount of Ocwen Financial Economic Losses (as defined below) that would reasonably be expected to arise as a result of the failures of such representations and warranties to be true and correct in all material respects as of the Closing Date does not exceed $20,000,000. "Ocwen Financial Economic Losses" means any and all net damage, net loss, net liability or expense suffered by Ocwen Financial and its subsidiaries taken as a whole, but shall not include any claims, damages, loss, expense or other liability resulting from any class action or shareholders' derivative lawsuits relating to the Merger against Ocwen Financial, if any, filed subsequent to the date of the Merger Agreement, any replacement, refinancing or extension of the maturity date of any debt existing as of the date of the Merger Agreement to the extent such replacement, refinancing or extension does not result in any additional net liability of Ocwen Financial or its subsidiaries taken as a whole, or any amounts paid or expenses or liabilities incurred by Ocwen Financial in fulfilling its obligations under, or taking any action required or permitted by, the Merger Agreement.

     - PERFORMANCE OF OBLIGATIONS. Ocwen Financial having performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time, and OAC having received a certificate of Ocwen Financial signed on behalf of its chief executive officer or chief financial officer to such effect.

     - CONSENTS. All consents and waivers from third parties necessary in connection with the consummation of the Merger by Ocwen Financial and the other transactions contemplated by the Merger Agreement having been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in Ocwen Financial Economic Losses of $20,000,000 or more.

     - SOLVENCY. A bankruptcy event, as described in the Indenture, dated as of September 30, 1996, between Ocwen Financial and Bank One, Columbus, NA, not having occurred and being continuing.

     CONDITIONS TO OBLIGATIONS OF OCWEN FINANCIAL AND ACQUISITION SUB TO EFFECT THE MERGER. The obligations of Ocwen Financial to effect the Merger are subject to the fulfillment of the following additional conditions:

     - REPRESENTATIONS AND WARRANTIES. The representations and warranties of OAC set forth in the Merger Agreement being true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Ocwen Financial having received a certificate (which certificate may be qualified by knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of OAC by its Chairman or President to such effect. This condition shall be deemed satisfied notwithstanding any failure of a representation or warranty of OAC to be true and correct in all material respects as of the Closing Date if the aggregate amount of OAC Economic Losses (as defined below) that would reasonably be expected to arise as a result of the failures of such representations and warranties to be true and correct in all material respects as of the Closing Date does not exceed $10,000,000. "OAC Economic Losses" means any and all net damage, net loss, net liability or expense suffered by OAC and its subsidiaries taken as a whole, but shall not include any claims, damages, loss, expense or other liability resulting from any class action or shareholders' derivative lawsuits relating to the Merger against OAC, if any, filed subsequent to the date of the Merger Agreement, any replacement, refinancing or extension of the maturity date of any debt existing as of the date of the Merger Agreement to the extent such replacement, refinancing or extension does not result in any additional net liability of OAC or its subsidiaries taken as a whole, any amounts paid or expenses or liabilities incurred by OAC in fulfilling its obligations under, or taking any action required or permitted by, the Merger Agreement, or any "mark to market" or other revaluation of the book value of OAC's assets effected pursuant to GAAP.

     - PERFORMANCE OF OBLIGATIONS. OAC having performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time, and Ocwen Financial having received a certificate signed on its behalf by its Chairman or President to such effect.

     - CONSENTS. All consents and waivers from third parties necessary in connection with the consummation of the Merger by OAC and the other transactions contemplated by the Merger Agreement having been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in OAC Economic Losses of $10,000,000 or more.


     - 1998 REIT DIVIDEND. The Board of Directors of OAC having declared the 1998 REIT Dividend prior to September 15, 1999, with a record date at least 14 days before the Merger. This condition shall not apply if after giving effect to the 1998 REIT Dividend, the 1998 REIT Dividend would have either of the effects under the provisions of the Virginia Stock Corporation Act described under "Comparison of Rights of OAC Shareholders and Ocwen Financial Shareholders -- Dividends."


TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of OAC and Ocwen Financial of the matters presented in connection with the Merger:

          (a) by the mutual written consent of Ocwen Financial and OAC;

          (b) by either Ocwen Financial or OAC, upon a breach by the other party of any representation, warranty, covenant or agreement by such other party set forth in the Merger Agreement which breach cannot be cured within 30 days after the giving of written notice thereof to such other party, provided that such breach would be reasonably likely, individually or in the aggregate with other breaches, to result in a material adverse effect;

          (c) by either Ocwen Financial or OAC, if any judgment, injunction, order, decree or action by any governmental entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable;

          (d) by either Ocwen Financial or OAC, if the Merger shall not have been consummated before December 31, 1999; provided, however, that the right to terminate the Merger Agreement for this reason shall not be available to any party whose failure to fulfill any of its obligations contained in the Merger Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to December 31, 1999;

          (e) by either Ocwen Financial or OAC if, upon a vote at the OAC Meeting or any adjournment thereof, approval by the OAC shareholders of the Merger Agreement shall not have been obtained;

          (f) by OAC, if prior to the OAC Meeting, the OAC Board shall have withdrawn or modified in compliance with the Merger Agreement in any manner adverse to Ocwen Financial its approval or recommendation of the Merger or the Merger Agreement;


          (g) by Ocwen Financial, if (i) prior to the OAC Meeting, the OAC Board shall have withdrawn or modified in any manner adverse to Ocwen Financial its approval or recommendation of the Merger or the Merger Agreement in connection with, or approved or recommended, any Superior Competing Transaction (as defined below), (ii) OAC shall have entered into any agreement with respect to any Competing Transaction (other than a confidentiality agreement as contemplated by the Merger Agreement), or
     (iii) prior to the OAC Meeting, the OAC Board shall have withdrawn or modified in any manner adverse to Ocwen Financial its approval or recommendation of the Merger or the Merger Agreement for any reason other than as specified in clause (i) above; or



          (h) by OAC, by action of its Board of Directors, in the circumstances described under "The Merger -- Merger Consideration."


     "Superior Competing Transaction" means a bona fide proposal of a Competing Transaction made by a third party which a majority of the members of the OAC Board determines in good faith to be more favorable to its shareholders than the Merger and which is accompanied by, if applicable, an appropriate financing commitment.

FEES AND EXPENSES

     Except as described below or agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such cost or expense, provided that all printing expenses associated with this Joint Proxy Statement/Prospectus shall be divided equally between Ocwen Financial and OAC.

     OAC has agreed that if the Merger Agreement is terminated pursuant to paragraph (f), (g)(i), (g)(ii) or (g)(iii) under "-- Termination" above, but in the case of termination pursuant to paragraph (g)(iii), only if OAC agrees to a Competing Transaction within three months after termination thereunder, then OAC will pay to Ocwen Financial an amount equal to $3,000,000 (the "Break-Up Fee"). Payment of the

Break Up Fee shall be made, as directed by Ocwen Financial, by wire transfer of immediately available funds only and promptly after OAC shall have entered into any agreement with respect to any Competing Transaction.

     Each of Ocwen Financial and OAC has agreed that if the Merger Agreement is terminated pursuant to paragraph (b) under "-- Termination" above, then the breaching party will pay to the non-breaching party an amount equal to the non-breaching party's out-of-pocket expenses incurred in connection with the Merger Agreement, up to $1,000,000.

INTERIM FINANCING OF OAC'S OPERATIONS

     If requested by the OAC Board following its reasonable good faith determination that incurring such indebtedness is necessary, Ocwen Financial has agreed to provide secured financing to OAC in the amount of up to $25 million, to be provided on an arm's-length basis and on terms consistent with market conditions and applicable debt covenants. However, the OAC Board has agreed to consider in good faith the recommendation of the Manager regarding such financing, including any alternatives recommended by the Manager, including the sale of assets of OAC. OAC will be obligated to repay this financing immediately upon termination of the Merger Agreement pursuant to paragraphs (f) or (g) under "-- Termination" above.

AMENDMENT; WAIVER

     The Merger Agreement may be amended by the parties in writing by action of their respective Boards of Directors at any time before or after the approval of the matters presented in connection with the Merger Agreement to the OAC shareholders. After such approval is obtained, no such amendment, modification or supplement may alter the amount or change the form of the consideration to be delivered to OAC's shareholders.

     Pursuant to the Merger Agreement, at any time prior to the Effective Time, each of OAC and Ocwen Financial may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or (c) waive compliance with any of the agreements or conditions of the other party contained in the Merger Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                               REGULATORY MATTERS


     Ocwen Financial and OAC are not aware of any material governmental or regulatory approvals required to be obtained in order to consummate the Merger.

      OCWEN FINANCIAL UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Condensed Financial Information and explanatory Notes are presented to show the impact on the historical financial position and results of operations of Ocwen Financial of the proposed combination with OAC.

     In accordance with the Merger Agreement, each share of OAC Common Stock outstanding at the effective time of the Merger (other than shares owned by Ocwen Financial or its subsidiaries) will be converted into the right to receive
0.71 of a share of Ocwen Financial Common Stock. Fractional shares will be paid in cash.

     The Unaudited Pro Forma Condensed Financial Information reflects the Merger using the purchase method of accounting.

     The Unaudited Pro Forma Condensed Balance Sheet assumes that the Merger was consummated on June 30, 1999. The Unaudited Pro Forma Condensed Statements of Income reflect the consolidation of the results of operations of Ocwen Financial and OAC for the year ended December 31, 1998 and the six months ended June 30, 1999 as if the Merger had been consummated on January 1, 1998.

     The Unaudited Pro Forma Condensed Financial Information reflects preliminary purchase accounting adjustments. Estimates relating to the fair value of certain assets, liabilities and other items have been made as more fully described in the Notes to the Unaudited Pro Forma Condensed Financial Information. Actual adjustments, which may include adjustments to additional assets, liabilities and other items, will be made on the basis of appraisals and evaluations as of the effective time of the Merger and, therefore, will differ from those reflected in the Unaudited Pro Forma Condensed Financial Information. Ocwen Financial does not believe the actual adjustments will be materially different from those herein.

     The pro forma earnings are not indicative of the results of future operations.

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                                 JUNE 30, 1999


                                                                OCWEN                  PRO FORMA     PRO FORMA
                                                              FINANCIAL      OAC      ADJUSTMENTS     COMBINED
                                                              ----------   --------   -----------    ----------
                                                                           (DOLLARS IN THOUSANDS)
ASSETS:
Cash and due from depository institutions...................  $  107,476   $  5,163    $  (2,414)(2) $  110,225
Interest earning deposits...................................      18,127     27,210           --         45,337
Federal funds sold..........................................      75,000         --           --         75,000
Securities available for sale...............................     733,271    284,488           --      1,017,759
Loans available for sale....................................     132,425         --           --        132,425
Investment securities.......................................      10,825         --           --         10,825
Loan portfolio..............................................     133,678     85,542         (834)(1)    218,386
Match-funded residential loans..............................          --    135,858      (10,035)(1)    125,823
Discount loan portfolio.....................................   1,008,764      5,618          128(1)   1,014,510
Investments in low income housing tax credits...............     180,566         --           --        180,566
Investments in unconsolidated entities......................      79,958         --      (38,859)(2)     41,099
Real estate owned...........................................     183,162         --           --        183,162
Investment in real estate...................................      22,256    211,368      (45,777)(1)    187,847
Premises and equipment......................................      43,805         --           --         43,805
Income taxes receivable.....................................      36,627         --           --         36,627
Deferred tax asset..........................................      68,279         --       23,143(1)      91,422
Excess of purchase price over net assets acquired...........      17,030         --           --         17,030
Principal, interest and dividends receivable................      11,798      4,353           --         16,151
Escrow advances on loans....................................     107,097         --           --        107,097
Other assets................................................      42,123     19,009       (5,809)(1)     53,402
                                                                                          (1,921)(2)
                                                              ----------   --------    ---------     ----------
                                                              $3,012,267   $778,609    $ (82,378)    $3,708,498
                                                              ==========   ========    =========     ==========
LIABILITIES AND SHAREHOLDERS' EQUITY:
LIABILITIES:
Deposits....................................................  $1,874,553   $     --    $  (2,414)(2) $1,872,139
Securities sold under agreements to repurchase..............     133,741     73,847           --        207,588
Obligations outstanding under lines of credit...............      94,039     41,015           --        135,054
Obligations outstanding under lines of credit -- secured by
  real estate...............................................          --    143,756           --        143,756
Notes, debentures and other interest bearing obligations....     279,236    143,000      (18,394)(1)    403,842
Bonds -- match funded loan agreement........................          --    124,209          439(1)     124,648
Accrued interest payable....................................      27,318         --           --         27,318
Accrued expenses, payables and other liabilities............      41,928     22,806       19,289(1)      82,102
                                                                                          (1,921)(2)
Negative goodwill...........................................          --         --       48,790(1)      48,790
                                                              ----------   --------    ---------     ----------
    Total liabilities.......................................   2,450,815    548,633       45,789      3,045,237
                                                              ----------   --------    ---------     ----------
Company-obligated, mandatorily redeemable securities of
  subsidiary trust holding solely junior subordinated
  debentures of the Company.................................     125,000                      --        125,000
Minority interest...........................................         465     21,968      (21,968)(1)        465
SHAREHOLDERS' EQUITY:
Preferred stock.............................................          --         --           --             --
Common stock................................................         608        190          (66)(1)        732
Treasury stock..............................................      (1,832)        --                      (1,832)
Additional paid-in capital..................................     166,262    294,492     (192,807)(1)    267,947
Retained earnings...........................................     262,953    (65,345)      65,345(1)     262,953
Cumulative dividends declared...............................          --    (36,278)      36,278(1)          --
Accumulated other comprehensive income:
  Unrealized gain (loss) on securities available for sale...       9,947     16,365      (16,365)(1)      9,947
  Net unrealized foreign currency translation loss..........      (1,951)    (1,416)       1,416(1)      (1,951)
                                                              ----------   --------    ---------     ----------
    Total shareholders' equity..............................     435,987    208,008     (106,199)       537,796
                                                              ----------   --------    ---------     ----------
                                                              $3,012,267   $778,609    $ (82,378)    $3,708,498
                                                              ==========   ========    =========     ==========

                 UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT

                         SIX MONTHS ENDED JUNE 30, 1999

                                                                OCWEN                     PRO FORMA      PRO FORMA
                                                              FINANCIAL        OAC       ADJUSTMENTS      COMBINED
                                                              ----------    ---------    ------------    ----------
                                                              (DOLLARS AND SHARES IN THOUSANDS, EXCEPT SHARE DATA)
INTEREST INCOME:
  Federal funds sold and repurchase agreements..............   $  5,454     $     43      $      --      $   5,497
  Securities available for sale.............................     32,848       25,702             --         58,550
  Loans available for sale..................................     19,144           --             --         19,144
  Loans.....................................................     15,044        4,147             --         19,191
  Discount loans............................................     55,556          259             --         55,815
  Match-funded residential loans............................         --        6,327             --          6,327
  Investment securities and other...........................      1,035          778            (61)(2)      1,752
                                                               --------     --------      ---------      ---------
                                                                129,081       37,256            (61)       166,276
                                                               --------     --------      ---------      ---------
INTEREST EXPENSE:
  Deposits..................................................     50,387           --            (61)(2)     50,326
  Securities sold under agreements to repurchase............      3,772        4,681             --          8,453
  Advances from the Federal Home Loan Bank..................         37           --             --             37
  Obligations outstanding under lines of credit.............      9,017        1,313             --         10,330
  Notes, debentures and other interest bearing
    obligations.............................................     13,423        8,266             --         21,689
  Bonds -- match-funded loan agreements.....................         --        4,776             --          4,776
                                                               --------     --------      ---------      ---------
                                                                 76,636       19,036            (61)        95,611
                                                               --------     --------      ---------      ---------
  Net interest income before provision for loan losses......     52,445       18,220             --         70,665
Provision for loan losses...................................      4,362          479             --          4,841
                                                               --------     --------      ---------      ---------
  Net interest income after provision for loan losses.......     48,083       17,741             --         65,824
                                                               --------     --------      ---------      ---------
NON-INTEREST INCOME:
  Servicing fees and other charges..........................     37,180           --         (1,352)(2)     35,828
  (Loss) gain on interest earning assets, net...............     14,275      (31,362)            --        (17,087)
  Gain of real estate owned, net............................      3,306           --             --          3,306
  Other non-interest income.................................     15,625           --         (3,055)(2)     12,570
                                                               --------     --------      ---------      ---------
                                                                 70,386      (31,362)        (4,407)        34,617
                                                               --------     --------      ---------      ---------
NON-INTEREST EXPENSE:
  Compensation and employee benefits........................     51,540           --             --         51,540
  Occupancy and equipment...................................     19,369           --             --         19,369
  Net operating loss on investments in real estate and
    certain low-income housing tax credit interests.........      3,221          494             --          3,715
  Amortization of excess of purchase price over net assets
    acquired and negative goodwill..........................        487           --         (4,879)(3)     (4,392)
  Loan expenses.............................................      6,780           --             --          6,780
  Real estate due diligence expenses........................         --          123             --            123
  Other non-interest expenses...............................     18,511        6,659         (4,407)(2)     20,763
                                                               --------     --------      ---------      ---------
                                                                 99,908        7,276         (9,286)        97,898
                                                               --------     --------      ---------      ---------
  Distributions on Company-obligated, mandatory redeemable
    securities of subsidiary trust holding solely junior
    subordinated debentures.................................      6,797           --             --          6,797
  Equity in (losses) earnings of investments in
    unconsolidated entities.................................     (4,713)          --          3,486(2)      (1,227)
                                                               --------     --------      ---------      ---------
  (Loss) income before income taxes.........................      7,051      (20,897)         8,365         (5,481)
  Income tax benefit (expense)..............................     (1,396)          --           (722)(4)     (2,118)
  Minority interest in net loss of consolidated
    subsidiary..............................................        128        1,946         (1,946)(2)        128
                                                               --------     --------      ---------      ---------
  Net income (loss).........................................   $  5,783     $(18,951)     $   5,697      $  (7,471)
                                                               ========     ========      =========      =========
Net income (loss) per share:
  Basic.....................................................   $   0.10     $  (1.00)            --      $   (0.10)
  Diluted...................................................       0.10        (1.00)            --          (0.10)
Weighted average shares outstanding:
  Basic.....................................................     60,765       18,965             --         73,137
  Diluted...................................................     60,807       18,965             --         73,179

                 UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT

                          YEAR ENDED DECEMBER 31, 1998

                                                                OCWEN                     PRO FORMA      PRO FORMA
                                                              FINANCIAL        OAC       ADJUSTMENTS      COMBINED
                                                              ----------    ---------    ------------    ----------
                                                              (DOLLARS AND SHARES IN THOUSANDS, EXCEPT SHARE DATA)
INTEREST INCOME:
  Federal funds sold and repurchase agreements..............   $  7,930     $    482       $     --       $  8,412
  Securities held for trading...............................         --          107             --            107
  Securities available for sale.............................     40,705       43,446             --         84,151
  Loans available for sale..................................     56,791           --             --         56,791
  Loans.....................................................     38,609       14,160             --         52,769
  Discount loans............................................    160,847        2,117             --        162,964
  Match-funded residential loans............................         --        1,915             --          1,915
  Investment securities and other...........................      2,812          731           (121)(2)      3,422
                                                               --------     --------       --------       --------
                                                                307,694       62,958           (121)       370,531
                                                               --------     --------       --------       --------
INTEREST EXPENSE:
  Deposits..................................................    116,584           --           (121)(2)    116,463
  Securities sold under agreements to repurchase............      6,514       11,683             --         18,197
  Advances from the Federal Home Loan Bank..................        120           --             --            120
  Obligations outstanding under lines of credit.............     34,587        6,515             --         41,102
  Notes, debentures and other interest bearing
    obligations.............................................     27,088        7,799             --         34,887
  Bonds -- match-funded loan agreements.....................         --        1,531             --          1,531
                                                               --------     --------       --------       --------
                                                                184,893       27,528           (121)       212,300
                                                               --------     --------       --------       --------
  Net interest income before provision for loan losses......    122,801       35,430             --        158,231
Provision for loan losses...................................     18,509          642             --         19,151
                                                               --------     --------       --------       --------
  Net interest income after provision for loan losses.......    104,292       34,788             --        139,080
                                                               --------     --------       --------       --------
NON-INTEREST INCOME:
  Servicing fees and other charges..........................     59,180           --         (2,400)(2)     56,780
  (Loss) gain on interest earning assets, net...............     (1,594)     (86,267)            --        (87,861)
  Gain on sale of real estate owned, net....................     14,033           --             --         14,033
  Other non-interest income.................................     39,696           --         (5,892)(2)     33,804
                                                               --------     --------       --------       --------
                                                                111,315      (86,267)        (8,292)        16,756
                                                               --------     --------       --------       --------
NON-INTEREST EXPENSE:
  Compensation and employee benefits........................    115,556           --             --        115,556
  Occupancy and equipment...................................     34,878           --             --         34,878
  Net operating loss (income) on investments in real estate
    and certain low-income housing tax credit interests.....      6,753       (1,140)            --          5,613
  Amortization and write-off of excess of purchase price
    over net assets acquired and negative goodwill..........     11,614           --         (9,758)(3)      1,856
  Loan expenses.............................................     25,193           --             --         25,193
  Real estate due diligence expenses........................         --        1,818             --          1,818
  Foreign currency loss.....................................         --         (117)            --           (117)
  Other non-interest expenses...............................     32,400       11,616         (8,292)(2)     35,724
                                                               --------     --------       --------       --------
                                                                226,394       12,177        (18,050)       220,521
                                                               --------     --------       --------       --------
Distributions on Company-obligated, mandatory redeemable
  securities of subsidiary trust holding solely junior
  subordinated debentures...................................     13,594           --             --         13,594
Equity in (losses) earnings of investments in unconsolidated
  entities..................................................     (7,985)          --          8,701(2)         716
                                                               --------     --------       --------       --------
(Loss) before income taxes..................................    (32,366)     (63,656)        18,459        (77,563)
Income tax benefit (expense)................................     30,699           --        (15,566)(4)     15,133
Minority interest in net loss of consolidated subsidiary....        467        4,855         (4,855)(2)        467
                                                               --------     --------       --------       --------
Net (loss) from operations before extraordinary item........   $ (1,200)    $(58,801)      $ (1,962)      $(61,963)
                                                               ========     ========       ========       ========
Net (loss) from operations before extraordinary item per
  share:
  Basic.....................................................   $  (0.02)    $  (3.10)            --       $  (0.85)
  Diluted...................................................      (0.02)       (3.10)            --          (0.85)
Weighted average shares outstanding:
  Basic.....................................................     60,737       18,965             --         73,093
  Diluted...................................................     60,737       18,965             --         73,093

        NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION
             (DOLLARS AND SHARES IN THOUSANDS, EXCEPT SHARE PRICE)

     The Unaudited Pro Forma Condensed Financial Information is based on the following adjustments and related assumptions; the actual purchase accounting adjustments will be made on the basis of appraisals and evaluations as of the date of consummation of the Merger and, therefore, will differ from those reflected in the Unaudited Pro Forma Condensed Financial Information. Ocwen Financial believes that the actual adjustments, in the aggregate, will not be materially different from those herein.

NOTE 1 -- PRELIMINARY PURCHASE ACCOUNTING ADJUSTMENTS

     The purchase accounting adjustments to record the merger used in the preparation of the Unaudited Pro Forma Condensed Balance Sheet as of June 30, 1999 are summarized below:

Shares of OAC Common Stock outstanding, net of shares owned
  by Ocwen Financial and its wholly-owned subsidiaries......     17,425(A)
Exchange Ratio..............................................       0.71
                                                              ---------
Ocwen Financial Common Stock equivalent.....................     12,372
Assumed Ocwen Financial Share Price.........................  $   7.825(B)
                                                              ---------
Preliminary purchase price..................................  $  96,809
Estimated merger-related transaction costs..................      5,000
                                                              ---------
Total purchase price........................................    101,809
Historical net assets of OAC acquired.......................    191,117
                                                              ---------
Net assets in excess of purchase price......................  $ (89,308)
                                                              =========
Adjustments to fair value of net assets of OAC acquired:
  Loan portfolio............................................  $    (834)(C)
  Match-funded residential loans............................    (10,035)(C)
  Discount loan portfolio...................................        128(C)
  Investment in real estate.................................    (45,777)(D)
  Deferred tax asset........................................     23,143(E)
  Other assets..............................................     (5,809)(C)
  Notes, debentures and other interest bearing
     obligations............................................     18,394(C)
  Bonds -- match funded loan agreements.....................       (439)(C)
  Accrued expenses, payables and other liabilities..........    (19,289)(F)
  Negative goodwill.........................................    (48,790)(G)
                                                              ---------
                                                              $ (89,308)
                                                              =========

-------------------------

(A) The number of shares of OAC Common Stock to be exchanged will be those outstanding immediately prior to the effective time of the Merger (other than those owned by Ocwen Financial and its wholly-owned subsidiaries). The number of shares of OAC Common Stock outstanding on June 30, 1999 has been used in the pro forma computations.
(B) Average Ocwen Financial Common Stock price for the five day period immediately before and after the merger announcement date of July 26, 1999.
(C) Represents the amounts recorded to adjust the carrying values of the respective OAC assets and liabilities to fair value.

(D) Primarily represents the allocation of a portion of the net assets in excess of purchase price to certain investments in real estate.
(E) Represents the estimated net deferred tax asset, using an effective tax rate of 37%, associated with the differences between the tax basis and book basis of the net OAC assets acquired and the impact of the pro forma adjustments net of a valuation allowance of $39,600.

(F) Represents the final 1998 OAC dividend which was declared on August 23, 1999 and the estimated Ocwen Financial merger-related transaction costs. The amount of the dividend payable recorded is based on the number of outstanding OAC Common Stock, excluding the OAC Common Stock owned by Ocwen Financial and its wholly-owned subsidiaries which would be eliminated in consolidation.

(G) Represents the excess of net assets acquired over the purchase price.

NOTE 2 -- INTERCOMPANY ELIMINATIONS

     All material intercompany transactions and balances have been eliminated.

     In the Unaudited Pro Forma Condensed Balance Sheet, the eliminations relate to Ocwen Financial's existing investment in OAC, OAC cash deposits at Ocwen Financial and certain other operating payables and receivables.


     In the Unaudited Pro Forma Condensed Income Statements, the eliminations relate to management and servicing fees paid by OAC to Ocwen Financial, Ocwen Financial's pro rata share of the loss of OAC from its existing investment, and interest income and expense on the OAC cash deposits at Ocwen Financial.


NOTE 3 -- AMORTIZATION OF NEGATIVE GOODWILL

     The negative goodwill is being amortized on a straight line basis over a period of five years.

NOTE 4 -- INCOME TAX PROVISION


     As a REIT, OAC was not generally subject to income tax. After the Merger, OAC's operating results would be included with those of Ocwen Financial and would become subject to income tax.

                 DESCRIPTION OF OCWEN FINANCIAL'S CAPITAL STOCK

     Set forth below is a description of the Ocwen Financial Common Stock. The following statements are brief summaries of, and are subject to the detailed provisions of, Ocwen Financial's Amended and Restated Articles of Incorporation (the "Ocwen Financial Charter"), Ocwen Financial's Amended and Restated Bylaws (the "Ocwen Financial Bylaws") and the relevant provisions of the Florida Business Corporation Act. See "Where You Can Find More Information."

AUTHORIZED CAPITAL STOCK

     Ocwen Financial currently is authorized to issue up to 200,000,000 shares of Ocwen Financial Common Stock. Ocwen Financial is also authorized to issue up to 20,000,000 shares of preferred stock, par value $.01 per share ("Ocwen Financial Preferred Stock"), in series, but has not issued any such shares. If such shares are issued, the Ocwen Financial Board may fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the shares of each series.


     At August 26, 1999, there were 60,591,656 shares of Ocwen Financial Common Stock outstanding and no shares of Ocwen Financial Preferred Stock were outstanding.


DIVIDENDS

     Dividends may be paid on the Ocwen Financial Common Stock if, as and when declared by the Ocwen Financial Board, subject to compliance with limitations imposed by law. The holders of Ocwen Financial Common Stock are entitled to receive and share equally in such dividends as may be declared by the Ocwen Financial Board out of the funds legally available therefor. If Ocwen Financial issues preferred stock, the holders thereof may have a priority over the holders of the Ocwen Financial Common Stock with respect to dividends.

     Ocwen Financial has not declared or paid any cash dividends on the Ocwen Financial Common Stock to date and does not anticipate that it will declare or pay any such distributions in the near future.

VOTING RIGHTS

     The holders of Ocwen Financial Common Stock possess exclusive voting rights in Ocwen Financial. They elect the Ocwen Financial Board and act on such other matters as are required to be presented to them under applicable law or the Ocwen Financial Charter or as are otherwise presented to them by the Ocwen Financial Board. Each share of Ocwen Financial Common Stock entitles the holder thereof to one vote at all meetings of shareholders, and such votes may not be cumulated in the election of directors. If Ocwen Financial issues preferred stock, holders of the preferred stock also may possess voting rights.

LIQUIDATION RIGHTS

     In the event of any liquidation, dissolution or winding up of Ocwen Financial, the holders of the then outstanding Ocwen Financial Common Stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Ocwen Financial available for distribution. If Ocwen Financial Preferred Stock is issued, the holders thereof may have a priority over the holders of the Ocwen Financial Common Stock in the event of liquidation or dissolution.

MISCELLANEOUS

     Each share of Ocwen Financial Common Stock has the same relative rights as, and is identical in all respects to, each other share of Ocwen Financial Common Stock. All shares of Ocwen Financial Common Stock currently outstanding are fully paid and nonassessable. The Ocwen Financial Common Stock represents nonwithdrawable capital and is not subject to call for redemption. The Ocwen Financial Common Stock is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other governmental authority. Holders of Ocwen Financial Common Stock are not entitled to preemptive rights with respect to any shares that may be issued in the future. Thus, Ocwen Financial may sell shares of Ocwen Financial Common Stock without first offering them to the then holders of the Ocwen Financial Common Stock.

     The transfer agent and registrar for the Ocwen Financial Common Stock is The Bank of New York.

                    COMPARISON OF RIGHTS OF OAC SHAREHOLDERS
                        AND OCWEN FINANCIAL SHAREHOLDERS

     The statements set forth under this heading with respect to the Virginia Stock Corporation Act, OAC's Restated and Amended Articles of Incorporation, as amended (the "OAC Charter"), and By-laws (the "OAC Bylaws"), the Florida Business Corporation Act, the Ocwen Financial Charter and the Ocwen Financial Bylaws (copies of which have been filed as Exhibits to the Registration Statement) are brief summaries thereof and do not purport to be complete; such statements are subject to the detailed provisions of the FBCA, the VSCA, the OAC Charter, the OAC Bylaws, the Ocwen Financial Charter and the Ocwen Financial Bylaws. See "Where You Can Find More Information."

     Upon consummation of the Merger and delivery of their OAC Certificates to the Exchange Agent, shareholders of OAC will become shareholders of Ocwen Financial. Since Ocwen Financial is a Florida corporation, the rights of the shareholders of Ocwen Financial are governed by the applicable laws of the State of Florida, including the FBCA, and by the Ocwen Financial Charter and the Ocwen Financial Bylaws. Since OAC is a Virginia corporation, the rights of the shareholders of OAC are governed by the applicable laws of the Commonwealth of Virginia, including the VSCA, and by the OAC Charter and the OAC Bylaws.

     While there are similarities between the FBCA and the VSCA as well as between the charters and bylaws of Ocwen Financial and OAC, a number of differences do exist. The following is a summary of certain material differences between the current rights of Ocwen Financial shareholders and OAC shareholders under the FBCA and the VSCA, respectively, and under the respective charters and bylaws of Ocwen Financial and OAC.

                                           OCWEN FINANCIAL
                                         SHAREHOLDER RIGHTS           OAC SHAREHOLDER RIGHTS
                                    -----------------------------  -----------------------------
AUTHORIZED CAPITAL STOCK            Ocwen Financial's authorized   OAC's authorized capital
                                    capital stock consists of      stock consists of 200,000,000
                                    200,000,000 shares of common   shares of common stock and
                                    stock and 20,000,000 shares    25,000,000 shares of
                                    of preferred stock.            preferred stock, $.01 par
                                                                   value per share.

NUMBER OF DIRECTORS; ELECTION;      Under the FBCA, a board of     Under the VSCA, the number of
  CLASSIFICATION                    directors must consist of one  directors constituting the
                                    or more individuals, with the  board of directors is
                                    number specified in or fixed   specified in the articles of
                                    in accordance with the         incorporation or bylaws.
                                    articles of incorporation or   Under the OAC Bylaws, the
                                    bylaws. The Ocwen Financial    number of directors may not
                                    Charter provides that the      be less than one nor more
                                    number of directors shall be   than nine. The OAC board, by
                                    from three to seven, with the  resolution, has fixed the
                                    exact number to be fixed by    number of directors at three.
                                    the Ocwen Financial Board or
                                    by the shareholders. The
                                    Ocwen Financial Board, by
                                    resolution, has fixed the
                                    number of directors at five.

                                    Under the FBCA, directors are  Under the VSCA, directors are elected by a plurality of the  elected by a plurality of the
                                    votes cast at a meeting of     votes cast at a meeting of
                                    shareholders                   shareholders

                                           OCWEN FINANCIAL
                                         SHAREHOLDER RIGHTS           OAC SHAREHOLDER RIGHTS
                                    -----------------------------  -----------------------------
                                    by the holders of shares       by the holders of shares
                                    entitled to vote in the        entitled to vote in the
                                    election.                      election.

                                    The Ocwen Financial Bylaws     Any vacancy on the OAC board
                                    provide that vacancies and     may be filled by a majority
                                    newly created directorships    of the remaining directors,
                                    may be filled by election at   even if less than a quorum.
                                    a meeting of shareholders or
                                    by written consent of the      Neither the OAC Charter nor
                                    holders of stock entitled to   the OAC Bylaws provides for
                                    vote, or, except as otherwise  cumulative voting in the
                                    provided by law or the Ocwen   election of directors.
                                    Financial Charter, by a
                                    majority of the directors
                                    then in office, although less
                                    than a quorum, or by a sole
                                    remaining director.

                                    The FBCA permits the           None of the organizational
                                    classification of a board of   documents of OAC contains a
                                    directors into up to three     classified board provision.
                                    classes. None of the
                                    organizational documents of
                                    Ocwen Financial contains a
                                    classified board provision.

REMOVAL OF DIRECTORS                The FBCA and the Ocwen         Under the VSCA, a director
                                    Financial Bylaws provide that  may generally be removed by
                                    a director may be removed      the shareholders, with or
                                    with or without cause if the   without cause, if the number
                                    number of votes cast to        of votes cast to remove the
                                    remove the director exceeds    director constitutes a
                                    the number of votes cast not   majority of the votes
                                    to remove him or her.          entitled to be cast at an
                                                                   election of directors of the
                                                                   voting group(s) by which the
                                                                   director was elected.
                                                                   The OAC Bylaws provide that
                                                                   the shareholders may remove a
                                                                   director, with or without
                                                                   cause, by the affirmative
                                                                   vote of the holders of not
                                                                   less than two-thirds of all
                                                                   the shares entitled to vote
                                                                   in the election of directors.

SPECIAL MEETINGS OF SHAREHOLDERS    Under the FBCA, a special      Under the VSCA, a special
                                    meeting of shareholders may    meeting of shareholders may
                                    be called by the board of      be called by the chairman of
                                    directors, such other persons  the board, the president, the
                                    as may be authorized in the    board of directors or by any
                                    articles of incorporation or   person authorized to do so in
                                    bylaws or the holders of not   the articles of incorporation
                                    less than 10% (unless a        or bylaws. The OAC Bylaws
                                    greater percentage, but not    provide that special meetings
                                    more than 50%, is required     of the shareholders of

                                           OCWEN FINANCIAL
                                         SHAREHOLDER RIGHTS           OAC SHAREHOLDER RIGHTS
                                    -----------------------------  -----------------------------
                                    by the articles of             OAC may be called at any time
                                    incorporation) of all the      by the OAC Board, the
                                    votes entitled to be cast on   president or a majority of
                                    any issue proposed to be       the independent directors or
                                    considered at the meeting.     upon the written request of
                                                                   holders of shares entitled to
                                    The Ocwen Financial Bylaws     cast not less than 10% of all
                                    provide that special meetings  the votes entitled to be cast of shareholders may be called  at such meeting.
                                    by the chairman of the board
                                    or the president, and shall
                                    be called by the chairman of
                                    the board, the president or
                                    the secretary when directed
                                    to do so by resolution of the
                                    board of directors or at the
                                    written request of
                                    shareholders holding at least
                                    10% of the corporation's
                                    stock entitled to vote at
                                    such meeting.

SHAREHOLDER VOTING RIGHTS           Under the FBCA, if a quorum    Under the VSCA, with respect
  GENERALLY                         is present, action on a        to matters other than the
                                    matter (other than the         election of directors, unless
                                    election of directors) by a    a greater number of
                                    voting group is approved if    affirmative votes is required
                                    the votes cast within the      by statute or the articles of
                                    voting group favoring the      incorporation, if a quorum
                                    action exceed the votes cast   exists, action on any matter
                                    opposing the action, unless    is approved by the
                                    the articles of incorpora-     shareholders if the votes
                                    tion or the FBCA requires a    cast favoring the action
                                    greater number of affirmative  exceed the votes cast
                                    votes. The Ocwen Financial     opposing the action.
                                    Bylaws provide that whenever
                                    corporation action (other
                                    than the election of
                                    directors) is to be taken by
                                    vote of shareholders at a
                                    meeting, it shall, except as
                                    otherwise required by law or
                                    the Ocwen Financial Charter
                                    or Bylaws, be approved if the
                                    votes cast by the holders of
                                    the shares represented at the
                                    meeting and entitled to vote
                                    on the subject matter
                                    favoring the action exceed
                                    the votes cast opposing the
                                    action.

                                    Ocwen Financial common stock   OAC common stock is not
                                    is not divided into classes    divided into classes and
                                    and holders of Ocwen           holders of OAC common stock
                                    Financial common stock are     are entitled to one vote for
                                    entitled to one                each share

                                           OCWEN FINANCIAL
                                         SHAREHOLDER RIGHTS           OAC SHAREHOLDER RIGHTS
                                    -----------------------------  -----------------------------
                                    vote for each share held on    held on each matter upon
                                    each matter upon which         which shareholders have the
                                    shareholders have the right    right to vote.
                                    to vote.

SHAREHOLDER VOTING IN CERTAIN       The FBCA requires that the     Under the VSCA, a corporation
  SIGNIFICANT TRANSACTIONS          sale, lease, exchange, or      may sell, lease, exchange or
                                    other disposition of all, or   otherwise dispose of all, or
                                    substantially all, the         substantially all, of its
                                    property and assets of a       property, other than in the
                                    corporation or a plan or       usual and regular course of
                                    merger or plan of share        business, if the proposed
                                    exchange must be approved by   transaction is approved by
                                    the shareholders by a          more than two-thirds of all
                                    majority of all the votes      the votes entitled to be cast
                                    entitled to be cast thereon,   thereon. A merger or share
                                    unless the FBCA, the articles  exchange plan must be
                                    of incorporation or the board  approved by each voting group
                                    of directors requires a        entitled to vote separately
                                    greater vote or a vote by      on the plan by more than
                                    voting groups or classes.      two-thirds of all the votes
                                                                   entitled to be cast on the
                                                                   plan by that voting group.
                                                                   The articles of incorporation
                                                                   may provide for a greater or
                                                                   lesser vote, but not less
                                                                   than a majority of all the
                                                                   votes cast on the transaction
                                                                   by each voting group entitled
                                                                   to vote on the transaction.
                                                                   The OAC Charter does not
                                                                   provide for a greater or
                                                                   lesser vote.

                                    Under the FBCA, a board of     The VSCA generally provides
                                    directors may propose one or   that the articles of
                                    more amendments to the         incorporation may be amended
                                    articles of incorporation for  through a proposal submitted
                                    submission to the              by the board of directors to
                                    shareholders. Unless the       the shareholders for their
                                    FBCA, the articles of          approval. Unless the articles
                                    incorporation or the board of  of incorporation provide
                                    directors requires a greater   otherwise, the amendment to
                                    vote or a vote by voting       be adopted must be approved
                                    groups, the amendment to be    by each voting group entitled
                                    adopted must be approved by a  to vote on the proposed
                                    majority of the votes          amendment by more than
                                    entitled to be cast on the     two-thirds of all the votes
                                    amendment by any voting group  entitled to be cast by that
                                    with respect to which the      voting group. The articles of
                                    amendment would create         incorporation may provide for
                                    dissenters' rights and the     a greater or lesser vote, but
                                    votes required for other       not less than a majority of
                                    matters submitted to the       all the votes cast on the
                                    shareholders by every other    amendment by each voting
                                    voting group entitled to vote  group entitled to vote on
                                    on the amendment.

                                           OCWEN FINANCIAL
                                         SHAREHOLDER RIGHTS           OAC SHAREHOLDER RIGHTS
                                    -----------------------------  -----------------------------
                                                                   the amendment. Class votes
                                                                   are required in certain
                                                                   circumstances that, in
                                                                   general, affect a class of
                                                                   shares adversely or uniquely.
                                                                   In certain very limited
                                                                   circumstances, which involve
                                                                   certain ministerial actions
                                                                   that are likely to be
                                                                   immaterial to shareholders,
                                                                   the VSCA permits the articles
                                                                   of incorporation to be
                                                                   amended by action of the
                                                                   board of directors without
                                                                   shareholder approval.

                                                                   The OAC Charter provides
                                                                   that, except for certain
                                                                   provisions relating to the
                                                                   OAC Board and the removal of
                                                                   the ownership limit, each of
                                                                   which requires the
                                                                   affirmative vote of
                                                                   two-thirds of the shares
                                                                   entitled to vote thereon, the
                                                                   OAC Charter may be amended by
                                                                   an affirmative vote of a
                                                                   majority of the shares of OAC
                                                                   Common Stock entitled to vote
                                                                   on such matter.

                                    Under Florida law, a corpora-  In general, under Virginia
                                    tion's board of directors may  law, the bylaws of a
                                    amend or repeal the bylaws     corporation may be amended by
                                    unless the articles of         the board of directors,
                                    incorporation or the FBCA      except in those instances in
                                    reserve the power to amend     which the VSCA or the
                                    the bylaws generally or a      corporation's articles of
                                    particular bylaw provision     incorporation or bylaws
                                    exclusively to the share-      provide otherwise. Action by
                                    holders or the shareholders,   shareholders to amend or
                                    in amending or repealing the   repeal amendments to the
                                    bylaws generally or a          bylaws can overrule action
                                    particular provision, provide  taken by the board of
                                    expressly that the board of    directors. The OAC Charter
                                    directors may not amend or     and Bylaws provide that the
                                    repeal the bylaws or that      Bylaws may be adopted,
                                    provision.                     amended, or repealed by the
                                                                   OAC Board, except for such
                                    The Ocwen Financial Charter    bylaws as may have been
                                    does not reserve any powers    adopted by the shareholders.
                                    to amend bylaws exclusively    In addition, the OAC Bylaws
                                    to the shareholders.           provide that amendments to
                                                                   certain bylaws relating to
                                    The Ocwen Financial Bylaws     directors require the
                                    provide that they may be       affirmative vote of 80% of
                                    altered, amended or repealed,  the entire board of directors
                                    and that                       and the holders of two-thirds
                                                                   of all the

                                           OCWEN FINANCIAL
                                         SHAREHOLDER RIGHTS           OAC SHAREHOLDER RIGHTS
                                    -----------------------------  -----------------------------
                                    new bylaws may be adopted, by  outstanding shares entitled
                                    the Ocwen Financial board or   to vote on the election of
                                    by the shareholders.           directors, voting separately
                                                                   as a class.

CONSENT TO ACTIONS OF SHAREHOLDERS  The FBCA and the Ocwen         The VSCA permits action
  IN LIEU OF MEETING                Financial Bylaws permit        otherwise required or
                                    action required or permitted   permitted to be taken at a
                                    to be taken at a meeting of    shareholders' meeting to be
                                    shareholders to be taken       taken without a meeting if
                                    without a meeting, without     the action is taken by all
                                    prior notice, and without a    shareholders entitled to vote
                                    vote if the action is taken    on the action. The OAC Bylaws
                                    by the holders of outstanding  provide that action may be
                                    stock of each voting group     taken by shareholders without
                                    entitled to vote thereon       a meeting if a consent in
                                    having not less than the       writing, setting forth such
                                    minimum number of votes with   action, is signed by each
                                    respect to each voting group   shareholder entitled to vote
                                    that would be necessary to     on the matter and any other
                                    authorize or take such action  shareholder entitled to
                                    at a meeting at which all      notice of a meeting of
                                    voting groups and shares       shareholders has waived in
                                    entitled to vote thereon were  writing any right to dissent
                                    present and voted.             from such action.

BUSINESS COMBINATIONS               The FBCA, except as to compa-  The VSCA, except as to compa-
                                    nies that elect not to be      nies that elect not to be
                                    covered, prohibits certain     covered, prohibits certain
                                    business combinations between  business combinations between a Florida corporation and any  a Virginia corporation and
                                    "interested shareholder."      any "interested shareholder."
                                    Ocwen Financial has elected    An interested shareholder is,
                                    not to be covered by this      among others, a person who
                                    provision of the FBCA.         is, or an affiliate who was
                                                                   within three years of the
                                                                   transaction, a beneficial
                                                                   owner of more than 10% of any
                                                                   class of the outstanding
                                                                   voting shares of the
                                                                   applicable corporation. In
                                                                   such a case, unless the
                                                                   affiliated transaction
                                                                   satisfies certain "fair
                                                                   price" criteria or comes
                                                                   within one of certain
                                                                   exemptions, the affiliated
                                                                   transaction must be approved
                                                                   by the affirmative vote of a
                                                                   majority of the disinterested
                                                                   directors and by the
                                                                   affirmative vote of the
                                                                   holders of two-thirds of the
                                                                   voting shares other than
                                                                   shares beneficially owned by
                                                                   the interested shareholder.
                                                                   OAC has not made any election
                                                                   in the

                                           OCWEN FINANCIAL
                                         SHAREHOLDER RIGHTS           OAC SHAREHOLDER RIGHTS
                                    -----------------------------  -----------------------------
                                                                   OAC Charter not to be covered
                                                                   by this provision of the
                                                                   VSCA.

                                    Under Florida law, voting      Under Virginia law, voting
                                    rights for "control shares"    rights for "control shares"
                                    must be approved by a          must be approved by a
                                    corporation's shareholders,    corporation's shareholders,
                                    not including the shares held  not including the shares held
                                    by interested parties.         by interested parties.
                                    "Control shares" are shares    "Control shares" are shares
                                    whose acquisition entitles     whose acquisition entitles
                                    the acquirer to between 1/5    the acquirer to between 1/5
                                    and 1/3, between 1/3 and       and 1/3, between 1/3 and
                                    1/2, or greater than 1/2 of a  1/2, or greater than 1/2 of a
                                    corporation's voting power.    corporation's voting power.
                                    If a shareholder has acquired  If a shareholder has acquired
                                    control shares with a          control shares with a
                                    majority of all voting power   majority of all voting power
                                    and these shares have been     and these shares have been
                                    given voting rights, all       given voting rights, all
                                    other shareholders have        other shareholders have
                                    dissenters' rights. Florida    dissenters' rights. Virginia
                                    law exempts certain            law exempts certain
                                    acquisitions from these        acquisitions from these
                                    provisions, including a        provisions, including a
                                    merger where the corporation   merger where the corporation
                                    is a party to the governing    is a party to the governing
                                    merger agreement. Ocwen        merger agreement. OAC has not
                                    Financial has elected not to   made any election in the OAC
                                    be covered by this provision   Charter not to be governed by
                                    of Florida law.                these provisions of Virginia
                                                                   law.

BUSINESS CONDUCTED AT               Under the FBCA, only business  Under the VSCA and the OAC
  SHAREHOLDERS' MEETINGS            within the purposes described  Bylaws, only business within
                                    in the meeting notice is       the purposes described in the
                                    permitted to be conducted at   meeting notice is permitted
                                    any special meeting of         to be conducted at any
                                    shareholders.                  special meeting of
                                                                   shareholders.

DIVIDENDS                           Under the FBCA, no             Under the VSCA, no
                                    distribution may be made if,   distribution may be made if,
                                    after giving it effect,        after giving it effect,
                                    either:                        either:

                                    (1) the corporation would not  (1) the corporation would not
                                        be able to pay its debts       be able to pay its debts
                                        as they become due in the      as they become due in the
                                        usual course of business,      usual course of business,
                                        or                             or

                                    (2) the corporation's total    (2) the corporation's total
                                        assets would be less than      assets would be less than
                                        the sum of its total           the sum of its total
                                        liabilities plus, unless       liabilities plus, unless
                                        the articles of incor-         the articles of incor-
                                        poration permit                poration permit
                                        otherwise, the amount          otherwise, the amount
                                        that would be                  that would be

                                           OCWEN FINANCIAL
                                         SHAREHOLDER RIGHTS               OAC SHAREHOLDER RIGHTS
                                    -----------------------------      -----------------------------
                                        needed, if the                     needed, if the
                                        corporation were to be             corporation were to be
                                        dissolved at the time of           dissolved at the time of
                                        the distribution, to               the distribution, to
                                        satisfy the preferential           satisfy the preferential
                                        rights upon dissolution            rights upon dissolution
                                        of shareholders whose              of shareholders whose
                                        preferential rights are            preferential rights are
                                        superior to those                  superior to those
                                        receiving the                      receiving the
                                        distribution.                      distribution.

INDEMNIFICATION                     The FBCA provides that a           The VSCA provides that a
                                    director is not personally         director is not liable to the
                                    liable for monetary damages        corporation, its
                                    to the corporation or any          shareholders, or any person
                                    other person for any               asserting rights on behalf of
                                    statement, vote, decision, or      the corporation or its share-
                                    failure to act, regarding          holders for liabilities
                                    corporate management or            arising from a breach of, or
                                    policy, by a director, unless      failure to perform, any duty
                                    (a) the director breached or       resulting solely from his or
                                    failed to perform his or her       her status as director,
                                    duties as a director and (b)       unless the person asserting
                                    the director's breach of, or       liability proves that the
                                    failure to perform, those          breach or failure to perform
                                    duties constitutes:                was in violation of the
                                                                       director's duty to discharge
                                    - a violation of the criminal      his duties as a director,
                                      law, unless the director had     including his duties as a
                                      reasonable cause to believe      member of a committee, in
                                      his or her conduct was           accordance with his good
                                      lawful or had no reasonable      faith, business judgment of
                                      cause to believe his or her      the best interests of the
                                      conduct was unlawful,            corporation, provided, that
                                                                       the director, unless he has
                                    - a transaction from which         knowledge or information
                                      the director derived an          concerning the matter in
                                      improper personal benefit,       question that makes reliance
                                                                       unwarranted, is entitled to
                                    - circumstances that would         rely on information,
                                      give rise to director's          opinions, reports or
                                      liability for an unlawful        statements, including
                                      distribution to share-           financial statements and
                                      holders,                         other financial data, if
                                                                       prepared or presented by (i)
                                    - in a proceeding by or in         one or more officers or
                                      the right of the corporation     employees of the corporation
                                      to procure a judgment in         whom the director believes,
                                      its favor or by or in the        in good faith, to be reliable
                                      right of a shareholder,          and competent in the matters
                                      conscious disregard for the      presented; (ii) legal
                                      best interest of the             counsel, public accountants,
                                      corporation, or willful          or other persons as to
                                      misconduct, or                   matters the director
                                                                       believes, in good faith, are
                                    - in a proceeding by or in         within the person's
                                      the right of someone other       professional or expert
                                      than the corporation or a        competence; or (iii) a
                                      share-                           committee of the board of
                                                                       directors of which

                                           OCWEN FINANCIAL
                                         SHAREHOLDER RIGHTS           OAC SHAREHOLDER RIGHTS
                                    -----------------------------  -----------------------------
                                      holder, recklessness or an   he is not a member if the
                                      act or omission which was    director believes, in good
                                      committed in bad faith or    faith, that the committee
                                      with malicious purpose or    merits confidence. In
                                      in a manner exhibiting       addition, the VSCA provides
                                      wanton and willful           that in any proceeding
                                      disregard of human rights,   brought by or in the right of
                                      safety or property.          a corporation or brought by
                                                                   or on behalf of shareholders
                                                                   of the corporation, the
                                                                   damages assessed against an
                                                                   officer or director arising
                                                                   out of a single transaction,
                                                                   occurrence or course of
                                                                   conduct shall not exceed the
                                                                   lesser of (i) the monetary
                                                                   amount, including the
                                                                   elimination of liability,
                                                                   specified in the articles of
                                                                   incorporation or, if approved
                                                                   by the shareholders, in the
                                                                   bylaws; or (ii) the greater
                                                                   of (A) $100,000 or (2) the
                                                                   amount of cash compensation
                                                                   received by the officer or
                                                                   director from the corporation
                                                                   during the twelve months
                                                                   immediately preceding the act
                                                                   or omission for which
                                                                   liability was imposed;
                                                                   provided, that the liability
                                                                   of an officer or director is
                                                                   not limited if the officer or
                                                                   director engaged in willful
                                                                   misconduct or a knowing
                                                                   violation of the criminal law
                                                                   or of any federal or state
                                                                   securities law, including,
                                                                   without limitation, any claim
                                                                   of unlawful insider trading
                                                                   or manipulation of the market
                                                                   for any security. The OAC
                                                                   Charter eliminates the
                                                                   statutory director and
                                                                   officer liability, except for
                                                                   liability resulting from a
                                                                   director's or officer's
                                                                   having engaged in willful
                                                                   misconduct or a knowing
                                                                   violation of the criminal law
                                                                   or any federal or state
                                                                   securities law or, in the
                                                                   case of directors other than
                                                                   independent directors, a
                                                                   director's engaging in
                                                                   misconduct or negligent
                                                                   conduct.

                                           OCWEN FINANCIAL
                                         SHAREHOLDER RIGHTS           OAC SHAREHOLDER RIGHTS
                                    -----------------------------  -----------------------------
                                                                   The VSCA provides that,
                                                                   unless limited by its
                                                                   articles of incorporation, a
                                                                   corporation shall indemnify a
                                                                   director or officer who
                                                                   entirely prevails in the
                                                                   defense of any proceeding to
                                                                   which he was a party because
                                                                   he is or was a director or
                                                                   officer of the corporation
                                                                   against reasonable expenses
                                                                   incurred by him in connection
                                                                   with the proceeding.

                                    The FBCA permits a             The VSCA permits a
                                    corporation to indemnify any   corporation to indemnify,
                                    person who was or is a party   after a determination has
                                    to any proceeding (other than  been made that indemni-
                                    an action by, or in the right  fication of the director is
                                    of, the corporation), by       permissible in the
                                    reason of the fact that he or  circumstances because he has
                                    she is or was a director,      met the following standard of
                                    officer, employee or agent of  conduct, an individual made a
                                    the corporation or is or was   party to a proceeding because
                                    serving at the request of the  he is or was a director
                                    corporation as a director,     against liability incurred in
                                    officer, employee or agent of  the proceeding if (i) he
                                    another corporation,           conducted himself in good
                                    partnership, joint venture,    faith, (ii) he believed (A)
                                    trust, or other enterprise     in the case of conduct in his
                                    against liability incurred in  official capacity with the
                                    connection with such           corporation, that his conduct
                                    proceeding, if he or she       was in its best interests and
                                    acted in good faith and in a   (B) in all other cases that
                                    manner he or she reasonably    his conduct was at least not
                                    believed to be in, or not      opposed to its best interests
                                    opposed to, the best           and (iii) in the case of any
                                    interests of the corpo-        criminal proceeding, he had
                                    ration and, with respect to    no reasonable cause to
                                    any criminal action or         believe his conduct was
                                    proceeding, had no reasonable  unlawful, but may not
                                    cause to believe his or her    indemnify a director under
                                    conduct was unlawful. The      that section in connection
                                    FBCA permits a corporation to  with a proceeding by or in
                                    indemnify any person, who was  the right of the corporation
                                    or is a party to any           in which the director was
                                    proceeding by or in the right  adjudged liable to the
                                    of the corporation to procure  corporation or in connection
                                    a judgment in its favor by     with any other proceeding
                                    reason of the fact that the    charging improper personal
                                    person is or was a director,   benefit to him, whether or
                                    officer, employee or agent of  not involving action in his
                                    the corporation or is or was   official capacity, in which
                                    serving at the request of the  he was adjudged liable on the
                                    corporation as a director,     basis that personal benefit
                                    officer, employee or agent of  was improperly received by
                                    another                        him. In addition, the

                                           OCWEN FINANCIAL
                                         SHAREHOLDER RIGHTS           OAC SHAREHOLDER RIGHTS
                                    -----------------------------  -----------------------------
                                    corporation, partnership,      VSCA permits a corporation to
                                    joint venture, trust, or       make any further indemnity,
                                    other enterprise, against      including indemnity with
                                    expenses and amounts paid in   respect to a proceeding by or
                                    settlement not exceeding, in   in the right of the
                                    the judgment of the board of   corporation, and to make
                                    directors, the estimated       additional provision for
                                    expense of litigating the      advances and reimbursement of
                                    proceeding to conclusion,      expenses, to any director,
                                    actually and reasonably        officer, employee or agent
                                    incurred in connection with    that may be authorized by the
                                    the defense or settlement of   articles of incorporation or
                                    such proceeding. Such          any bylaw made by the share-
                                    indemnification shall be       holders or any resolution
                                    authorized if such person      adopted, before or after the
                                    acted in good faith and in a   event, by the shareholders,
                                    manner he or she reasonably    except an indemnity against
                                    believed to be in, or not      (i) his willful misconduct or
                                    opposed to, the best           (ii) a knowing violation of
                                    interests of the corpo-        the criminal law.
                                    ration (except that no
                                    indemnification may be made
                                    under the relevant provision
                                    of the FBCA if the director
                                    has been adjudged to be
                                    liable unless, and only to
                                    the extent that, the court
                                    determines that such person
                                    is fairly and reasonably
                                    entitled to indemnity). If a
                                    director, officer, employee
                                    or agent is successful on the
                                    merits of any proceeding
                                    referred to in the first two
                                    sentences of this paragraph,
                                    indemnification against
                                    expenses actually and
                                    reasonably incurred by him or
                                    her is mandatory.

                                    The Ocwen Financial Charter    The OAC Charter provides that
                                    provides that Ocwen Financial  OAC shall indemnify (i) any
                                    shall indemnify all persons    person who was or is a party
                                    when it has the power to       to any proceeding, including
                                    indemnify to the fullest       a proceeding brought by a
                                    extent permitted by Florida    shareholder in the right of
                                    law.                           OAC or brought by or on
                                                                   behalf of shareholders of
                                    The Ocwen Financial Bylaws     OAC, by reason of the fact
                                    provide that any person who    that he is or was a director
                                    was or is a party or is        or officer, or (ii) any
                                    threatened to be made a party  director or officer who is or to any threatened, pending or  was serving at the request of
                                    completed action, suit or      OAC as a director, trustee,
                                    proceeding, whether civil,     partner, member or officer of
                                    criminal, administrative or    another corporation,
                                    investigative (including any   partnership, joint venture,
                                    action or suit by or in the    limited

                                           OCWEN FINANCIAL
                                         SHAREHOLDER RIGHTS           OAC SHAREHOLDER RIGHTS
                                    -----------------------------  -----------------------------
                                    right of Ocwen Financial to    liability company, trust,
                                    procure a judgment in its      employee benefit plan or
                                    favor) by reason of the fact   other enterprise, against any
                                    that he or she is or was a     liability incurred by him in
                                    director, officer, employee    connection with such
                                    or agent of Ocwen Financial,   proceeding if his conduct in
                                    or is or was serving at the    question was in the best
                                    request of Ocwen Financial as  interest of OAC and he was
                                    a director, officer, employee  acting on behalf of OAC or
                                    or agent of another            performing services for OAC
                                    corporation, partnership,      unless he engaged in gross
                                    joint venture, trust or other  negligence, willful
                                    enterprise, shall be indem-    misconduct or a knowing
                                    nified by Ocwen Financial,     violation of the criminal law
                                    if, as and to the extent       or in the case of directors,
                                    authorized by applicable law,  other than independent
                                    against expenses (including    directors, such director
                                    attorneys' fees), judg-        engaged in misconduct or
                                    ments, liabilities, fines,     negligent conduct. In
                                    costs and amounts paid in      addition, the OAC Charter
                                    settlement actually and        empowers the OAC Board, by a
                                    reasonably incurred by him or  majority vote of a quorum of
                                    her in connection with the     disinterested directors, to
                                    defense or settlement of such  enter into a contract to
                                    action, suit or proceeding.    indemnify any director or
                                                                   officer in respect of any
                                                                   proceedings arising from any
                                                                   act or omission, whether
                                                                   occurring before or after the
                                                                   execution of the contract.

DIRECTOR CONFLICT OF INTEREST       Generally, under the FBCA, a   Generally, under the VSCA, a
  TRANSACTIONS                      transaction in which a         transaction in which a
                                    director has a personal        director has a personal
                                    interest is not voidable by    interest is not voidable by
                                    the corporation solely         the corporation solely
                                    because of the director's      because of the director's
                                    interest in the transaction,   interest in the transaction,
                                    if any of the following is     if any of the following is
                                    true:                          true:

                                    (1) the director's interest    (1) the director's interest
                                        in such transaction was        in such transaction was
                                        disclosed or known to the      disclosed or known to the
                                        board of directors or a        board of directors or a
                                        committee of the board of      committee of the board of
                                        directors and the board        directors and the board
                                        of directors or committee      of directors or committee
                                        authorized, approved or        authorized, approved or
                                        ratified the transaction       ratified the transaction
                                        by the affirmative vote        by the affirmative vote
                                        of a majority of the           of a majority of the
                                        directors on the board of      directors on the board of
                                        directors, or on the           directors, or on the
                                        committee, who have no         committee, who have no
                                        personal interest in the       personal interest in the

                                           OCWEN FINANCIAL
                                         SHAREHOLDER RIGHTS           OAC SHAREHOLDER RIGHTS
                                    -----------------------------  -----------------------------
                                        transaction;                   transaction (but not by a
                                                                       single director);
                                    (2) the material facts of the
                                        transaction and the        (2) the material facts of the
                                        director's interest were       transaction and the
                                        disclosed to the               director's interest were
                                        shareholders entitled to       disclosed to the
                                        vote and they authorized,      shareholders entitled to
                                        approved or ratified the       vote and they authorized,
                                        transaction without            approved or ratified the
                                        counting for purposes of       transaction without
                                        such vote shares owned by      counting for purposes of
                                        or voted under the             such vote shares owned by
                                        control of a director (or      or voted under the
                                        an entity in which the         control of a director (or
                                        director has a material        an entity in which the
                                        financial interest or of       director has a material
                                        which he is a general          financial interest or of
                                        partner) who has a             which he is a general
                                        personal interest in the       partner) who has a
                                        transaction; or                personal interest in the
                                                                       transaction; or
                                    (3) the transaction was fair
                                        to the corporation.        (3) the transaction was fair
                                                                       to the corporation.

DISSENTERS' RIGHTS                  The FBCA provides that a       Under the VSCA, a shareholder
                                    shareholder is generally       of a corporation is generally
                                    entitled to dissent from, and  entitled to dissent from and
                                    obtain payment of the fair     obtain payment of the fair
                                    value of his or her shares in  value of his, her or its
                                    the event of, a merger or      shares in the event of a
                                    share exchange or sale or      merger or share exchange or
                                    exchange of all or             sale or exchange of all or
                                    substantially all the          substantially all the
                                    property of the corporation    property and assets of the
                                    (other than in the usual       corporation. However, except
                                    course of business). However,  with respect to affiliated
                                    dissenters' rights are not     transactions that are not
                                    available, unless the          approved by a majority of
                                    articles of incorporation      disinterested directors,
                                    otherwise provide, to holders  dissenters' rights are not
                                    of shares that are registered  available to holders of
                                    on a national securities       shares that are listed on a
                                    exchange. Currently, Ocwen     national securities exchange
                                    Financial common stock is      unless, in the event of a
                                    listed on the New York Stock   merger or share exchange,
                                    Exchange.                      such holders are to accept
                                                                   for such shares anything
                                                                   other than cash and/or shares
                                                                   of the surviving corporation
                                                                   or shares of any other
                                                                   corporation whose shares are
                                                                   listed on a national
                                                                   securities exchange.
                                                                   Currently, OAC common stock
                                                                   is listed on the New York
                                                                   Stock Exchange.

                                    EXPERTS

     The consolidated financial statements of OAC as of December 31, 1998 and 1997, and for the year ended December 31, 1998 and the period May 14, 1997 to December 31, 1997, appearing in OAC's Annual Report on Form 10-K for the year ended December 31, 1998, incorporated by reference herein, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Ocwen Financial as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, appearing in Ocwen Financial's Annual Report on Form 10-K for the year ended December 31, 1998, incorporated by reference herein, have been incorporated herein in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS


     The legality of the Ocwen Financial Common Stock offered hereby has been passed upon for Ocwen Financial by Trini L. Donato, Deputy General Counsel of Ocwen Financial. Sidley & Austin, special tax counsel to Ocwen Financial, has delivered an opinion concerning the federal income tax consequences of the Merger.


                          FUTURE SHAREHOLDER PROPOSALS

     Any proposal which a shareholder desires to have included in Ocwen Financial's proxy materials relating to the next annual meeting of shareholders, which is scheduled to be held in May 2000, must be received at the executive offices of Ocwen Financial no later than December 15, 1999. If notice of a shareholder proposal relating to the annual meeting of Ocwen Financial shareholders to be held in May 2000 (the "2000 Annual Meeting") is received by Ocwen Financial after February 28, 2000 and the proposal is properly presented at the 2000 Annual Meeting, Ocwen Financial will be able to exercise discretionary authority when voting on the proposal. If notice of a shareholder proposal is received on or prior to February 28, 2000, the proposal is not included as an agenda item in the proxy statement and proxy card furnished to shareholders in connection with the 2000 Annual Meeting (the "2000 Proxy Statement"), and the proposal is properly presented at the 2000 Annual Meeting, Ocwen Financial may exercise discretionary authority when voting on the proposal if in the 2000 Proxy Statement Ocwen Financial advises shareholders on the nature of the proposal and how Ocwen Financial intends to vote on the proposal, unless the shareholder satisfies certain requirements of the SEC, including mailing a separate proxy statement to Ocwen Financial's shareholders. All proposals and nominations should be directed to John R. Erbey, Secretary, 1675 Palm Beach Lakes Boulevard, The Forum, West Palm Beach, Florida 33401. It is urged that any shareholder proposals or nominations be sent certified mail, return-receipt requested.


     If the OAC shareholders approve the Merger, OAC does not expect to hold an annual meeting of shareholders during 1999 prior to the Effective Time. If OAC does determine to hold an annual meeting in 1999 prior to the Effective Time, OAC will announce in a filing with the SEC the date by which shareholder proposals must be received in order to be considered for inclusion in OAC's proxy materials for such meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

     OAC and Ocwen Financial file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Ocwen Financial or OAC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. SEC filings of Ocwen Financial and OAC are also available to the public from commercial document retrieval services and are available at the website maintained by the SEC at "http://www.sec.gov". You may also access the SEC filings of OAC and Ocwen Financial through the website maintained by Ocwen Financial, which is "http://www.ocwen.com".

     Ocwen Financial has filed with the SEC a Registration Statement on Form S-4 to register the Ocwen Financial Common Stock to be issued pursuant to the Merger Agreement. This Joint Proxy Statement/Prospectus is a part of that Registration Statement and constitutes a prospectus of Ocwen Financial in addition to being a proxy statement of Ocwen Financial for the Ocwen Financial Meeting and of OAC for the OAC Meeting. As allowed by SEC rules, this Joint Proxy Statement/Prospectus does not contain all the information you can find in the Registration Statement and the exhibits to the Registration Statement.

     The SEC allows us to "incorporate by reference" information into this Joint Proxy Statement/Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Joint Proxy Statement/Prospectus, except for any information superseded by information in this Joint Proxy Statement/ Prospectus. This Joint Proxy Statement/Prospectus incorporates by reference the documents set forth below that Ocwen Financial and OAC have previously filed with the SEC. These documents contain important information about Ocwen Financial and OAC and their finances.


OCWEN FINANCIAL COMMISSION FILINGS
(FILE NO. 1-00035)                                      PERIOD
----------------------------------      --------------------------------------
Annual Report on Form 10-K              Year ended December 31, 1998

Quarterly Reports on Form 10-Q          Quarters ended March 31, 1999 and June
                                        30, 1999

Current Reports on Form 8-K             Filed on February 11, 1999, April 16,
                                        1999, May 7, 1999, June 17, 1999, July
                                        26, 1999, August 12, 1999 and August
                                        19, 1999



OAC COMMISSION FILINGS
(FILE NO. 0-18724)                                      PERIOD
----------------------                  --------------------------------------
Annual Report on Form 10-K              Year ended December 31, 1998

Quarterly Reports on Form 10-Q          Quarters ended March 31, 1999 and June
                                        30, 1999

Current Reports on Form 8-K             Filed on February 1, 1999, April 16,
                                        1999, May 10, 1999, July 26, 1999,
                                        July 28, 1999, August 19, 1999 and
                                        August 24, 1999


     Ocwen Financial and OAC also hereby incorporate by reference all additional documents that Ocwen Financial and OAC file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this Joint Proxy Statement/ Prospectus and the respective dates of the Ocwen Financial Meeting and the OAC Meeting.

     If you are a shareholder of Ocwen Financial or OAC, Ocwen Financial and OAC may have sent you some of the documents incorporated by reference, but you can obtain any of them through Ocwen Financial, OAC or the SEC. Documents incorporated by reference are available from Ocwen Financial or OAC without charge, excluding all exhibits unless such exhibits have been specifically incorporated by reference in this Joint Proxy Statement/Prospectus. Shareholders may obtain documents incorporated by reference in this Joint Proxy Statement/Prospectus by requesting them in writing or by telephone at the following address:

                          Ocwen Financial Corporation
                              Attention: Secretary
                        1675 Palm Beach Lakes Boulevard
                         West Palm Beach, Florida 33401
                                 (561) 682-8000


     IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM OCWEN FINANCIAL OR OAC, PLEASE DO SO BY SEPTEMBER 30, 1999 TO RECEIVE THEM BEFORE THE OCWEN FINANCIAL MEETING AND THE OAC MEETING.


     The Ocwen Financial Board does not intend to bring any other matters, and does not know of any other matters to be brought, before the Ocwen Financial Meeting.

     The OAC Board does not intend to bring any other matters, and does not know of any other matters to be brought, before the OAC Meeting.

     THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/ PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF OAC OR OCWEN FINANCIAL SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


     YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. NEITHER OCWEN FINANCIAL NOR OAC HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. ALL INFORMATION CONTAINED (OR INCORPORATED BY REFERENCE) IN THIS JOINT PROXY STATEMENT/PROSPECTUS WITH RESPECT TO OAC AND ITS SUBSIDIARIES HAS BEEN PROVIDED BY OAC, AND ALL INFORMATION CONTAINED (OR INCORPORATED BY REFERENCE) IN THIS JOINT PROXY STATEMENT/PROSPECTUS WITH RESPECT TO OCWEN FINANCIAL AND ITS SUBSIDIARIES HAS BEEN PROVIDED BY OCWEN FINANCIAL. NEITHER OCWEN FINANCIAL NOR OAC WARRANTS THE ACCURACY OF INFORMATION RELATING TO THE OTHER PARTY. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED AUGUST 27, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS JOINT PROXY STATEMENT/ PROSPECTUS NOR THE ISSUANCE OF OCWEN FINANCIAL COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                         ANNEX I

                              AGREEMENT OF MERGER
                           DATED AS OF JULY 25, 1999
                                     AMONG
                          OCWEN FINANCIAL CORPORATION,
                         OCWEN ASSET INVESTMENT CORP.,
                                      AND
                           OCWEN ACQUISITION COMPANY

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
ARTICLE I...................................................................    1
  Section 1.1   The Merger .................................................    1
  Section 1.2   Closing ....................................................    1
  Section 1.3   Effective Time .............................................    1
  Section 1.4   Effects of the Merger ......................................    2
  Section 1.5   Articles and By-Laws .......................................    2
ARTICLE II..................................................................    2
  Section 2.1   Effect on Capital Stock ....................................    2
  Section 2.2   Exchange Procedures ........................................    2
ARTICLE III.................................................................    4
  Section 3.1   Representations and Warranties of Ocwen ....................    4
  Section 3.2   Representations and Warranties of the Purchaser ............   10
ARTICLE IV..................................................................   18
  Section 4.1   Financing ..................................................   18
ARTICLE V...................................................................   18
  Section 5.1   Preparation of the Proxy Statement; Shareholders Meeting ...   18
  Section 5.2   Access to Information; Confidentiality .....................   19
  Section 5.3   Best Efforts; Notification .................................   21
  Section 5.4   No Solicitation of Transactions ............................   22
  Section 5.5   Public Announcements .......................................   22
  Section 5.6   Transfer and Gains Taxes ...................................   22
  Section 5.7   Indemnification ............................................   22
  Section 5.8   Efforts to Fulfill Conditions ..............................   23
  Section 5.9   Cooperation of the Parties .................................   23
  Section 5.10  Conduct of Business by Ocwen ...............................   23
  Section 5.11  Conduct of Business by Purchaser ...........................   25
  Section 5.12  Adverse Actions ............................................   25
  Section 5.13  OTS Examination Reports ....................................   25
  Section 5.14  Termination of Option ......................................   25
  Section 5.15  Management Agreement .......................................   25
ARTICLE VI..................................................................   26
  Section 6.1   Conditions to Each Party's Obligation to Effect the
                Merger .....................................................   26
  Section 6.2   Conditions to Obligations of the Purchaser .................   26
  Section 6.3   Conditions to Obligations of Ocwen .........................   27
ARTICLE VII.................................................................   28
  Section 7.1   Ocwen Board Actions ........................................   28
ARTICLE VIII................................................................   29
  Section 8.1   Termination ................................................   29
  Section 8.2   Expenses ...................................................   30
  Section 8.3   Effect of Termination ......................................   31
  Section 8.4   Amendment ..................................................   31
  Section 8.5   Extension; Waiver ..........................................   31
ARTICLE IX..................................................................   31
  Section 9.1   Nonsurvival of Representations and Warranties ..............   31
  Section 9.2   Notices ....................................................   32
  Section 9.3   Interpretation .............................................   32

                                                                              PAGE
                                                                              ----
  Section 9.4   Counterparts ...............................................   32
  Section 9.5   Entire Agreement; No Third-Party Beneficiaries .............   32
  Section 9.6   Governing Law ..............................................   33
  Section 9.7   Assignment .................................................   33
  Section 9.8   Enforcement ................................................   33
  Section 9.9   Incorporation ..............................................   33
  Section 9.10  Further Assurances .........................................   33
ARTICLE X...................................................................   33
  Section 10.1  Certain Definitions ........................................   33

                              AGREEMENT OF MERGER

     AGREEMENT OF MERGER (the "Agreement"), dated as of July 25, 1999, among OCWEN FINANCIAL CORPORATION, a Florida corporation (the "Purchaser"), OCWEN ASSET INVESTMENT CORP., a Virginia corporation ("Ocwen"), and OCWEN ACQUISITION COMPANY ("Acquisition Sub"), a Virginia corporation and subsidiary of Ocwen Properties, Inc., a New York corporation and direct subsidiary of Investors Mortgage Insurance Holding Company, a Delaware corporation and direct subsidiary of Purchaser.

                                    RECITALS

     (a) The Boards of Directors of the Purchaser and Ocwen have determined that it is advisable and in the best interest of their respective companies and their shareholders to consummate the business combination involving Ocwen and the Purchaser described herein, pursuant to which Acquisition Sub will merge with and into Ocwen and Ocwen will be the surviving corporation (the "Surviving Corporation") in such merger (the "Merger") and each issued and outstanding common share, $0.01 par value, of Ocwen (the "Ocwen Common Shares") will be converted into the right to receive the Merger Consideration (as defined below);

     (b) Purchaser and Ocwen intend for the Merger to be a taxable stock purchase; and

     (c) Certain terms used herein shall have the meanings assigned to them in
Article X.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   Article I

                                   THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Virginia Stock Corporation Act (the "VSCA"), Acquisition Sub shall be merged with and into Ocwen at the Effective Time (as defined herein) in accordance with this Agreement and a Plan of Merger (the "Plan of Merger") reflecting the terms of, and consistent with, this Agreement, and in a form required by the VSCA, with such completions, additions and substitutions conforming to the terms of this Agreement as the parties shall approve, such approval to be conclusively evidenced by their causing the Plan of Merger containing such completions, additions or substitutions to be filed in accordance with law. Following the Merger, the separate corporate existence of Acquisition Sub shall cease and Ocwen shall continue as the surviving corporation and shall succeed to and assume all of the rights and obligations of Acquisition Sub in accordance with the VSCA.

     Section 1.2 Closing. The closing of the Merger will take place at a mutually agreeable time and place and on a date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Sections
6.2 and 6.3) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Section 6.1 (the "Closing Date").

     Section 1.3 Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the parties shall file the articles of merger or other appropriate documents for the Merger (the "Articles of Merger") executed in accordance with Section 13.1-720 of the VSCA and shall make all other filings or recordings required under the VSCA to effect the Merger. The Merger shall become effective at such time as the Articles of

Merger have been duly filed with the State Corporation Commission of the Commonwealth of Virginia and the State Corporation Commission issues a Certificate of Merger in connection therewith, or at such later time as the Purchaser and Ocwen shall specify in the Articles of Merger (the time and the day the Merger becomes effective being, respectively, the "Effective Time" and the "Effective Date"), it being understood that the parties shall cause the Effective Time to occur on the Closing Date.

     Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in the VSCA.

     Section 1.5 Articles and By-Laws. On the Closing Date, the Articles of Incorporation and By-Laws of Acquisition Sub and the Articles of Incorporation of the Purchaser and the By-Laws of the Purchaser, in each case as in effect immediately prior to the Effective Time, shall not be affected by the Merger, and such Articles of Incorporation and By-Laws of Acquisition Sub shall be the Articles of Incorporation and By-Laws of the Surviving Corporation, thereafter to be amended, restated or repealed in accordance with their terms and applicable law.

                                   Article II

               EFFECT OF THE MERGER ON THE CAPITAL STOCK OF OCWEN

     Section 2.1 Effect on Capital Stock. By virtue of the Merger and without any action on the part of the holder of any Ocwen Common Shares, at the Effective Time (i) each issued and outstanding share of Common Stock, par value $.01 per share, of Acquisition Sub shall be converted into one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation,
(ii) all Ocwen Common Shares that are held in the treasury of Ocwen or by any wholly owned Ocwen Subsidiary and any Ocwen Common Shares owned by Purchaser or by any wholly owned Purchaser Subsidiary shall be cancelled and no capital stock of Purchaser or other consideration shall be delivered in exchange therefor;
(iii) subject to the provisions of Section 2.2(h) each issued and outstanding Ocwen Common Share shall be converted into the right to receive from the Purchaser 0.71 (the "Conversion Number") validly issued, fully paid and nonassessable Purchaser Common Shares (as defined below) (the "Merger Consideration") issuable to the holder thereof upon surrender of the certificate formerly representing such Ocwen Common Share and (iv) all such Ocwen Common Shares shall no longer be outstanding and shall automatically be cancelled and retired and all rights with respect thereto shall cease to exist, and each holder of any such Ocwen Common Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.2(d), in each case, without interest and less any required withholding taxes.

     Section 2.2 Exchange Procedures.

          (a) Exchange Agent. Prior to the Effective Time, Purchaser shall designate a bank or trust company to act as agent for the holders of Ocwen Common Shares in connection with the Merger (the "Exchange Agent") to receive the Merger Consideration to which holders of Ocwen Common Shares shall become entitled pursuant to Section 2.1. At the Effective Time, Purchaser will provide to the Exchange Agent sufficient Purchaser Common Shares issuable in exchange for the Ocwen Common Shares pursuant to Section 2.2(b).

          (b) Surrender of Certificates. Promptly after the Effective Time, Purchaser shall cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Ocwen

     Common Shares (the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for issuance of the Merger Consideration therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Ocwen Common Share formerly represented by such Certificate, and such Certificate shall then be cancelled. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Merger Consideration payable upon the surrender of the Certificates. If the Merger Consideration is to be issued to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of issuance that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the issuance of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of Surviving Corporation that such tax either has been paid or is not applicable.

          (c) Stock Transfer Books. At the Effective Time, the stock transfer books of Ocwen shall be closed and thereafter there shall be no further registration of transfers of Ocwen Common Shares on the records of Ocwen. From and after the Effective Time, the holders of Certificates evidencing ownership of Ocwen Common Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Ocwen Common Shares except as otherwise provided for herein or by applicable law.

          (d) Distributions with Respect to Ocwen Common Shares. Ocwen may, at the election of its Board of Directors, declare, set aside and pay to the holders of Ocwen Common Shares a dividend (the "1998 REIT Dividend") at such rate and in such form and with such declaration, record and payment dates which Ocwen determines is necessary for Ocwen to maintain its status as a real estate investment trust for the year ended December 31, 1998.

          (e) No Further Ownership Rights in Ocwen Common Shares. All Merger Consideration issued upon exchange of Ocwen Common Shares in accordance with the terms of this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to the Ocwen Common Shares, subject, however, to the obligation of the Surviving Corporation to pay, without interest and no later than December 31, 1999, any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Ocwen on such shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to such exchange, and there shall be no further registration of transfers on the stock transfer books of Ocwen of the Ocwen Common Shares which were outstanding immediately prior to the Effective Time.

          (f) No Liability. None of the Purchaser, Acquisition Sub, Ocwen or the Exchange Agent shall be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Consideration delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for twelve months after the Effective Time shall be redelivered by the Exchange Agent to the Purchaser, upon demand, and any holders of Ocwen Common Shares which have not been exchanged as contemplated by this

     Section 2.2 shall thereafter look only to the Purchaser for delivery of the Merger Consideration, subject to applicable abandoned property, escheat and other similar laws.

          (g) Withholding Rights. The Purchaser or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Ocwen Common Shares such amounts as the Purchaser or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Purchaser or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Ocwen Common Shares in respect of which such deduction and withholding was made by the Purchaser or the Exchange Agent.

          (h) Fractional Shares. No fraction of a share of Purchaser Common Shares shall be issued in the Merger, and any Person otherwise entitled to receive a fractional share of Purchaser Common Shares shall not be entitled through such fractional share interest to any dividend, voting or other rights of a holder of Purchaser Common Shares. In lieu of any such fractional shares, each Person who would otherwise be entitled to receive shares of Purchaser Common Shares in the Merger, shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the per share closing price on the New York Stock Exchange, Inc. (the "NYSE") of Purchaser Common Shares (as reported in the NYSE Composite Transactions) on the date of the Effective Time (or if the Purchaser Common Shares do not trade on the NYSE on such date, the first date of trading of Purchaser Common Shares on the NYSE after the Effective
     Time) by (ii) the fractional interest in Purchaser Common Shares to which such Person would otherwise be entitled (after taking into account all Ocwen Common Shares then held of record by such Person).

                                  Article III

                         REPRESENTATIONS AND WARRANTIES

     Section 3.1 Representations and Warranties of Ocwen. Except as set forth in the Ocwen Disclosure Letter, Ocwen represents and warrants to the Purchaser as follows:

          (a) Organization, Standing and Corporate Power. Ocwen is a corporation duly organized and validly existing under the laws of Virginia and has the requisite corporate power and authority to carry on its business as now being conducted. Ocwen is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of Ocwen and the Ocwen Subsidiaries (as defined below) taken as a whole (an "Ocwen Material Adverse Effect," except that such term shall not encompass any "mark to market" or other revaluation of the book value of Ocwen's assets effected pursuant to GAAP). As used herein, "Ocwen Subsidiary" shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which Ocwen (either directly or through or together with another Ocwen Subsidiary) owns 50% or more of the capital stock or other equity interests of such entity. Each Ocwen Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power (in the case of a subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have an Ocwen Material Adverse Effect. No amendment has been made to the Third Amended and Restated Agreement of Limited Partnership (the "OPLP Partnership Agreement") of Ocwen Partnership, L.P. ("OPLP").

          (b) Capital Structure. The authorized capital stock of Ocwen consists of 200,000,000 Ocwen Common Shares and 25,000,000 shares of Preferred Stock, par value $.01 per share ("Ocwen Preferred Stock"). On the date hereof, (i) 18,965,000 Ocwen Common Shares were issued and outstanding,
     (ii) 3,087,500 options to purchase Ocwen Common Shares were available for issuance under Ocwen's stock option plans (the "Ocwen Share Plans"), (iii) 5,000,000 Ocwen Common Shares were reserved for issuance upon exercise of stock options to purchase Ocwen Common Shares under the Ocwen Share Plans or otherwise (the "Ocwen Common Shares Options") and (iv) 1,808,733 Ocwen Common Shares were reserved for issuance pursuant to the conversion of 1,808,733 Partnership Units (as defined in the OPLP Partnership Agreement). No shares of Ocwen Preferred Stock are outstanding. On the date of this Agreement, except as set forth above in this Section 3.1(b), no shares of capital stock or other voting securities of Ocwen were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Ocwen are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except (A) for the Ocwen Common Shares Options, (B) as set forth in Schedule 3.1(b) to the Ocwen Disclosure Letter, and (C) as otherwise permitted under Section 5.10, there are no outstanding securities, options, stock appreciation rights, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Ocwen or any Ocwen Subsidiary is a party or by which such entity is bound, obligating Ocwen or any Ocwen Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Ocwen or any Ocwen Subsidiary or obligating Ocwen or any Ocwen Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

          (c) Authority; Noncontravention; Consents. On or prior to the date of this Agreement, the Board of Directors of Ocwen has adopted this Agreement, has recommended approval of this Agreement to its shareholders and has directed that this Agreement be submitted to Ocwen's shareholders for approval, all in accordance with the VSCA. Ocwen has the requisite corporate power and authority to enter into this Agreement and, subject to approval of the Merger, this Agreement and the other transactions contemplated hereby by the requisite vote of the holders of the Ocwen Common Shares (the "Ocwen Common Shareholder Approval"), to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Ocwen and the consummation by Ocwen of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Ocwen, subject to receipt of the Ocwen Common Shareholder Approval. This Agreement has been duly executed and delivered by Ocwen and constitutes a valid and binding obligation of Ocwen, enforceable against Ocwen in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. The filing of the Proxy Statement/Prospectus (as defined below) with the SEC has been duly authorized by Ocwen's Board of Directors. Except as set forth in Schedule 3.1(c) to the Ocwen Disclosure Letter, the execution and delivery of this Agreement by Ocwen do not, and the consummation of the transactions contemplated hereby and compliance by Ocwen with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Ocwen or any Ocwen Subsidiary under, (i) the charter or by-laws of Ocwen or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any Ocwen Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Ocwen or any Ocwen Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to Ocwen or any Ocwen Subsidiary, or their respective properties or assets, other than, in the case of clause
     (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have an Ocwen Material Adverse Effect or (y) prevent the consummation of the Merger or the other transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency (a "Governmental Entity"), is required by or with respect to Ocwen or any Ocwen Subsidiary in connection with the execution and delivery of this Agreement by Ocwen or the consummation by Ocwen of any of the transactions contemplated hereby and thereby, except for (i) the filing with the Securities and Exchange Commission (the "SEC") of (x) a proxy statement relating to the approval by Ocwen shareholders of the Merger and the other transactions contemplated hereby (as amended or supplemented from time to time, the "Proxy Statement") and (y) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the filing of a notice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) such filings as may be required in connection with the payment of any Transfer and Gains Taxes (as defined herein), and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings
     (A) as are set forth in Schedule 3.1(c) to the Ocwen Disclosure Letter or
     (B) as may be required under federal, state, local or foreign Environmental Laws (as defined herein) or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of the Merger or the other transactions contemplated hereby or otherwise prevent Ocwen from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, an Ocwen Material Adverse Effect.

          (d) SEC Documents; Financial Statements; Undisclosed
     Liabilities. Ocwen has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1998 (the "Ocwen SEC Documents"). Except as set forth in the Ocwen Disclosure Letter, all of the Ocwen SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Ocwen SEC Documents. None of the Ocwen SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later filed Ocwen SEC Documents. Other than as set forth in Schedule 3.1(d) to the Ocwen Disclosure Letter, there is no unresolved violation, criticism or exception by any Governmental Entity of which Ocwen has received written notice with respect to any Ocwen report or statement which, if resolved in a manner unfavorable to

     Ocwen, could have an Ocwen Material Adverse Effect. The consolidated financial statements of Ocwen included in the Ocwen SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of interim financial statements, as permitted by Forms 10-Q or 8-K of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the consolidated financial position of Ocwen and the Ocwen Subsidiaries taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of interim financial statements, to normal year-end adjustments).

          (e) Absence of Certain Changes or Events. Except as disclosed in the Ocwen SEC Documents or in Schedule 3.1(e) to the Ocwen Disclosure Letter, since June 30, 1999 (the "Ocwen Financial Statement Date") and to the date of this Agreement, but not thereafter with respect to clause (ii)(a) of this Section 3.1(e), (i) Ocwen and the Ocwen Subsidiaries have conducted their business only in the ordinary course and (ii) there has not been (a) any material adverse change in the business, financial condition or results of operations of Ocwen and the Ocwen Subsidiaries taken as a whole, that has resulted or would result, individually or in the aggregate, in Ocwen Economic Losses (as defined in Section 6.2 below) of $10,000,000 or more (an "Ocwen Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in an Ocwen Material Adverse Change, (b) except for distributions (in the case of Ocwen) the purpose of which is for Ocwen to maintain its status as a real estate investment trust, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Ocwen Common Shares, (c) any split, combination or reclassification of any Ocwen Common Shares, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have an Ocwen Material Adverse Effect, (e) any change in accounting methods, principles or practices by Ocwen or any Ocwen Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in Ocwen SEC Documents or required by a change in GAAP or (f) any amendment of any employment, consulting, severance, retention or any other agreement between Ocwen and any officer or director of Ocwen.

          (f) Litigation.  Except as disclosed in the Ocwen SEC Documents or in
     Schedule 3.1(f) to the Ocwen Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Ocwen and the Ocwen Subsidiaries which is covered by adequate insurance, as of the date hereof, there is no suit, action or proceeding pending or, to the knowledge of Ocwen, threatened against or affecting Ocwen or any Ocwen Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have an Ocwen Material Adverse Effect or (ii) prevent the consummation of the Merger or any of the other transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Ocwen or any Ocwen Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

          (g) Taxes.  To the knowledge of Ocwen,

             (i) Each of Ocwen and each Ocwen Subsidiary has timely filed all material Tax Returns (as defined herein) and reports required to be filed by it as of the date of this Agreement (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so). Each such Tax

        Return is true, correct and complete in all material respects. Ocwen and each Ocwen Subsidiary have paid (or Ocwen has paid on their behalf), within the time and manner prescribed by law, all material Taxes (as defined herein) that are due and payable. As used in this Agreement, "Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment withholding, property, sales, excise or other tax or governmental charges of any nature whatsoever, together with any penalties, interest or additions thereto and "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

             (ii) Subject to the declaration, set aside and payment of the 1998 REIT Dividend, Ocwen (A) has been subject to taxation as a real estate investment trust under the Code ("REIT") within the meaning of Section 856 of the Code and has satisfied the requirements to qualify as a REIT for all of its taxable years commencing with the year ending December 31, 1997 through the most recent December 31, and (B) has not taken or omitted to take any action which could reasonably be expected to result in a challenge to its status as a REIT for such period, and, to Ocwen's knowledge, no such challenge is pending or threatened. Each Ocwen Subsidiary which is a partnership or files Tax Returns as a partnership for federal income tax purposes has since its inception been classified for federal income tax purposes as a partnership and not as a corporation or as an association taxable as a corporation.

             (iii) Except as may be set forth in Schedule 3.1(g)(iii) to the Ocwen Disclosure Letter, neither Ocwen nor any of its Subsidiaries is a party to any pending action or proceeding by any governmental authority for assessment or collection of Taxes, and no claim for assessment or collection of Taxes has been asserted against it.

          (h) Certain Agreements. Neither Ocwen nor any Ocwen Subsidiary has any employees. Except as set forth in Section 3.1(h) of the Ocwen Disclosure Letter, neither Ocwen nor any Ocwen Subsidiary is a party to any oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase Ocwen Common Shares, or Ocwen Common Shares granted in connection with the performance of services for Ocwen or any Ocwen Subsidiary, is or will be entitled to receive cash from Ocwen or any Ocwen Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement.

          (i) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than PaineWebber Incorporated (the "Ocwen Advisor"), the fees and expenses of which, as set forth in a letter agreement between the Ocwen Special Committee (as defined in Section 5.1(b) below) and the Ocwen Advisor, have previously been disclosed to the Purchaser and will be paid by Ocwen, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Ocwen or any Ocwen Subsidiary.

          (j) Compliance with Laws. Except as disclosed in the Ocwen SEC Documents or as set forth in Schedule 3.1(j) to the Ocwen Disclosure Letter, neither Ocwen nor any of the Ocwen Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in an Ocwen Material Adverse Effect.

          (k) Contracts; Debt Instruments. Neither Ocwen nor any Ocwen Subsidiary is in violation of or in default under, in any material respect (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under), any material loan or credit agreement, note, bond, mortgage, indenture, lease, or any agreement to acquire real property, or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in Schedule 3.1(k) to the Ocwen Disclosure Letter, except as disclosed in the Ocwen SEC Documents and except for violations or defaults that would not, individually or in the aggregate, result in an Ocwen Material Adverse Effect.

          (l) Environmental Matters. Except as disclosed in the Ocwen SEC Documents or as set forth in Schedule 3.1(l) to the Ocwen Disclosure Letter or in the environmental audits/reports listed therein, each of Ocwen and each Ocwen Subsidiary has obtained all licenses, permits, authorizations, approvals and consents from Governmental Entities which are required in respect of its business, operations, assets or properties under any applicable Environmental Law (as defined below) and each of Ocwen and each Ocwen Subsidiary is in compliance in all material respects with the terms and conditions of all such licenses, permits, authorizations, approvals and consents and with any applicable Law of any Governmental Entity relating to human health, safety or protection of the environment ("Environmental Laws"), except for violations and failures to comply which would not, individually or in the aggregate, have an Ocwen Material Adverse Effect.

          (m) Ocwen Properties. Except as listed in Schedule 3.1(m) to the Ocwen Disclosure Letter or except as listed in the title insurance policies, reports or the surveys, copies of which were made available for review to the Purchaser: (i) Ocwen or an Ocwen Subsidiary owns fee simple title to each of the real properties reflected on the most recent balance sheet of Ocwen included in the Ocwen SEC Documents or as identified in
     Schedule 3.1(m) to the Ocwen Disclosure Letter (the "Ocwen Properties"), which are all of the real estate properties owned by them, free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("Encumbrances"); (ii) the Ocwen Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), except for (a) Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of the Ocwen Properties,
     (b) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded or which individually or in the aggregate do not exceed $200,000, do not materially detract from the value of or materially interfere with the present use of any of the Ocwen Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Ocwen and the Ocwen Subsidiaries and which have arisen or been incurred only in its construction or renovation activities or in the ordinary course of business; (iii) valid policies of title insurance have been issued insuring Ocwen's or an Ocwen Subsidiary's fee simple title to the Ocwen Properties except as noted therein, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy; (iv) there is no certificate, permit or license from any Governmental Entity having jurisdiction over any of the Ocwen Properties or any agreement, easement or any other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Ocwen Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Ocwen Properties that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of same, except where the failure to have such certificate, permit, license, agreement, easement or other right, or such threat of modification or cancellation thereof, would not, individually or in the aggregate, have an Ocwen Material Adverse Effect;
     (v) neither Ocwen nor an Ocwen Subsidiary has received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Ocwen Properties issued by any Governmental Entity, except where such violation cannot reasonably be expected to be material, individually or in the aggregate to Ocwen; (vi) neither Ocwen nor an Ocwen Subsidiary has received notice to the effect that there are (a) condemnation or rezoning proceedings that are pending or threatened with respect to any of the Ocwen Properties or (b) zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Ocwen Properties or by the continued maintenance, operation or use of the parking areas, except where such violation or proceeding cannot reasonably be expected to be material, individually or in the aggregate to Ocwen.

          (n) Opinion of Financial Advisor. Ocwen has received the opinion of PaineWebber Incorporated, satisfactory to Ocwen, with regard to the fairness, from a financial point of view, to the holders of Ocwen Common Shares (excluding the Purchaser) of the consideration to be paid to such shareholders by the Purchaser pursuant to the Merger.

          (o) Control Share Statute. The Merger is an excepted acquisition under Virginia's Control Share Acquisitions Statute.

     Section 3.2 Representations and Warranties of the Purchaser. Except as set forth on the Purchaser Disclosure Letter, Purchaser represents and warrants to Ocwen as follows:

          (a) Organization, Standing and Corporate Power of the Purchaser. Each of the Purchaser and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of Purchaser and the Purchaser Subsidiaries (as defined below) taken as a whole (an "Purchaser Material Adverse Effect" except that such term shall not encompass any "mark to market" or other revaluation of the book value of Purchaser's assets effected pursuant to
     GAAP). As used herein, "Purchaser Subsidiary" shall mean any corporation, including Acquisition Sub, partnership, limited liability company, joint venture or other legal entity of which Purchaser (either directly or through or together with another Purchaser Subsidiary) owns 50% or more of the capital stock or other equity interests of such entity. Each Purchaser Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power (in the case of a subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

          (b) Capital Structure. The authorized capital stock of Purchaser consists of 200,000,000 shares of Common Stock, par value $.01 per share ("Purchaser Common Shares") and 20,000,000 shares of Preferred Stock, par value $.01 per share (the "Purchaser Preferred Stock"). At the close of business on July 23, 1999, (i) 60,806,456 Purchaser Common Shares were issued and outstanding, (ii) 10,607,135 options to purchase Purchaser Common Shares were available for issuance under Purchaser's stock option plans, long-term incentive plans, annual incentive plans and stock compensation plans (the "Purchaser Share Plans") and (iii) 12,373,551 Purchaser Common Shares were reserved for issuance upon exercise of stock options to purchase Purchaser Common Shares under the Purchaser Share Plans or otherwise (the "Purchaser Common Shares Options"). On the date of this Agreement, except as set forth above in this Section 3.2(b), no shares of capital stock or other voting securities of Purchaser were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Purchaser are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except (A) for the Purchaser Common Shares Options and (B) as set forth in Schedule 3.2(b) to the Purchaser Disclosure Letter, there are no outstanding securities, options, stock appreciation rights, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Purchaser or any Purchaser Subsidiary is a party or by which such entity is bound, obligating Purchaser or any Purchaser Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Purchaser or any Purchaser Subsidiary or obligating Purchaser or any Purchaser Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

          (c) Authority; Noncontravention; Consents. On or prior to the date of this Agreement, the Board of Directors of Acquisition Sub has adopted this Agreement and has recommended this Agreement to its sole shareholder, and the sole shareholder of Acquisition Sub has approved this Agreement, all such actions being taken in accordance with the VSCA. On or prior to the date of this Agreement, the Board of Directors of Purchaser has adopted this Agreement, has declared the Merger advisable and fair to and in the best interests of Purchaser and its shareholders, has recommended approval of the issuance of Purchaser Common Shares pursuant to this Agreement (the "Share Issuance") to its shareholders and has directed that this Agreement be submitted to Purchaser's shareholders for approval, all in accordance with the Florida Business Corporation Act (the "FBCA"). Purchaser has the requisite corporate power and authority to enter into this Agreement and, subject to approval of the Share Issuance by the requisite vote of the holders of the Purchaser Common Shares (the "Purchaser Common Shareholder Approval"), to consummate the Merger and the other transactions contemplated by this Agreement. Acquisition Sub has the requisite corporate power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser, subject to receipt of the Purchaser Common Shareholder Approval. This Agreement has been duly executed and delivered by Purchaser and Acquisition Sub and constitutes the valid and binding obligation of each of Purchaser and Acquisition Sub, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. The filing of the Form S-4 (as hereinafter defined) has been authorized by the Purchaser's Board of Directors. Except as set forth in Schedule 3.2(c) to the Purchaser Disclosure Letter, the execution and delivery of this Agreement by Purchaser and Acquisition Sub do not, and the consummation of the transactions contemplated hereby and compliance by Purchaser and Acquisition Sub with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Purchaser or any Purchaser Subsidiary under,
     (i) the charter or by-laws of Purchaser or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any Purchaser Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Purchaser or any Purchaser Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to Purchaser or any Purchaser Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not
     (x) have a Purchaser Material Adverse Effect or (y) prevent the consummation of the Merger or the other transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Purchaser or any Purchaser Subsidiary in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of any of the transactions contemplated hereby and thereby, except for (i) the filing with the SEC of (x) the Form S-4 and the Proxy Statement/Prospectus and (y) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) the filing of a notice under the HSR Act, as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) such filings as may be required in connection with the payment of any Transfer and Gains Taxes (as defined herein), and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.2(d) to the Purchaser Disclosure Letter or (B) as may be required under federal, state, local or foreign Environmental Laws or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of the Merger or the other transactions contemplated hereby or otherwise prevent Purchaser or Acquisition Sub from performing their obligations under this Agreement in any material respect or have, individually or in the aggregate, a Purchaser Material Adverse Effect.

          (d) SEC Documents; Financial Statements; Undisclosed
     Liabilities. Purchaser has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1998 (the "Purchaser SEC Documents"). All of the Purchaser SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Purchaser SEC Documents. None of the Purchaser SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later filed Purchaser SEC Documents. Other than as set forth in Schedule 3.2(d) to the Purchaser Disclosure Letter, there is no unresolved violation, criticism or exception by any Governmental Entity of which Purchaser has received written notice with respect to any Purchaser report or statement which, if resolved in a manner unfavorable to Purchaser, could have a Purchaser Material Adverse Effect. The consolidated financial statements of Purchaser included in the Purchaser SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance GAAP (except, in the case of interim financial statements, as permitted by Forms 10-Q or 8-K of the
     SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the consolidated financial position of Purchaser and the Purchaser Subsidiaries taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of interim financial statements, to normal year-end adjustments).

          (e) Absence of Certain Changes or Events. Except as disclosed in the Purchaser SEC Documents or in Schedule 3.2(e) to the Purchaser Disclosure Letter, since the date of the most recent financial statements included in the Purchaser SEC Documents (the "Purchaser Financial Statement Date") and to the date of this Agreement, but not thereafter with respect to clause
     (ii)(a) of this Section 3.2(e), (i) Purchaser and the Purchaser Subsidiaries have conducted their business only in the ordinary course and
     (ii) there has not been (a) any material adverse change in the business, financial condition or results of operations of Purchaser and the Purchaser Subsidiaries taken as a whole, that has resulted or would result, individually or in the aggregate, in Purchaser Economic Losses (as defined in Section 6.3 below) of $20,000,000 or more (a "Purchaser Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Purchaser Material Adverse Change, (b) except for dividends in the ordinary course of business consistent with past practice and having customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Purchaser Common Shares, (c) any split, combination or reclassification of any Purchaser Common Shares, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have a Purchaser Material Adverse Effect, (e) any change in accounting methods, principles or practices by Purchaser or any Purchaser Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in Purchaser SEC Documents or required by a change in GAAP or (f) any amendment of any employment, consulting, severance, retention or any other agreement between Purchaser and any officer or director of Purchaser.

          (f) Litigation. Except as disclosed in the Purchaser SEC Documents or in Schedule 3.2(f) of the Purchaser Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Purchaser and the Purchaser Subsidiaries which is covered by adequate insurance, as of the date hereof, there is no suit, action or proceeding pending or, to the knowledge of Purchaser or Acquisition Sub, threatened against or affecting the Purchaser or Acquisition Sub that, individually or in the aggregate, could reasonably be expected to (i) have a Purchaser Material Adverse Effect or (ii) prevent the consummation of the Merger or any of the other transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Purchaser or any Subsidiary of the Purchaser having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

          (g) Benefit Plans; ERISA Compliance.

             (i) All employee benefits plans and other benefit arrangements covering employees of Purchaser and the Purchaser Subsidiaries will be listed in the Purchaser Disclosure Letter or are disclosed in the Purchaser SEC Documents. True and complete copies of the Purchaser Benefit Plans (as defined herein) have been made available to Ocwen. Except as disclosed in the Purchaser SEC Documents or in Schedule 3.2(g)(i) to the Purchaser Disclosure Letter, since the date of the most recent audited financial statements included in the Purchaser SEC Documents, there has not been any adoption or amendment in any material respect by Purchaser or any Purchaser Subsidiary of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Purchaser or any Purchaser Subsidiary or any person affiliated with Purchaser under Section 414(b), (c), (m) or (o) of the Code (collectively, "Purchaser Benefit Plans").

             (ii) Except as described in the Purchaser SEC Documents or in
        Schedule 3.2(g)(ii) to the Purchaser Disclosure Letter or as would not have a Purchaser Material Adverse Effect, (A) all Purchaser Benefit Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), are in compliance with all applicable requirements of law, including ERISA and the Code, and (B) neither Purchaser nor any Purchaser Subsidiary has any liabilities or obligations with respect to any such Purchaser Benefit Plan, whether accrued, contingent or otherwise (other than obligations to make contributions and pay benefits and administrative costs incurred in the ordinary course), nor to the knowledge of Purchaser are any such liabilities or obligations expected to be incurred. Except as set forth in Schedule 3.2(g)(ii) to the Purchaser Disclosure Letter, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or together with the occurrence of any additional or subsequent events) constitute an event under any Purchaser Benefit Plan, policy, arrangement or agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director. The only severance agreements or severance policies applicable to Purchaser or the Purchaser Subsidiaries are the agreement and policies specifically referred to in Schedule 3.2(g)(ii) to the Purchaser Disclosure Letter or in the Purchaser SEC Documents.

             (iii) Except as may be set forth in Schedule 3.1(g)(iii) to the Purchaser Disclosure Letter or in the Purchaser SEC Documents, there are no pending or threatened claims against or otherwise involving any of the Purchaser Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Purchaser Benefit Plan activities) has been brought against or with respect to any such Purchaser Benefit Plan, except for any of the foregoing which would not have a Purchaser Material Adverse Effect.

          (h) Taxes.  To the knowledge of Purchaser,

             (i) Each of Purchaser and each Purchaser Subsidiary has timely filed all material Tax Returns (as defined herein) and reports required to be filed by it as of the date of this Agreement (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so). Each such Tax Return is true, correct and complete in all material respects. Purchaser and each Purchaser Subsidiary have paid (or Purchaser has paid on their behalf), within the time and manner prescribed by law, all material Taxes (as defined herein) that are due and payable.

             (ii) Purchaser has not agreed to any extension of time for the assessment or payment of any Tax due with respect to the period covered by any such Tax Return. All Tax withholding requirements and all requirements to pay Tax without regard to the filing of a Tax Return imposed on or with respect to the Purchaser and each Purchaser Subsidiary have been satisfied in full. The financial statements of Purchaser reflect and include adequate provision for the payment in full of any and all Taxes payable by or with respect to the Purchaser and Purchaser Subsidiaries for any and all periods through the date of this Agreement for which no Tax Return has yet been filed.

             (iii) Except as may be set forth in the Purchaser Disclosure Letter, there is no claim, audit, action, suit or proceeding related to Taxes pending or threatened against or with respect to Purchaser or any Purchaser Subsidiary.

             (iv) Purchaser does not know or have reason to know of any inaccuracy in any representation set forth in Section 3.1(g) of this Agreement.

          (i) Certain Agreements. Except as set forth in Section 3.2(i) of the Purchaser Disclosure Letter, neither Purchaser nor any Purchaser Subsidiary is a party to any oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase Purchaser Common Shares, or Purchaser Common Shares granted in connection with the performance of services for Purchaser or any Purchaser Subsidiary, is or will be entitled to receive cash from Purchaser or any Purchaser Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement.

          (j) Brokers. No broker, investment banker, financial advisor or other person, other than Morgan Stanley & Co. Incorporated and Friedman, Billings, Ramsey & Co., Inc. (the "Purchaser Advisors"), the fees and expenses of which, as set forth in letter agreements between the Purchaser and the Purchaser Advisors, have previously been disclosed to Ocwen and will be paid by the Purchaser, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser or any Purchaser Subsidiary.

          (k) Compliance with Laws. Except as disclosed in the Purchaser SEC Documents or as set forth in Schedule 3.2(k) to the Purchaser Disclosure Letter, neither Purchaser nor any of the Purchaser Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Purchaser Material Adverse Effect.

          (l) Regulatory Matters. Except as disclosed in the Purchaser SEC Documents or as would not, individually or in the aggregate, reasonably be expected to result in a material adverse change in the business, financial condition or results of operations of Purchaser and the Purchaser Subsidiaries taken as a whole, (i) neither Purchaser nor any Purchaser Subsidiary or any of the properties of Purchaser or any Purchaser Subsidiary is a party to or is subject to any order, decree, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits, (including, without limitation, the Officer of the Comptroller of the Currency, the Office of Thrift Supervision ("OTS"), the Federal Reserve Board and the Federal Deposit Insurance Corporation) or the supervision or regulation of it or any Purchaser Subsidiary (collectively, the "Regulatory Authorities"); and
     (ii) neither Purchaser nor any Purchaser Subsidiary has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (m) Contracts; Debt Instruments. Neither Purchaser nor any Purchaser Subsidiary is in violation of or in default under, in any material respect (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under), any material loan or credit agreement, note, bond, mortgage, indenture, lease, or any agreement to acquire real property, or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in Schedule 3.2(l) to the Purchaser Disclosure Letter, except as disclosed in the Purchaser SEC Documents and except for violations or defaults that would not, individually or in the aggregate, result in a Purchaser Material Adverse Effect.

          (n) Environmental Matters. Except as disclosed in the Purchaser SEC Documents or as set forth in Schedule 3.2(m) to the Purchaser Disclosure Letter or in the environmental audits/reports listed therein, each of Purchaser and each Purchaser Subsidiary has obtained all licenses, permits, authorizations, approvals and consents from Governmental Entities which are required in respect of its business, operations, assets or properties under any applicable Environmental Law (as defined below) and each of Purchaser and each Purchaser Subsidiary is in compliance in all material respects with the terms and conditions of all such licenses, permits, authorizations, approvals and consents and with any applicable Law of any Governmental Entity relating to human health, safety or protection of the environment ("Environmental Laws"), except for violations and failures to comply which would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

          (o) Purchaser Properties. Except as listed in Schedule 3.2(n) to the Purchaser Disclosure Letter or except as listed in the title insurance policies, reports or the surveys, copies of which were made available for review to the Purchaser: (i) Purchaser or a Purchaser Subsidiary owns fee simple title to each of the real properties reflected on the most recent balance sheet of Purchaser included in the Purchaser SEC Documents or as identified in Schedule 3.2(n) to the Purchaser Disclosure Letter (the "Purchaser Properties"), and those that have been purchased or otherwise acquired in the ordinary course of Purchaser's business after the date of the most recent balance sheet of Purchaser included in the Purchaser SEC Documents but excluding those that have been sold or otherwise disposed of in the ordinary course of Purchaser's business, which are all of the real estate properties owned by them, free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("Encumbrances");
     (ii) the Purchaser Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), except for (a) Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of the Purchaser Properties, (b) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded or which individually or in the aggregate do not exceed $400,000, do not materially detract from the value of or materially interfere with the present use of any of the Purchaser Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Purchaser and the Purchaser Subsidiaries and which have arisen or been incurred only in its construction or renovation activities or in the ordinary course of business; (iii) valid policies of title insurance have been issued insuring Purchaser's or a Purchaser Subsidiary's fee simple title to the Purchaser Properties except as noted therein, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy; (iv) there is no certificate, permit or license from any Governmental Entity having jurisdiction over any of the Purchaser Properties or any agreement, easement or any other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Purchaser Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Purchaser Properties that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of same, except where the failure to have such certificate, permit, license, agreement, easement or other right, or such threat of modification or cancellation thereof, would not, individually or in the aggregate, have a Purchaser Material Adverse Effect; (v) neither Purchaser nor a Purchaser Subsidiary has received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Purchaser Properties issued by any Governmental Entity, except, in the case of clause (vi)(a) or (vi)(b) where such violation cannot reasonably be expected to be material, individually or in the aggregate, to Purchaser;
     (vi) neither Purchaser nor a Purchaser Subsidiary has received notice to the effect that there are (a) condemnation or rezoning proceedings that are pending or threatened with respect to any of the Purchaser Properties or
     (b) zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Purchaser Properties or by the continued maintenance, operation or use of the parking areas, except where such violation or proceeding cannot reasonably be expected to be material, individually or in the aggregate to the Purchaser.

          (p) Opinion of Financial Advisor. Purchaser has received the opinion of Morgan Stanley & Co. Incorporated, satisfactory to Purchaser, with regard to the fairness, from a financial point of view, to Purchaser of the consideration to be paid by Purchaser pursuant to the Merger.

          (q) Vote Required. The affirmative vote of a majority of the votes cast on the Share Issuance is required to approve such issuance; provided that the total votes cast on such proposal represent a majority of the outstanding shares of Purchaser Common Shares. No other vote of the outstanding Purchaser Common Shares is necessary (under applicable law or otherwise) to approve the Merger, this Agreement and the other transactions contemplated hereby.

          (r) Financing. The Purchaser has as of the date hereof and will have available to it at the Effective Time, immediately available funds or immediately available credit necessary to consummate the transactions contemplated by this Agreement and operate Ocwen after the Closing, including the financing contemplated by Article IV of this Agreement.

          (s) Labor Matters. Neither Purchaser nor any Purchaser Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Purchaser threatened against Purchaser or any Purchaser Subsidiary relating to their business, except for any such proceeding as would not have a Purchaser Material Adverse Effect. To the knowledge of Purchaser, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Purchaser or any Purchaser Subsidiary.

                                   Article IV

                                   FINANCING

     Section 4.1 Financing. If requested by the Board of Directors of Ocwen following its reasonable good faith determination that incurring such indebtedness is necessary, then Purchaser shall provide secured financing to Ocwen in the amount of up to $25 million, such financing to be provided on an arms' length basis and on terms consistent with market conditions and applicable debt covenants at the time of incurrence; provided, however, that in connection with the aforesaid determination, the Board of Directors of Ocwen shall have considered in good faith the recommendation of the Manager under the First Amended and Restated Management Agreement dated as of May 19, 1997, as amended to the date of this Agreement (the "Management Agreement"), between Ocwen and a subsidiary of Purchaser, as Manager (the "Manager"), regarding such financing, including, without limitation, any alternatives recommended by the Manager, including, without limitation, the sale of assets of Ocwen. Ocwen shall be obligated to repay such financing immediately upon termination of this Agreement pursuant to Sections 8.1(g) or (h) or upon the insolvency of Ocwen.

                                   Article V

                                   COVENANTS

     Section 5.1 Preparation of the Proxy Statement; Shareholders Meeting.

          (a) Purchaser and Ocwen shall cooperate and promptly prepare and Ocwen shall file with the SEC the Proxy Statement and the Purchaser shall file with the SEC as soon as practicable a registration statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Purchaser Common Shares issuable in the Merger, a portion of which registration statement shall also serve as the joint proxy statement with respect to the meetings of the shareholders of Ocwen and Purchaser in connection with the Merger (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. The Purchaser shall use all reasonable efforts, and

     Ocwen will cooperate with the Purchaser to have the Form S-4 declared effective by the SEC as promptly as practicable. The Purchaser shall use its reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. The Purchaser agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of shareholders of the Purchaser and Ocwen, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Ocwen agrees that the written information provided by it specifically for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of shareholders of the Purchaser and Ocwen, or, in the case of written information provided by Ocwen specifically for inclusion in the Form S-4 or any amendments or supplements thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Purchaser will advise Ocwen, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Purchaser Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for additional information.

          (b) Ocwen covenants that the Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of Ocwen in favor of the approval of the Merger, this Agreement and the other transactions contemplated hereby; provided, that such recommendations may not be included or may be withdrawn, modified or amended if Ocwen shall approve or recommend a Superior Competing Transaction (as defined herein) or enter into an agreement with respect to such Superior Competing Transaction and the Board of Directors of Ocwen determines in good faith that it is in compliance with Section 7.1. Purchaser covenants that the Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of Purchaser in favor of the approval of the Share Issuance.

          (c) Each of Ocwen and Purchaser will promptly take such action as is necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders (respectively, the "Ocwen Common Shareholders Meeting" and the "Purchaser Common Shareholders Meeting") as promptly as practicable to consider and vote upon or otherwise to obtain the consent of its shareholders, as required, to the transactions contemplated hereby. The Board of Directors of Purchaser and, subject to Section 5.1(b), the Board of Directors of Ocwen shall each take all lawful action to solicit such consent, including, without limitation, timely mailing the Proxy Statement/ Prospectus. Ocwen and Purchaser shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day.

     Section 5.2 Access to Information; Confidentiality.

          (a) Subject to the requirements of confidentiality agreements with third parties, Ocwen and Purchaser shall, and shall cause each of their Subsidiaries to, afford to the other and the other's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their properties, books, contracts, commitments, personnel and records and, during such period, Ocwen and Purchaser shall, and shall cause each of their Subsidiaries to, furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as the other may reasonably request.

          (b) As used herein, "Confidential Material" means, with respect to either party hereto (the "Providing Party"), all information (written or oral) furnished (whether before or after the date hereof) by the Providing Party and its directors, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors (collectively, the "Providing Party Representatives") to the other party hereto (the "Receiving Party") or the Receiving Party's directors, officers, employees, affiliates or representative of advisors, including counsel, lenders and financial advisors (collectively the "Receiving Party Representatives") and all analyses, compilations, forecasts and other studies or other documents prepared by the Providing Party or the Providing Party Representatives in connection with its or their review of the transactions contemplated by this Agreement which contain or reflect such information. The term "Confidential Material" does not include, however, information which (i) at the time of disclosure or thereafter is generally available to and known by the public other than as a result of a disclosure directly or indirectly by the Receiving Party or the Receiving Party Representatives in violation of this Agreement, (ii) at the time of disclosure was available on a nonconfidential basis from a source other than the Providing Party or the Providing Party Representatives, provided, however, that such source is not and was not bound by a confidentiality agreement with the Providing Party, (iii) was known by the Receiving Party prior to receiving the Confidential Material from the Providing Party or has been independently acquired or developed by the Receiving Party without violating any of its obligations under this Agreement, or (iv) is contained in any Ocwen SEC Documents or Purchaser SEC Documents.

          (c) Subject to paragraph (d) below or except as required by law, the Confidential Material will be kept confidential and will not, without the prior written consent of the Providing Party, be disclosed by the Receiving Party or its Representatives, in whole or in part and will not be used by the Receiving Party or its Representatives, directly or indirectly, for any purpose other than in connection with this Agreement, the Merger or the evaluating, negotiating or advising with respect to a transaction contemplated herein. Moreover, the Receiving Party agrees to transmit Confidential Material to its Representatives only if and to the extent that such Representatives need to know the Confidential Material for purposes of such transaction and are informed by the Receiving Party of the confidential nature of the Confidential Material and of the terms of this Section.

          (d) In the event that the Receiving Party, any of the Receiving Party Representatives or anyone to whom the Receiving Party or any of the Receiving Party Representatives supply the Confidential Material, are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise in connection with legal processes) to disclose any Confidential Material, the Receiving Party agrees (i) immediately to notify the Providing Party of the existence, terms and circumstances surrounding such a request, (ii) to consult with the Providing Party on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of the Receiving Party's counsel, the Receiving Party is legally compelled to disclose and to cooperate with any action by the Providing

     Party to obtain an appropriate protective order or otherwise reliable assurances that confidential treatment will be accorded the Confidential Material (it being agreed that the Providing Party shall reimburse the Receiving Party for all reasonable out-of-pocket expenses incurred by the Receiving Party in connection with such cooperation).

          (e) In the event of the termination of this Agreement in accordance with its terms, promptly upon request from either Providing Party, the Receiving Party shall, except to the extent prevented by law, redeliver to the Providing Party or destroy all tangible Confidential Material and will not retain any copies, extracts or other reproductions thereof in whole or in part. Any such destruction shall be certified in writing to the Providing Party by an authorized officer of the Receiving Party supervising the same. Notwithstanding the foregoing, each Receiving Party and one Receiving Party Representative designated by each Receiving Party shall be permitted to retain one permanent file copy of each document constituting Confidential Material.

     Section 5.3 Best Efforts; Notification.

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Purchaser and Ocwen agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval, waiver or exemption from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals, waivers or exemption from non-governmental third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger, this Agreement or the consummation of any of the other transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by and to fully carry out the purposes of, this Agreement. Notwithstanding any provision of this Agreement to the contrary, Ocwen shall not be required in connection with the efforts described in the first sentence of this Section 5.3(a) to make any payments or incur any liabilities to any third parties which in the aggregate exceed $500,000 other than payments which arise from explicit contractual rights or obligations of Ocwen existing as of the date of this Agreement.

          (b) Ocwen shall use its reasonable best efforts to give prompt notice to the Purchaser, and the Purchaser shall use its reasonable best efforts to give prompt notice to Ocwen, if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) it fails to comply in a timely manner with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement or the remedies available hereunder to the party receiving such notice.

     Section 5.4 No Solicitation of Transactions. Ocwen, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition or exchange of all or any material portion of the assets of, or any equity interest in, Ocwen or any Ocwen Subsidiary or any business combination with Ocwen or any Ocwen Subsidiary. Subject to Section 7.1, Ocwen shall not directly or indirectly, through any officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative, initiate or solicit (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined herein), or authorize or permit any of its officers, directors, employees, agents, attorneys, investment bankers, financial advisors, accountants, brokers, finders or other representatives to take any such action. Ocwen shall notify the Purchaser in writing (as promptly as practicable) of all of the material details relating to all inquiries and proposals which it or any such officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative may receive relating to any transaction that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined herein) and if such inquiry or proposal is in writing, Ocwen shall deliver to the Purchaser a copy of such inquiry or proposal. For purposes of this Agreement, "Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement): (i) any merger, consolidation, share exchange, business combination, or similar transaction involving Ocwen (or any of its Subsidiaries); (ii) any tender offer or exchange offer for 5% or more of the outstanding shares of capital stock of Ocwen (or any of its Subsidiaries) or the filing of a registration statement under the Securities Act in connection therewith; (iii) any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or all or substantially all of the assets of Ocwen or any Ocwen Subsidiary; or (iv) any public announcements of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     Section 5.5 Public Announcements. The Purchaser and Ocwen will consult with each other before issuing, and provide the executive officers of each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger or the other transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or statement to be issued.

     Section 5.6 Transfer and Gains Taxes. The Purchaser and Ocwen shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding (i) any withholding tax obligations required pursuant to Section 897 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder, and comparable provisions of state or local law, (ii) any other real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, and
(iii) any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the Merger (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes").

     Section 5.7 Indemnification.

          (a) Indemnification Rights. For a period of six years from and after the Effective Time, the Purchaser shall indemnify the directors, officers, employees or agents of Ocwen who at any time prior to the Effective Time were entitled to indemnification under the Articles of Incorporation and Bylaws of Ocwen, employment agreements or indemnity agreements between Ocwen and its officers or directors existing on the date hereof to the same extent as such directors, officers, employees or agents are entitled to indemnification under such Articles of Incorporation and Bylaws or existing employment agreements or indemnity agreements in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement).

          (b) Liability Coverage. The Purchaser shall provide "run-off" or "tail" director and officer liability coverage to the current and prior directors and officers of Ocwen without reduction of existing coverage (both as to dollar limits of coverage and as to the subject matter insured against) for a period of six years after the Effective Time; provided, that if, at any time during such six-year period, such coverage is not reasonably available in the insurance market, the Purchaser shall provide such "run-off" or "tail" director and officer liability coverage to such directors and officers as it is able to purchase for an annual premium equal to twice the annual insurance premium paid by Ocwen for director and officer liability insurance during the year 1999; and provided, further, that in the sixth year, Purchaser shall not be obligated to pay a premium for such insurance in excess of the premium paid in the fifth year.

          (c) Successors and Assigns. The provisions of this Section 5.7 are intended to be for the benefit of, and shall be enforceable by, each indemnified party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of the Purchaser and Ocwen.

     Section 5.8 Efforts to Fulfill Conditions. The Purchaser and Ocwen each shall use commercially reasonable efforts to insure that all conditions precedent to its obligations hereunder are fulfilled at or prior to the Closing Date.

     Section 5.9 Cooperation of the Parties. The Purchaser and Ocwen each shall cooperate with the other in supplying such information as may be reasonably requested by the other in connection with obtaining consents or approvals to the transactions contemplated by this Agreement.

     Section 5.10 Conduct of Business by Ocwen. During the period from the date of this Agreement to the Effective Time, Ocwen shall, and shall cause the Ocwen Subsidiaries to, carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill, ongoing businesses and its status as a REIT within the meaning of the Code. Without limiting the generality of the foregoing, the following additional restrictions shall apply: During the period from the date of this Agreement to the Effective Time, except as set forth in Schedule 5.10 to the Ocwen Disclosure Letter or as otherwise contemplated by this Agreement, Ocwen shall not and shall cause the Ocwen Subsidiaries not to (and not to authorize or commit or agree to) without the prior recommendation or consent of the Manager:

          (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of Ocwen's capital shares, except that Ocwen may declare, set aside and pay the dividends and distributions constituting the 1998 REIT Dividend, (ii) split, combine or reclassify any capital stock or partnership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock or partnership interests or (iii) purchase, redeem or otherwise acquire any shares of capital stock of Ocwen or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (b) except as otherwise contemplated by this Agreement or in Schedule 5.10(b) of the Ocwen Disclosure Letter, amend the charter, by-laws, partnership agreement or other comparable organizational documents of Ocwen or any Ocwen Subsidiary;

          (c) except for (i) dividends and distributions constituting the 1998 REIT Dividend and (ii) the issuance of Ocwen Common Shares pursuant to the terms of the Third Amended and Restated Agreement of Limited Partnership of Ocwen Partnership in exchange for partnership units in such partnership, issue, deliver, sell, pledge, dispose of or otherwise encumber, or grant any option or other right in respect of, any shares of capital stock or debt securities, any other voting or redeemable securities of Ocwen or any Ocwen Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or redeemable securities except to Ocwen or an Ocwen Subsidiary;

          (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or (ii) any assets that are material, individually or in the aggregate, to Ocwen and the Ocwen Subsidiaries, taken as a whole;

          (e) prepare or file any Tax Return inconsistent with past practice or, on any Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax returns in prior periods (unless required by law or necessary to preserve or terminate Ocwen's status as a REIT as contemplated by this Agreement or the status of any Ocwen Subsidiary that is a partnership as a partnership for federal tax purposes);

          (f) (i) change in any material manner any of its methods, principles or practices of accounting in effect at the Ocwen Financial Statement Date, or (ii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except in the case of settlements or compromises in an amount not to exceed, individually or in the aggregate, $250,000, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1998, except, in the case of clause
     (i), as may be required by the SEC, applicable law or GAAP and with notice thereof to the Purchaser;

          (g) without the Purchaser's consent, which shall not be unreasonably withheld, settle any stockholder derivative or class action claims arising out of or in connection with the Merger or the other transactions contemplated hereby;

          (h) without the consent of the Purchaser, enter into or amend or otherwise modify any material agreement or arrangement with Persons that are affiliates or, as of the date hereof, are officers, directors or employees of Ocwen or any Ocwen Subsidiary;

          (i) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of Ocwen or any Ocwen Subsidiary, except that, notwithstanding the first part of this
     Section 5.10(i), Ocwen may no earlier than November 30, 1999 take such action in connection with terminating its status as a real estate investment trust;

          (j) incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, except (i) to the extent permitted by the existing covenants within or the terms of those agreements and documents evidencing indebtedness of Ocwen or any Ocwen

     Subsidiary as of the date of this Agreement or (ii) any indebtedness, guarantees, loans, advances, capital contributions or investments between Ocwen and any Ocwen Subsidiary or between Ocwen Subsidiaries; or

          (k) enter into, amend or terminate any agreement or contract material to Ocwen and the Ocwen Subsidiaries, taken as a whole.

     Notwithstanding any provision of this Agreement to the contrary, no provision of this Agreement alters, amends or changes in any way the right of Ocwen or any Ocwen Subsidiary (i) to choose under the Third Amended and Restated Agreement of Limited Partnership of Ocwen Partnership, L.P. (the "Partnership") whether to pay either cash or Ocwen Common Shares to a limited partner electing to have its interests in the Partnership redeemed pursuant to the terms thereof or (ii) to choose under the option dated May 19, 1997 granted to Ocwen Capital Corporation under the Ocwen 1997 Stock Option Plan to acquire 1,912,500 Ocwen Common Shares to deliver, or cause to be delivered, upon exercise of such option either Partnership units or Ocwen Common Shares or to deliver, or cause to be delivered, cash if required by the terms of such option or Plan.

     Section 5.11 Conduct of Business by Purchaser. During the period from the date of this Agreement to the Effective Time, Purchaser shall not (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any capital stock of Purchaser or (ii) issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Purchaser's capital stock.

     Section 5.12 Adverse Actions. Purchaser agrees not to (i) knowingly take any action that is intended or reasonably likely to result in a material adverse effect on its ability to consummate the Merger, or (ii) knowingly take any action that is intended or reasonably likely to result in any conditions to the Merger set forth in Sections 6.1 or 6.3 not being satisfied or a material violation of any provision of this Agreement.

     Section 5.13 OTS Examination Reports. Purchaser agrees to use its reasonable best efforts to obtain permission from the OTS and all other applicable regulatory or other authorities to allow Ocwen to review, read and examine as soon as possible after the date of this Agreement and prior to the Closing Date those reports issued by OTS relating to, resulting from or setting forth the results of the examination by OTS from time to time of Purchaser and its federal savings bank operations.

     Section 5.14 Termination of Option. Purchaser agrees to cause to be terminated on or prior to the Closing Date the option dated May 19, 1997 granted to Ocwen Capital Corporation under the Ocwen 1997 Stock Option Plan to acquire 1,912,500 Ocwen Common Shares.

     Section 5.15 Management Agreement. So long as this Agreement has not been terminated, Ocwen agrees not to terminate (except for cause as provided in the Management Agreement) and, if the Closing Date shall not have occurred prior to November 19, 1999, to extend the Management Agreement through December 31, 1999.

                                   Article VI

                              CONDITIONS PRECEDENT

     Section 6.1 Conditions to Each Party's Obligation to Effect the
Merger. The respective obligation of Ocwen and the Purchaser to effect the Merger and to consummate the other transactions contemplated hereby is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

          (a) Shareholder Approval. The Ocwen Common Shareholder Approval and the Purchaser Common Shareholder Approval shall have been obtained.

          (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

          (c) Certain Actions and Consents. All material actions by or in respect of or filings with any Governmental Entity required for the consummation of the Merger or any of the other transactions contemplated hereby shall have been obtained or made.

          (d) Stock Exchange Listings. The Purchaser Common Shares issuable in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

          (e) Form S-4. The Form S-4 shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been initiated or to the Knowledge of Purchaser or Ocwen, threatened by the SEC. All necessary state securities or blue sky authorizations shall have been received.

     Section 6.2 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to issue the Merger Consideration to the Ocwen Common Shareholders and to consummate the other transactions contemplated hereby are further subject to the following conditions, any one or more of which may be waived by the
Purchaser:

          (a) Representations and Warranties. The representations and warranties of Ocwen set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Purchaser shall have received a certificate (which certificate may be qualified by knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of Ocwen by the Chairman or President of Ocwen to such effect. This condition shall be deemed satisfied notwithstanding any failure of a representation or warranty of Ocwen to be true and correct in all material respects as of the Closing Date if the aggregate amount of Ocwen Economic Losses (as defined herein) that would reasonably be expected to arise as a result of the failures of such representations and warranties to be true and correct in all material respects as of the Closing Date does not exceed $10,000,000 (such amount to be calculated by counting in all cases from the first dollar of such Ocwen Economic Losses without giving effect to the $10,000,000 limitation set forth in Section 3.1(e)). "Ocwen Economic Losses," as used in this Agreement, shall mean any and all net damage, net loss, net liability or expense suffered by Ocwen and the Ocwen Subsidiaries taken as a whole, but shall not include any claims, damages, loss, expense or other liability resulting from any class action or shareholders' derivative lawsuits relating to the Merger against Ocwen, if any, filed subsequent to the date of this Agreement, any replacement, refinancing or extension of the maturity date of any debt existing as of the date of this Agreement to the extent such replacement, refinancing or extension does not result in any additional net liability of Ocwen or the Ocwen Subsidiaries taken as a whole, any amounts paid or expenses or liabilities incurred by Ocwen in fulfilling its obligations under, or taking any action required or permitted by, this Agreement, or any "mark to market" or other revaluation of the book value of Ocwen's assets effected pursuant to GAAP.

          (b) Performance of Obligations of Ocwen. Ocwen shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Purchaser shall have received a certificate signed on behalf of Ocwen by the Chairman or President of Ocwen to such effect.

          (c) Consents. All consents and waivers from third parties necessary in connection with the consummation of the Merger by Ocwen and the other transactions contemplated hereby shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in Ocwen Economic Losses of $10,000,000 or more.

          (d) 1998 REIT Dividend. The Board of Directors of Ocwen shall have declared the 1998 REIT Dividend prior to September 15, 1999, having a record date at least 14 days before the Merger, provided however, that this section shall not apply if after giving effect to the 1998 REIT Dividend, the 1998 REIT Dividend would have either of the effects set forth in VSCA
     Section 13.1-653 C.1 or C.2 or would otherwise be prohibited by law.

     Section 6.3 Conditions to Obligations of Ocwen. The obligations of Ocwen to effect the Merger and to consummate the other transactions contemplated hereby are further subject to the following conditions, any one or more of which may be waived by Ocwen:

          (a) Representations and Warranties. The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Ocwen shall have received a certificate (which certificate may be qualified by knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of the Purchaser by the chief executive officer or the chief financial officer of the Purchaser to such effect. This condition shall be deemed satisfied notwithstanding any failure of a representation or warranty of Purchaser to be true and correct in all material respects as of the Closing Date if the aggregate amount of Purchaser Economic Losses (as defined herein) that would reasonably be expected to arise as a result of the failures of such representations and warranties to be true and correct in all material respects as of the Closing Date does not exceed $20,000,000 (such amount to be calculated by counting in all cases from the first dollar of such Purchaser Economic Losses without giving effect to the $20,000,000 limitation set forth in Section 3.2(e)). "Purchaser Economic Losses," as used in this Agreement, shall mean any and all net damage, net loss, net liability or expense suffered by Purchaser and the Purchaser Subsidiaries taken as a whole, but shall not include any claims, damages, loss, expense or other liability resulting from any class action or shareholders' derivative lawsuits relating to the Merger against Purchaser, if any, filed subsequent to the date of this Agreement, any replacement, refinancing or extension of the maturity date of any debt existing as of the date of this Agreement to the extent such replacement, refinancing or extension does not result in any additional net liability of Purchaser or the Purchaser Subsidiaries taken as a whole, or any amounts paid or expenses or liabilities incurred by Purchaser in fulfilling its obligations under, or taking any action required or permitted by, this Agreement.

          (b) Performance of Obligations of the Purchaser. The Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Ocwen shall have received a certificate of the Purchaser signed on behalf of the Purchaser by the chief executive officer or the chief financial officer of such party to such effect.

          (c) Consents. All consents and waivers from third parties necessary in connection with the consummation of the Merger by Purchaser and the other transactions contemplated hereby shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in Purchaser Economic Losses of $20,000,000 or more.

          (d) Solvency of Purchaser.  A bankruptcy event, as described in clause
     (viii) of the definition of Event of Default in the Indenture, dated as of September 30, 1996, between Purchaser and Bank One, Columbus, NA, shall not have occurred and be continuing.

                                  Article VII

                              OCWEN BOARD ACTIONS

     Section 7.1 Ocwen Board Actions. Notwithstanding Section 5.4 or any other provision of this Agreement to the contrary, to the extent required by the fiduciary obligations of the Board of Directors of Ocwen, as determined in good faith by a majority of the members of the Board of Directors of Ocwen on the advice of independent counsel, Ocwen may:

          (a) disclose to its shareholders any information required to be disclosed under applicable law;

          (b) directly or indirectly furnish information and access to any Person, pursuant to a confidentiality agreement no less favorable to Ocwen than the provisions of Section 5.2 of this Agreement, in response to a request for such information or access by such Person made after the date hereof which was not encouraged, solicited or initiated after the date hereof by Ocwen or any of its affiliates or any of its or their respective officers, directors, employees, representatives or agents, and may participate in discussions and negotiate with such Person concerning any Competing Transaction; and

          (c) approve or recommend (and in connection therewith withdraw or modify its approval or recommendation of this Agreement and the Merger) a Superior Competing Transaction (as defined below) which is accompanied by, if applicable, an appropriate financing commitment, or enter into an agreement with respect to such Superior Competing Transaction (for purposes of this Agreement, "Superior Competing Transaction" means a bona fide proposal of a Competing Transaction made by a third party which a majority of the members of the Board of Directors of Ocwen determines in good faith to be more favorable to its shareholders than the Merger).

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

                                  Article VIII

                       TERMINATION, AMENDMENT AND WAIVER

     Section 8.1 Termination. This Agreement may be terminated at any time prior to the filing of the Articles of Merger for the Merger with the State Corporation Commission of the Commonwealth of Virginia, whether before or after the Ocwen Common Shareholder Approval is obtained:

          (a) by mutual written consent duly authorized by the respective Boards of Directors of the Purchaser and Ocwen;

          (b) by the Purchaser, upon a breach of any representation, warranty, covenant or agreement on the part of Ocwen set forth in this Agreement which breach cannot be cured within 30 days after the giving of written notice thereof to Ocwen, provided that such breach would be reasonably likely, individually or in the aggregate with other breaches, to result in an Ocwen Material Adverse Effect;

          (c) by Ocwen, upon a breach of any representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement which breach cannot be cured within 30 days after the giving of written notice thereof to Purchaser, provided that such breach would be reasonably likely, individually or in the aggregate with other breaches, to result in a Purchaser Material Adverse Effect;

          (d) by either the Purchaser or Ocwen, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable;

          (e) by either the Purchaser or Ocwen, if the Merger shall not have been consummated before December 31, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(e) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date;

          (f) by either the Purchaser or Ocwen if, upon a vote at a duly held Ocwen Common Shareholders Meeting or any adjournment thereof, the Ocwen Common Shareholder Approval shall not have been obtained;

          (g) by Ocwen, if prior to the Ocwen Common Shareholders Meeting, the Board of Directors of Ocwen shall have withdrawn or modified in compliance with Section 7.1 hereof in any manner adverse to the Purchaser its approval or recommendation of the Merger or this Agreement;

          (h) by the Purchaser, if (i) prior to the Ocwen Common Shareholders Meeting, the Board of Directors of Ocwen shall have withdrawn or modified in any manner adverse to the Purchaser its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any Superior Competing Transaction, (ii) Ocwen shall have entered into any agreement with respect to any Competing Transaction (other than a confidentiality agreement as contemplated by Section 7.1(b)), or
     (iii) prior to the Ocwen Common Shareholders Meeting, the Board of Directors of Ocwen shall have withdrawn or modified in any manner adverse to the Purchaser its approval or recommendation of the Merger or this Agreement for any reason other than as specified in Section (h)(i) above;

          (i) by Ocwen, by action of its Board of Directors, at any time during the five-day period prior to the fifth day prior to the Closing Date; if the Average Closing Price as defined below of Purchaser Common Shares shall be $6.80 or less, provided, however, that during the five-day period following the provision by Ocwen of written notice of termination to Purchaser pursuant to this Section 8.1(i), Purchaser shall have the option of postponing the Closing Date for 15 trading days, during the first 10 trading days of which a new Average Closing price of Purchaser Common Shares shall be determined based on the closing sales price of Purchaser Common Stock as reported on the consolidated tape on the New York Stock Exchange for each of such 10 trading days (the "Adjusted Average Closing Price"). If the Adjusted Average Closing Price is more than $6.80, no termination shall be deemed to have occurred pursuant to this Section 8.1(i) and this Agreement shall remain in full force and effect in accordance with its terms. If the Adjusted Average Closing Price is $6.80 or less, Purchaser shall have the option of increasing the consideration to be received by holders of Ocwen Common Shares hereunder by adjusting the Conversion Number to equal a number equal to the quotient obtained by dividing $4.83 by the Adjusted Average Closing Price, in which case Purchaser shall give prompt written notice to Ocwen of such election and the revised Conversion Number and no termination shall be deemed to have occurred pursuant to this Section 8.1(i) and this Agreement shall remain in full force and effect in accordance with its terms (except as the Conversion Number shall have been so modified and any reference herein to " Conversion Number" shall thereafter be deemed to refer to the Conversion Number as adjusted pursuant to this Section 8.1(i)). In no event shall the modified Conversion Number be less than 0.71 shares of Purchaser Common Shares for each Ocwen Common Share.

     For purposes of this Section 8.1(i); the "Average Closing Price" shall be the mean of the closing sales price of Purchaser Common Shares as reported on the consolidated tape on the New York Stock Exchange for each of the 10 trading days ending on the 10th day prior to the Closing Date established pursuant to
Section 1.2 of this Agreement.

     Section 8.2 Expenses.

          (a) Except as otherwise specified in this Section 8.2 or agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, provided that all printing expenses associated with the Proxy Statement shall be divided equally between Purchaser and Ocwen.

          (b) Ocwen agrees that if this Agreement shall be terminated pursuant to Section 8.1(g), 8.1(h)(i), 8.1(h)(ii) or 8.1(h)(iii), but in the case of termination pursuant to Section 8.1(h)(iii), only if Ocwen agrees to a Competing Transaction within 3 months after termination thereunder, then Ocwen will pay to the Purchaser an amount equal to $3,000,000 (the "Purchaser Break-Up Fee"). Payment of the Purchaser Break Up Fee shall be made, as directed by the Purchaser, by wire transfer of immediately available funds only and promptly after Ocwen shall have entered into any agreement with respect to any Competing Transaction.

          (c) The Purchaser agrees that if this Agreement shall be terminated pursuant to Section 8.1(c), then the Purchaser will pay to Ocwen an amount equal to the Ocwen Break-Up Expenses (as defined herein) up to $1,000,000. Payment of any of such amounts shall be made, as directed by Ocwen, by wire transfer of immediately available funds promptly, after the amount is due as provided herein. The "Ocwen Break-Up Expenses" shall be an amount equal to the Ocwen's out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses).

          (d) Ocwen agrees that if this Agreement shall be terminated pursuant to Section 8.1 (b) (other than by reason of a breach of Ocwen's representation under Section 3.1(g)), then Ocwen will pay to the Purchaser an amount equal to the Purchaser Break-Up Expenses (as defined herein) up to $1,000,000. Payment of such amounts shall be made, as directed by the Purchaser, by wire transfer of immediately available funds promptly, after the amount is due as provided herein. The "Purchaser Break-Up Expenses" shall be an amount equal to Purchaser's out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses).

          (e) In the event that the Purchaser or Ocwen is required to file suit to seek all or a portion of the amounts payable under this Section 8.2, and such party prevails in such litigation, such party shall be entitled to receive, in addition to all amounts that it is otherwise entitled to receive under this Section 8.2 all expenses, including attorney's fees and expenses which it has incurred in enforcing its rights hereunder.

     Section 8.3 Effect of Termination. In the event of termination of this Agreement by either Ocwen or the Purchaser as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Purchaser, or Ocwen, other than Section 5.2,
Section 8.2, this Section 8.3 and Article IX and except to the extent that such termination results from a breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement (it being understood and agreed that such termination shall not otherwise affect any obligations between Ocwen or any Ocwen Subsidiary and Purchaser or any Purchaser Subsidiary, including the obligation of Ocwen to pay the termination fee to the Manager under the Management Agreement).

     Section 8.4 Amendment. This Agreement may be amended by the parties in writing by action of their respective Boards of Directors at any time before or after the Ocwen Shareholder Approval is obtained and prior to the filing of the Articles of Merger with the State Corporation Commission of the Commonwealth of Virginia; provided, however, that, after the Ocwen Shareholder Approval is obtained, no such amendment, modification or supplement shall alter the amount or change the form of the consideration to be delivered to Ocwen's shareholders.

     Section 8.5 Extension; Waiver. At any time prior to the Effective Time, each of Ocwen and the Purchaser may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   Article IX

                               GENERAL PROVISIONS

     Section 9.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     Section 9.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

          (a) if to the Purchaser or Acquisition Sub, to:

             Ocwen Financial Corporation
             1675 Palm Beach Lakes Boulevard
             West Palm Beach, Florida 33401
             Attn: Secretary
             Fax: (561) 682-8177

          with a copy to:

             Sidley & Austin
             One First National Plaza
             Chicago, IL 60603
             Attn: Dennis V. Osimitz, Esq.
             Fax: (312) 853-7036

          (b) if to Ocwen, to:

             Special Committee of Ocwen Asset Investment Corp.
             c/o Secretary, Ocwen Asset Investment Corp.
             West Palm Beach, Florida 33401
             Fax: (561) 682-8177

          with a copy to:

               McGuire, Woods, Battle & Boothe LLP
               Washington Square, Suite 1200
               1050 Connecticut Avenue, N.W.
               Washington, D.C. 20036
               Attention: William G. Miller, Esq.
               Fax: (202) 828-2983

     Section 9.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 9.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements entered into in connection with the transactions contemplated hereby (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and, (b) except for the provisions of Article II and Section 5.7 are not intended to confer upon any person other than the parties hereto any rights or remedies.

     Section 9.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     Section 9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Notwithstanding anything to the contrary herein, at the election of Purchaser, any direct or indirect wholly owned Purchaser Subsidiary may be substituted for Acquisition Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to Purchaser and Ocwen, in order to reflect such substitution.

     Section 9.8 Enforcement. Each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the Commonwealth of Virginia or any Virginia state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     Section 9.9 Incorporation. The Ocwen Disclosure Letter and the Purchaser Disclosure Letter and all Exhibits attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     Section 9.10 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the constituent corporations in the Merger, or (b) otherwise to carry out the purpose of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations in the Merger, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either such constituent corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such constituent corporation and otherwise to carry out the purposes of this Agreement.

                                   Article X

                              CERTAIN DEFINITIONS

     Section 10.1 Certain Definitions.  For purposes of this Agreement:

     An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

     "Ocwen Disclosure Letter" means the letter dated July 25, 1999 previously delivered to the Purchaser by Ocwen disclosing certain information in connection with this Agreement.

     "Purchaser Disclosure Letter" means the letter dated July 25, 1999 previously delivered to Ocwen by the Purchaser disclosing certain information in connection with this Agreement.

     "Knowledge" where used herein with respect to either Ocwen or Purchaser shall mean the actual knowledge of any of their respective directors or officers. "Knowledge" shall not include the "constructive" or deemed knowledge of any such persons, or the existence of facts or circumstances which might constitute "reason to know" by such person or which might lead to the conclusion that such person "should have known" unless, in any such case, such person has actual knowledge of the matter in question.

     "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Purchaser, Acquisition Sub and Ocwen have caused this Agreement to be signed by their respective persons thereunto duly authorized, all as of the date first written above.

                                          OCWEN FINANCIAL CORPORATION

                                          By: /s/ William C. Erbey
                                             -----------------------------------
                                          Name: William C. Erbey
                                               ---------------------------------
                                          Title: Chairman and Chief Executive
                                                 Officer
                                              ----------------------------------

                                          OCWEN ASSET INVESTMENT CORP.

                                          By: /s/ Peter M. Small
                                             -----------------------------------
                                          Name: Peter M. Small
                                               ---------------------------------
                                          Title: Director
                                              ----------------------------------

                                          OCWEN ACQUISITION COMPANY

                                          By: /s/ William C. Erbey
                                             -----------------------------------
                                          Name: William C. Erbey
                                               ---------------------------------
                                          Title: Chairman and Chief Executive
                                                 Officer
                                              ----------------------------------

                                                                        ANNEX II



                                 PLAN OF MERGER



     PLAN OF MERGER (this "Plan") of Ocwen Financial Corporation, a Florida corporation (the "Purchaser"), Ocwen Asset Investment Corp., a Virginia corporation ("Ocwen"), and Ocwen Acquisition Company, a Virginia corporation ("Acquisition Sub").



                                   ARTICLE I


                                  DEFINITIONS



     "Acquisition Common Shares" means the common stock, par value $0.01 per share, of Acquisition Sub.



     "Closing Date" means the Closing Date of the Merger as set forth in the Merger Agreement.



     "Code" means the Internal Revenue Code of 1986, as amended.



     "Merger Agreement" means the Agreement of Merger, dated as of July 25, 1999, by and among Purchaser, Ocwen and Acquisition Sub.



     "Ocwen Common Share(s)" means the common stock, par value $0.01 per share, of Ocwen.



     "Ocwen Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Ocwen (either directly or through or together with another Ocwen Subsidiary) owns 50% or more of the capital stock or other equity interests of such entity.



     "Purchaser Common Share(s)" means the common stock, par value $.01 per share, of Purchaser.



     "Purchaser Subsidiary" means any corporation, including Acquisition Sub, partnership, limited liability company, joint venture or other legal entity of which Purchaser (either directly or through or together with another Purchaser Subsidiary) owns 50% or more of the capital stock or other equity interests of such entity.



     "VSCA" means the Virginia Stock Corporation Act.



                                   ARTICLE II


                              TERMS OF THE MERGER



     Section 2.1 The Merger. The names of the corporations to be merged are Ocwen Acquisition Company ("Acquisition Sub") and Ocwen Asset Investment Corp. ("Ocwen"). At the Effective Time, Acquisition Sub shall merge with and into Ocwen (the "Merger"), the separate corporate existence of Acquisition Sub shall cease and Ocwen shall survive and continue to exist as a Virginia corporation (Ocwen, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving

Corporation") in accordance with the VSCA, and Ocwen shall succeed to and assume all the rights and obligations of Acquisition Sub in accordance with the VSCA.



     Section 2.2 Effect of the Merger. The Merger shall become effective upon the occurrence of the filing in the office of the Virginia State Corporation Commission (the "Corporation Commission") of articles of merger in accordance with Section 13.1-720 of the VSCA and the issuance of a certificate of merger by the Corporation Commission under the VSCA or at such later date and time as may be set forth in such articles of merger (the time and the day the Merger becomes effective being, respectively, the "Effective Time" and the "Effective Date"). The Merger shall have the effects prescribed in the VSCA.



     Section 2.3 Articles. The Articles of Incorporation of Acquisition Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation immediately after the Merger. A copy of such Articles is attached hereto as Exhibit A. The By-Laws of Acquisition Sub in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation immediately after the Merger.



     Section 2.4 Directors and Officers. The directors and officers of Ocwen immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation immediately after the Effective Time, until such time as their successors shall be duly elected and qualified.



                                  ARTICLE III


                     MANNER AND BASIS OF CONVERTING SHARES



     Section 3.1 Merger Consideration. At the Effective Time, automatically by virtue of the Merger and without any action on the part of any person:



          (a) Outstanding Ocwen Common Shares.  Subject to the provisions of
     Section 3.2, each Ocwen Common Share issued and outstanding immediately prior to the Effective Time (excluding Ocwen Common Shares owned by any wholly owned Ocwen Subsidiary and any Ocwen Common Shares owned by Purchaser or by any wholly owned Purchaser Subsidiary) shall be converted into the right to receive from Purchaser 0.71 (the "Conversion Number") Purchaser Common Shares (the "Merger Consideration") upon surrender of the certificate formerly representing such Ocwen Common Share.



          If the Average Closing Price (as defined below) of Purchaser Common Shares shall be $6.80 or less, Ocwen may terminate the Merger Agreement, by action of its Board of Directors, at any time during the five-day period preceding the fifth day before the Closing Date; provided, however, that during the five-day period following the provision by Ocwen of written notice of termination to Purchaser, Purchaser shall have the option of postponing the Closing Date for 15 trading days, during the first 10 trading days of which a new Average Closing Price of Purchaser Common Shares shall be determined based on the closing sales price of Purchaser Common Shares as reported on the consolidated tape on the New York Stock Exchange (the "NYSE") for each of such 10 trading days (the "Adjusted Average Closing Price"). If the Adjusted Average Closing Price is more than $6.80, no termination shall be deemed to have occurred and the Merger Agreement and this Plan of Merger shall remain in full force and effect in accordance with their terms. If the Adjusted Average Closing

     Price is $6.80 or less, Purchaser shall have the option of increasing the consideration to be received by holders of Ocwen Common Shares by adjusting the Conversion Number to equal a number equal to the quotient obtained by dividing $4.83 by the Adjusted Average Closing Price, in which case Purchaser shall give prompt written notice to Ocwen of such election and the revised Conversion Number and no termination shall be deemed to have occurred and the Merger Agreement and this Plan shall continue in full force and effect in accordance with their terms (except as the Conversion Number shall have been so modified and any reference herein or therein to "Conversion Number" shall thereafter be deemed to refer to the Conversion Number as so adjusted). In no event shall the modified Conversion Number be less than 0.71 shares of Purchaser Common Shares for each Ocwen Common Share. "Average Closing Price" means the mean of the closing sales price of Purchaser Common Shares as reported on the consolidated tape on the NYSE for each of the 10 trading days ending on the 10th day prior to the Closing Date.



          (b) Outstanding Acquisition Sub Common Shares. Each Acquisition Sub Common Share issued and outstanding immediately prior to the Effective Time shall be converted into one Common Share of the Surviving Corporation.



          (c) Other Shares. Each Ocwen Common Share owned by any wholly owned Ocwen Subsidiary or by Purchaser or any wholly owned Purchaser Subsidiary immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.



     Section 3.2 Fractional Shares. No fraction of a share of Purchaser Common Shares shall be issued in the Merger, and any holder otherwise entitled to receive a fractional share of Purchaser Common Shares shall not be entitled through such fractional share interest to any dividend, voting or other rights of a holder of Purchaser Common Shares. In lieu of any such fractional shares, each holder who would otherwise be entitled to receive shares of Purchaser Common Shares in the Merger, shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (x) the per share closing price on the NYSE of Purchaser Common Shares (as reported by the NYSE Composite Transactions) on the date of the Effective Time (or if the Purchaser Common Shares do not trade on the NYSE on such date, the first date of trading of Purchaser Common Shares on the NYSE after the Effective Time) by (y) the fractional interest in Purchaser Common Shares to which such holder would otherwise be entitled (after taking into account all Ocwen Common Shares then held of record by such holder).



     Section 3.3 Exchange Procedures. (a) Prior to the Effective Time, Purchaser shall designate a bank or trust company to act as agent for the holders of Ocwen Common Shares in connection with the Merger (the "Exchange Agent") to receive the Merger Consideration to which holders of Ocwen Common Shares shall become entitled pursuant to Section 3.1. At the Effective Time, Purchaser will provide to the Exchange Agent sufficient Purchaser Common Shares issuable in exchange for the Ocwen Common Shares pursuant to Section 3.3(b).



     (b) Promptly after the Effective Time, Purchaser shall cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Ocwen Common Shares (the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for issuance of the Merger Consideration therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Ocwen Common Share formerly represented by such Certificate, and such Certificate shall then be cancelled. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Merger Consideration payable upon the surrender of the Certificates. If the Merger Consideration is to be issued to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of issuance that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the issuance of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of Surviving Corporation that such tax either has been paid or is not applicable.



     (c) At the Effective Time, the stock transfer books of Ocwen shall be closed and thereafter there shall be no further registration of transfers of Ocwen Common Shares on the records of Ocwen. From and after the Effective Time, the holders of Certificates evidencing ownership of Ocwen Common Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Ocwen Common Shares except as otherwise provided for herein, in the Merger Agreement or by applicable law.



     (d) Notwithstanding the foregoing, none of the Exchange Agent, Acquisition Sub, Purchaser or Ocwen shall be liable to any former holder of Ocwen Common Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.



     (e) All Merger Consideration issued upon exchange of Ocwen Common Shares in accordance with the terms of this Plan of Merger and the Merger Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to the Ocwen Common Shares, subject, however, to the obligation of the Surviving Corporation to pay, without interest and no later than December 31, 1999, any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Ocwen on such shares in accordance with the terms of the Merger Agreement or prior to the date of the Merger Agreement and which remain unpaid at the Effective Time and have not been paid prior to such exchange.



     (f) Any portion of the Merger Consideration that remains unclaimed by the stockholders of Ocwen for twelve months after the Effective Time shall be redelivered by the Exchange Agent to Purchaser, upon demand. Any holders of Ocwen Common Shares which have not been exchanged as contemplated by this
Section 3.3(f) shall thereafter look only to Purchaser for delivery of the Merger Consideration, subject to applicable abandoned property, escheat and other similar laws.



     (g) Purchaser or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Plan to any holder of certificates formerly representing Ocwen Common Shares such amounts as Purchaser or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Purchaser or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Plan as having been paid to the holder of certificates formerly representing Ocwen Common Shares in respect of which such deduction and withholding was made by Purchaser or the Exchange Agent.



                                   ARTICLE IV


                    CONDITIONS TO THE MERGER AND TERMINATION



     Section 4.1 Consummation of the Merger is subject to satisfaction or waiver of the conditions set forth in Article VI of the Merger Agreement.



     Section 4.2 This Plan may be terminated prior to the Effective Time as provided in Article VIII of the Merger Agreement. This Plan may be amended prior to the Effective Time by the Boards of Directors of Ocwen, Purchaser and Acquisition Sub, subject to the provisions of the Merger Agreement and the VSCA.

                                                                       EXHIBIT A

                           ARTICLES OF INCORPORATION
                                       OF
                           OCWEN ACQUISITION COMPANY

     The undersigned, being an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation authorized by law to issue shares, pursuant to the provisions of the Virginia Stock Corporation Act, Chapter 9 of Title 13.1 of the Code of Virginia.

     FIRST: The name of this Corporation shall be as follows:

                  Ocwen Acquisition Company

     SECOND: The number of shares which the Corporation is authorized to issue is 1,000, all of which are of a par value of $.01 each and are of the same class and are to be common shares.

     THIRD: The post office address with street and number of the initial registered office of the Corporation in the Commonwealth of Virginia is c/o McSweeney Burtch & Crump, P.C., 11 South 12th Street, Richmond, Virginia 23219. The county or city in the Commonwealth of Virginia in which the said registered office of the corporation is located is the City of Richmond. The name of the initial registered agent of the corporation at the said registered office is Beverley L. Crump. The said initial registered agent meets the requirements of
Section 13.1-619 of the Virginia Stock Corporation Act, inasmuch as she is a resident of the Commonwealth of Virginia and a member of the Virginia State Bar. The business office of the said registered agent of the Corporation is identical with the said registered office of the Corporation.

     FOURTH: No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued if the same have been reacquired and if their reissue is not prohibited, and any and all of such rights and options may be granted by the Board of Directors to such individuals and entities, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

     FIFTH: The purposes for which the Corporation is organized are as follows:

          To transact any or all lawful business for which corporations may be incorporated under the provisions of the Virginia Stock Corporation Act.

     SIXTH: The name and the address of the individual who is to serve as the initial director of the corporation is:

                       NAME                                               ADDRESS
                       ----                                               -------
                 William C. Erbey                               1675 Palm Beach Lakes Blvd.
                                                                 West Palm Beach, FL 33401

     SEVENTH: The Corporation shall, to the fullest extent permitted by the provisions of the Virginia Stock Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     EIGHTH: The duration of the Corporation shall be perpetual.

     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 15th day of July, 1999.

                                          /s/ TIMOTHY J. REYNOLDS
                                          --------------------------------------
                                          Timothy J. Reynolds, Sole Incorporator

                                                                       ANNEX III

                           MORGAN STANLEY DEAN WITTER
                                 1585 BROADWAY
                               NEW YORK, NY 10036
                                 (212) 761-4000

                                 July 25, 1999

Board of Directors
Ocwen Financial Corporation
1675 Palm Beach Lakes Blvd.
West Palm Beach, FL 33401

Members of the Board:

     We understand that Ocwen Asset Investment Corp ("OAC"), Ocwen Financial Corporation ("Ocwen Financial") and Ocwen Acquisition Sub, a wholly owned subsidiary of Ocwen Financial ("Acquisition Sub") propose to enter into an Agreement and Plan of Merger, dated as of July 25, 1999 (the "Merger Agreement") which provides, among other things, for the merger of Acquisition Sub with and into OAC and OAC will be the surviving corporation. Pursuant to the Merger, each issued and outstanding share of common stock, par value $.01 per share, of OAC (the "OAC Common Stock"), other than shares held in treasury or held by Ocwen Financial or any wholly owned subsidiary of Ocwen Financial, will be converted into the right to receive 0.71 (the "Exchange Ratio") shares of common stock, par value $.01 per share, of Ocwen Financial (the "Ocwen Financial Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Ocwen Financial.

     For purposes of the opinion set forth herein, we have:

          (i) reviewed certain publicly available financial statements and other information of OAC and Ocwen Financial, respectively;

          (ii) reviewed certain internal financial information including near-term budgets and other financial and operating data concerning OAC and Ocwen Financial prepared by the managements of OAC and Ocwen Financial, respectively;

          (iii) reviewed and discussed certain assets of OAC and Ocwen Financial, including securities, loans and real property and the past and current operations and financial condition and the prospects of OAC and Ocwen Financial with senior executives of OAC and Ocwen Financial, respectively;

          (iv) reviewed the reported prices and trading activity for the OAC Common Stock and the Ocwen Financial Common Stock;

          (v) compared the financial performance of OAC and Ocwen Financial and the prices and trading activity of the OAC Common Stock and the Ocwen Financial Common Stock with that of certain other comparable publicly-traded companies and their securities;

          (vi) analyzed the pro forma impact of the Merger on the combined Company's earnings per share, consolidated capitalization and financial ratios;

          (vii) reviewed and discussed with the management of Ocwen Financial the benefits of repositioning the assets of OAC;

          (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions;

          (ix) participated in discussions and negotiations among representatives of OAC and Ocwen Financial and their financial and legal advisors;

          (x) reviewed the Merger Agreement and certain related documents; and

          (xi) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the near-term budgets, including the benefits expected to result from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of OAC and Ocwen Financial. We have not made any independent valuation or appraisal of the assets or liabilities of OAC and Ocwen Financial, nor have we been furnished with any such appraisals and we have not examined any individual loan files of OAC or Ocwen Financial. In addition, we have assumed the Merger will be consummated in accordance with the terms and conditions set forth in the Merger Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have acted as financial advisor to the Board of Directors of Ocwen Financial in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Ocwen Financial and OAC and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of Ocwen Financial. This opinion may be included in its entirety in any filing with the Securities and Exchange Commission in connection with the Merger. In addition, Morgan Stanley expresses no opinion or recommendation as to how the holders of Ocwen Financial Common Stock should vote at the shareholders' meeting in connection with the Merger.

     Based on the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Ocwen Financial.

                                     Very truly yours,

                                     MORGAN STANLEY & CO. INCORPORATED

                                     By: /s/ KRISTEN S. HUNTLEY
                                         -----------------------------
                                         Kristen S. Huntley
                                         Managing Director

                                                                        ANNEX IV

                            PAINEWEBBER INCORPORATED
                          1285 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10019
                                 (212) 713-2000

                                 July 25, 1999

Board of Directors
Ocwen Asset Investment Corp.
1675 Palm Beach Lakes Blvd.
The Forum, Suite 1000
West Palm Beach, FL 33401

Gentlemen:

     Ocwen Asset Investment Corp. (the "Company") and Ocwen Financial Corporation (the "Acquiring Company") propose to enter into an agreement (the "Agreement") pursuant to which the Company will be merged with the Acquiring Company or a wholly-owned subsidiary of the Acquiring Company in a transaction (the "Merger") in which each share of the Company's common stock, par value $0.01 per share (the "Shares"), will be converted into the right to receive 0.71 shares of the Acquiring Company's common stock, par value $0.01 per share (the "Merger Consideration"). The Merger is expected to be considered by the shareholders of the Company at a special meeting and consummated shortly thereafter.

     You have asked us whether or not, in our opinion, the proposed Merger Consideration to be received by the shareholders of the Company other than the Acquiring Company pursuant to the Merger is fair to such shareholders from a financial point of view.

     In arriving at the opinion set forth below, we have, among other things:

          (1) Reviewed the Company's Annual Reports, Forms 10-K and related financial information for the fiscal years ended December 31, 1998 and December 31, 1997 and the Company's Form 10-Q and the related unaudited financial information for the three months ended March 31, 1999;

          (2) Reviewed the Acquiring Company's Annual Reports, Forms 10-K and related financial information for the fiscal years ended December 31, 1998 and December 31, 1997 and the Acquiring Company's Form 10-Q and the related unaudited financial information for the three months ended March 31, 1999;

          (3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company and the Acquiring Company, furnished to us by the Company and the Acquiring Company, respectively; Conducted discussions with members of senior management of the Company and the Acquiring Company concerning their respective businesses and prospects;

Board of Directors
Ocwen Asset Investment Corp.
July 25, 1999
Page 2

          (4) Reviewed the historical market prices and trading activity for the Shares and the Acquiring Company's common stock and compared them with that of certain publicly traded companies which we deemed to be relevant;

          (5) Compared the financial performance and results of operations of the Company and the Acquiring Company with that of certain companies which we deemed to be relevant;

          (6) Considered the pro forma effect of the Merger on the Acquiring Company's earnings and book value per share;

          (7) Reviewed a draft of the Agreement dated July 25, 1999; and

          (8) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have relied on the accuracy and completeness of all information publicly available, supplied or otherwise communicated to us by the Company and the Acquiring Company, and we have not assumed any responsibility to independently verify such information. With respect to the financial forecasts examined by us, we have assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company and the Acquiring Company as to the future performance of the Company and the Acquiring Company, respectively. We have also relied upon assurances of the management of the Company and the Acquiring Company, that they are unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We have also assumed with your consent, that (i) the Merger will be accounted for under the purchase method of accounting, (ii) the Merger will not be a tax free reorganization and (iii) any material liabilities (contingent or otherwise, known or unknown) of the Company and the Acquiring Company are as set forth in the consolidated financial statements of the Company and the Acquiring Company, respectively. This opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote on the Merger. This opinion does not address the relative merits of the Merger and any other transactions or business strategies discussed by the Board of Directors of the Company or the Special Committee of the Board of Directors of the Company as alternatives to the Merger or the decision of the Board of Directors of the Company to proceed with the Merger. No opinion is expressed herein as to the price at which the securities to be issued in the Merger to the shareholders of the Company may trade at any time. Our opinion is based on economic, monetary and market conditions existing on the date hereof.

     In the ordinary course of business, PaineWebber Incorporated may trade in the securities of the Company and the Acquiring Company for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities.

     PaineWebber Incorporated is currently acting as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Merger and will be receiving a fee in connection with the rendering of this opinion and upon consummation of the Merger.

     On the basis of, and subject to the foregoing, we are of the opinion that the proposed Merger Consideration to be received by the shareholders of the Company other than the

Board of Directors
Ocwen Asset Investment Corp.
July 25, 1999
Page 3

Acquiring Company pursuant to the Merger is fair to such shareholders from a financial point of view.

     This opinion has been prepared for the information of the Board of Directors of the Company in connection with the Merger and shall not be reproduced, summarized, described or referred to, provided to any person or otherwise made public or used for any other purpose without the prior written consent of PaineWebber Incorporated, provided, however, that this letter may be reproduced in full in the Proxy Statement related to the Merger.

                                              Very truly yours,

                                               /s/ PAINEWEBBER INCORPORATED

                                              PAINEWEBBER INCORPORATED

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article V of the Registrant's Articles of Incorporation provides as follows:

          This corporation shall, to the fullest extent permitted by the provisions of Fla. Stat. Section 607.0850, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Section 607.0850 of the Florida Business Corporation Act provides as follows:

          (1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          (2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          (3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

          (4) Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

             (a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

             (b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

             (c) By independent legal counsel:

                  1. Selected by the board of directors prescribed in paragraph
             (a) or the committee prescribed in paragraph (b); or

                  2. If a quorum of the directors cannot be obtained for
             paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

             (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

          (5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

          (6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

          (7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

             (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

             (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

             (c) In the case of a director, a circumstance under which the liability provisions of (S)607.0834 are applicable; or

             (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

          (8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

          (9) Unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

             (a) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

             (b) The director, officer, employee or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or

             (c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

          (10) For purposes of this section, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

          (11) For purposes of this section:

             (a) The term "other enterprises" includes employee benefit plans;

             (b) The term "expenses" includes counsel fees, including those for appeal;

             (c) The term "liability" includes obligations to pay for a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

             (d) The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

             (e) The term "agent" includes a volunteer;

             (f) The term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

             (g) The term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

          (12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this section.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following is a list of Exhibits included as part of this Registration Statement. The Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.


  *2.1  Agreement of Merger, dated as of July 25, 1999, among Ocwen
        Financial Corporation, Ocwen Acquisition Company and Ocwen
        Asset Investment Corp. (included as Annex I to the Joint
        Proxy Statement/Prospectus).
 **2.2  Plan of Merger among Ocwen Financial Corporation, Ocwen
        Acquisition Company and Ocwen Asset Investment Corp.
        (included as Annex II to the Joint Proxy
        Statement/Prospectus).

   4.1  The Amended and Restated Articles of Incorporation of Ocwen
        Financial (incorporated by reference to the similarly-described exhibit filed in connection with Ocwen
        Financial's Registration Statement on Form S-1, File No.
        333-5153, declared effective by the SEC on September 25,
        1996).
   4.2  By-laws, as amended and restated, of the Registrant
        (incorporated by reference to the similarly-described exhibit filed in connection with Ocwen Financial's Annual
        Report on Form 10-K for the year ended December 31, 1998).
   4.3  Form of certificate of Common Stock of Ocwen Financial
        (incorporated by reference to the similarly- described exhibit filed in connection with Ocwen Financial's
        Registration Statement on Form S-1, File No. 333-5153, declared effective by the SEC on September 25, 1996).
   4.4 The instruments defining the rights of holders of long-term debt securities of Ocwen Financial and its subsidiaries are omitted pursuant to item 601(b)(4)(iii)(A) of Regulation
        S-K. Ocwen Financial hereby agrees to furnish copies of these instrument to the SEC upon request.
 **5.1  Opinion of Trini L. Donato, Deputy General Counsel of Ocwen
        Financial, as to the legality of the securities being registered.
 **8.1 Opinion of Sidley & Austin as to the United States federal income tax consequences of the Merger.
**23.1  Consent of PricewaterhouseCoopers LLP.
**23.2  Consent of PricewaterhouseCoopers LLP.
 *23.3  Consent of Morgan Stanley & Co. Incorporated.
 *23.4  Consent of PaineWebber Incorporated.
**23.5  Consent of Trini L. Donato (included in Exhibit 5.1 to this
        Registration Statement).
**23.6  Consent of Sidley & Austin (included in Exhibit 8.1 to this
        Registration Statement).
 *24.1  Powers of Attorney.
**99.1  Form of proxy card to be mailed to shareholders of Ocwen
        Financial.
**99.2  Form of proxy card to be mailed to shareholders of OAC.


-------------------------


 *  Previously filed.



**  Filed herewith.


     (b) Not applicable.

     (c) The opinions of Morgan Stanley & Co. Incorporated and PaineWebber, Incorporated (included as Annexes III and IV, respectively, to the Joint Proxy Statement/Prospectus).

ITEM 22.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the Joint Proxy Statement/Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such requests, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the requests.

     (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on August 26, 1999.


                                          OCWEN FINANCIAL CORPORATION

                                          By: /s/ WILLIAM C. ERBEY
                                            ------------------------------------
                                              William C. Erbey
                                              Chairman and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                       NAME                                      TITLE                     DATE
                       ----                                      -----                     ----

               /s/ WILLIAM C. ERBEY                  Chairman and Chief Executive     August 26, 1999
---------------------------------------------------    Officer (Principal
                 William C. Erbey                      Executive Officer)

                         *                           Director                         August 26, 1999
---------------------------------------------------
               Hon. Thomas F. Lewis

                         *                           Director                         August 26, 1999
---------------------------------------------------
                   W. C. Martin

                         *                           Director                         August 26, 1999
---------------------------------------------------
                  Howard H. Simon

                         *                           Director                         August 26, 1999
---------------------------------------------------
                   Barry N. Wish

                /s/ MARK S. ZEIDMAN                  Senior Vice President and        August 26, 1999
---------------------------------------------------    Chief Financial Officer
                  Mark S. Zeidman                      (Principal Financial and
                                                       Accounting Officer)

             *By: /s/ WILLIAM C. ERBEY
  ----------------------------------------------
                 William C. Erbey
                 Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
-------
  *2.1   Agreement of Merger, dated as of July 25, 1999, among Ocwen
         Financial Corporation, Ocwen Acquisition Company and Ocwen
         Asset Investment Corp. (included as Annex I to the Joint
         Proxy Statement/Prospectus).
 **2.2   Plan of Merger among Ocwen Financial Corporation, Ocwen
         Acquisition Company and Ocwen Asset Investment Corp.
         (included as Annex II to the Joint Proxy
         Statement/Prospectus).
   4.1   The Amended and Restated Articles of Incorporation of Ocwen
         Financial (incorporated by reference to the
         similarly-described exhibit filed in connection with Ocwen
         Financial's Registration Statement on Form S-1, File No.
         333-5153, declared effective by the SEC on September 25,
         1996).
   4.2   By-laws, as amended and restated, of Ocwen Financial
         (incorporated by reference to the similarly-described
         exhibit filed in connection with Ocwen Financial's Annual
         Report on Form 10-K for the year ended December 31, 1998).
   4.3   Form of certificate of Common Stock of Ocwen Financial
         (incorporated by reference to the similarly-described
         exhibit filed in connection with Ocwen Financial's
         Registration Statement on Form S-1, File No. 333-5153,
         declared effective by the SEC on September 25, 1996).
   4.4   The instruments defining the rights of holders of long-term debt securities of Ocwen Financial and its subsidiaries are omitted pursuant to item 601(b)(4)(iii)(A) of Regulation
         S-K. Ocwen Financial hereby agrees to furnish copies of
         these instrument to the SEC upon request.
 **5.1   Opinion of Trini L. Donato, Deputy General Counsel of Ocwen
         Financial, as to the legality of the securities being
         registered.
 **8.1   Opinion of Sidley & Austin as to the United States federal income tax consequences of the Merger.
**23.1   Consent of PricewaterhouseCoopers LLP.
**23.2   Consent of PricewaterhouseCoopers LLP.
 *23.3   Consent of Morgan Stanley & Co. Incorporated.
 *23.4   Consent of PaineWebber Incorporated.
**23.5   Consent of Trini L. Donato (included in Exhibit 5.1 to this
         Registration Statement).
**23.6   Consent of Sidley & Austin (included in Exhibit 8.1 to this
         Registration Statement).
 *24.1   Powers of Attorney.
**99.1   Form of proxy card to be mailed to shareholders of Ocwen
         Financial.
**99.2   Form of proxy card to be mailed to shareholders of OAC.


-------------------------


      *  Previously filed



     **  Filed herewith